As filed with the Securities and Exchange Commission on December 23, 2008
Registration No.	333-
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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

MORGAN STANLEY	DELAWARE	36-3145972
MORGAN STANLEY CAPITAL TRUST III	DELAWARE	13-7303060
MORGAN STANLEY CAPITAL TRUST IV	DELAWARE	13-7303058
MORGAN STANLEY CAPITAL TRUST V	DELAWARE	13-7303059
MORGAN STANLEY CAPITAL TRUST VI	DELAWARE	13-7308501
MORGAN STANLEY CAPITAL TRUST VII	DELAWARE	13-7308503
MORGAN STANLEY CAPITAL TRUST VIII	DELAWARE	20-1390869
MORGAN STANLEY CAPITAL TRUST IX	DELAWARE	20-1391139
MORGAN STANLEY CAPITAL TRUST X	DELAWARE	20-1391361
MORGAN STANLEY CAPITAL TRUST XI	DELAWARE	26-6682077
MORGAN STANLEY CAPITAL TRUST XII	DELAWARE	26-6682108
MORGAN STANLEY CAPITAL TRUST XIII	DELAWARE	26-6682125
(Exact name of each Registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1585 Broadway
New York, New York 10036
(212) 761-4000
(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

Martin M. Cohen, Esq.
Counsel and
Assistant Secretary
Morgan Stanley
1585 Broadway
New York, New York 10036
(212) 761-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:
Jeffrey Small, Esq. John M. Brandow, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017	Joseph W. Armbrust, Esq. Michael T. Kohler, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per security	Proposed maximum aggregate offering price	Amount of registration fee
Morgan Stanley Debt Securities (2)
Morgan Stanley Warrants (3)
Morgan Stanley Preferred Stock (4)
Morgan Stanley Depositary Shares (5)
Morgan Stanley Common Stock (6)
Morgan Stanley Purchase Contracts (7)	(1)	(1)	(1)
Morgan Stanley Units (8)	(11)			(13)
Morgan Stanley Capital Trust III Capital Securities (9)
Morgan Stanley Capital Trust IV Capital Securities (9)
Morgan Stanley Capital Trust V Capital Securities (9)
Morgan Stanley Capital Trust VI Capital Securities (9)
Morgan Stanley Capital Trust VII Capital Securities (9)
Morgan Stanley Capital Trust VIII Capital Securities (9)
Morgan Stanley Capital Trust IX Capital Securities (10)
Morgan Stanley Capital Trust X Capital Securities (10)
Morgan Stanley Capital Trust XI Capital Securities (10)
Morgan Stanley Capital Trust XII Capital Securities (10)
Morgan Stanley Capital Trust XIII Capital Securities (10)
Guarantees of Morgan Stanley with respect to Capital Securities (12)

(1)	Not applicable pursuant to Form S-3 General Instruction II(E).

(2)	There is being registered hereby such indeterminate principal amount of Debt Securities as may from time to time be issued at indeterminate prices.

(3)
There is being registered hereby such indeterminate number of Warrants as may from time to time be issued at indeterminate prices. Such Warrants may be issued together with any Debt Securities, Purchase Contracts, Preferred Stock or Common Stock or any combination of such securities. Warrants may be exercised to purchase or sell (i) securities issued by Morgan Stanley or by an entity affiliated or not affiliated with Morgan Stanley, a basket of such securities, an index or indices of such securities or any other property, (ii) currencies, (iii) commodities, (iv) any other property or (v) any combination of the foregoing.

(4)
There is being registered hereby such indeterminate number of shares of Preferred Stock as may from time to time be issued at indeterminate prices.  There is also being registered hereby such indeterminate number of shares of Preferred Stock as may from time to time be issued upon conversion, exercise or exchange of Debt Securities, Warrants or Purchase Contracts registered hereby.

(5)
There is being registered hereby such indeterminate number of Depositary Shares as may from time to time be issued in the event that Morgan Stanley elects to offer fractional or multiple interests in shares of the Preferred Stock registered hereby.

(6)
There is being registered hereby such indeterminate number of shares of Common Stock as may from time to time be issued at indeterminate prices.  There is also being registered hereby such indeterminate number of shares of Common Stock as may from time to time be issued upon conversion, exercise or exchange of Debt Securities, Preferred Stock, Warrants or Purchase Contracts registered hereby.

(7)
There is being registered hereby such indeterminate number of Purchase Contracts as may from time to time be issued at indeterminate prices.  Such Purchase Contracts may be issued together with any Debt Securities, Warrants, Preferred Stock or Common Stock or any combination of such securities.  Purchase Contracts may require the holders thereof to purchase or sell (i) securities issued by Morgan Stanley or by an entity affiliated or not affiliated with Morgan Stanley, a basket of such securities, an index or indices of such securities or any other property, (ii) currencies, (iii) commodities, (iv) any other property or (v) any combination of the foregoing.

(8)
There is being registered hereby such indeterminate number of Units as may from time to time be issued at indeterminate prices. Units may consist of one or more Warrants, Purchase Contracts, shares of Preferred Stock, shares of Common Stock and Debt Securities issued by Morgan Stanley, debt obligations or other securities of an entity affiliated or not affiliated with Morgan Stanley or other property, or any combination of such securities.

(9)
This Registration Statement also relates to offers and sales of Capital Securities of Morgan Stanley Capital Trust III, Morgan Stanley Capital Trust IV, Morgan Stanley Capital Trust V, Morgan Stanley Capital Trust VI, Morgan Stanley Capital Trust VII and Morgan Stanley Capital Trust VIII (collectively, the “Prior Morgan Stanley Capital Trusts”) in connection with market-making transactions by and through affiliates of the Registrants (subject to obtaining any necessary approval of the New York Stock Exchange, Inc.).  Although the Capital Securities of the Prior Morgan Stanley Capital Trusts were initially registered, and were initially offered and sold, under registration statements previously filed by the Registrants, all such market-making transactions after the effectiveness of this Registration Statement shall be pursuant to this Registration Statement.

(10)
There is being registered hereby such indeterminate number of Capital Securities of Morgan Stanley Capital Trust IX, Morgan Stanley Capital Trust X, Morgan Stanley Capital Trust XI, Morgan Stanley Capital Trust XII and Morgan Stanley Capital Trust XIII (collectively, the “Morgan Stanley Capital Trusts”) as may from time to time be issued by the Morgan Stanley Capital Trusts at indeterminate prices and such indeterminate principal amount of Debt Securities as may be issued and sold by Morgan Stanley to any of the Morgan Stanley Capital Trusts in connection with the issuances of the Capital Securities, in which event such Debt Securities may later be distributed for no additional consideration to the holders of the Capital Securities of such Morgan Stanley Capital Trusts upon a dissolution of such Morgan Stanley Capital Trusts and the distribution of the assets thereof.

(11)
This Registration Statement also relates to offers and sales of Debt Securities, Warrants, Preferred Stock, Depositary Shares, Common Stock, Purchase Contracts, Units and Capital Securities (collectively, “Securities”) in connection with market-making transactions by and through affiliates of the Registrants (subject, with respect to Preferred Stock, Depositary Shares, Common Stock and Capital Securities, to obtaining any necessary approval of the New York Stock Exchange, Inc. in connection with market-making transactions by and through Morgan Stanley & Co. Incorporated). These Securities consist of an indeterminate amount of the Securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of the Securities that were initially registered, and were initially offered and sold, under registration statements previously filed by the Registrants. All such market-making reoffers and resales of these Securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement.

(12)	No additional consideration will be received for the Morgan Stanley Guarantees with respect to the Capital Securities.

(13)	Deferred in reliance upon Rule 456(b) and Rule 457(r).

EXPLANATORY NOTE

This Registration Statement contains:

•
a prospectus to be used by Morgan Stanley in connection with offerings of its debt securities, units, warrants, purchase contracts, preferred stock and common stock at unspecified aggregate initial public offering prices;

•	a prospectus to be used in connection with offerings of:

o
the capital securities of Morgan Stanley Capital Trust IX, Morgan Stanley Capital Trust X, Morgan Stanley Capital Trust XI, Morgan Stanley Capital Trust XII and Morgan Stanley Capital Trust XIII (the “Capital Securities”);

o	the junior subordinated debentures of Morgan Stanley; and

o	the guarantees of Morgan Stanley of the Capital Securities,

in each case, at unspecified aggregate initial public offering prices; and

•
each of the two prospectuses may be used in market-making transactions from time to time in (1) the securities described above after they are initially offered and sold and (2) in securities of one or more of the same classes that were initially registered under registration statements previously filed by the Registrants and that were initially offered and sold prior to the date of the two prospectuses (but are now registered hereunder with respect to ongoing market-making transactions).

PROSPECTUS

DEBT SECURITIES
UNITS
WARRANTS
PURCHASE CONTRACTS
PREFERRED STOCK
COMMON STOCK

We, Morgan Stanley, may offer from time to time debt securities, units, warrants, purchase contracts, preferred stock and common stock.  This prospectus describes the general terms of these securities and the general manner in which we will offer the securities.  The specific terms of any securities we offer will be included in a supplement to this prospectus.  The prospectus supplement will also describe the specific manner in which we will offer the securities.

Investing in the securities involves risks. See “Risk Factors” beginning on page 5.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

MORGAN STANLEY

December 23, 2008

TABLE OF CONTENTS

	Page		Page

Summary	1	Description of Purchase Contracts	45
Risk Factors	5	Description of Capital Stock	46
Where You Can Find More Information	7	Forms of Securities	56
Consolidated Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends	9	Securities Offered on a Global Basis Through the Depositary	60
Morgan Stanley	10	United States Federal Taxation	64
Use of Proceeds	11	Plan of Distribution	68
Description of Debt Securities	11	Legal Matters	70
Description of Units	37	Experts	70
Description of Warrants	42	Benefit Plan Investor Considerations	71

You should rely only on the information we incorporate by reference or provide in this prospectus or the relevant prospectus supplement.  We have not authorized anyone else to provide you with different or additional information.  We are not making an offer of these securities in any state where the offer is not permitted.  Except as we indicate under the headings “Consolidated Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends,” “Morgan Stanley” and “Use of Proceeds,” the terms “Morgan Stanley,” “we,” “us” and “our” refer to Morgan Stanley excluding its consolidated subsidiaries.

i

SUMMARY

We, Morgan Stanley, may offer any of the following securities: debt securities; units; warrants; purchase contracts; preferred stock; and common stock.  The following summary describes these securities in general terms only.  You should read the summary together with the more detailed information contained in the rest of this prospectus and the applicable prospectus supplement.

Debt Securities
Our debt securities may be senior or subordinated in priority of payment.  We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

The senior and subordinated debt securities will be issued under separate indentures between us and a U.S. banking institution as trustee.  None of the indentures that govern our debt securities limits the amount of additional indebtedness that we or any of our subsidiaries may incur.  We have summarized the general features of the indentures under the heading “Description of Debt Securities.” We encourage you to read the indentures, which are exhibits to our registration statement.

Units
We may sell any combination of warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property together as units.  In a prospectus supplement, we will describe the particular combination of warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by us, or debt obligations or other securities of an entity affiliated or not affiliated with us or other property constituting any units and any other specific terms of the units.

Warrants	We may sell warrants to purchase or sell:

•      securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any other property;
•      currencies;
•      commodities;

• any other property; or • any combination of the above.

In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities, currencies, commodities or other property or their cash value.

Purchase Contracts	We may sell purchase contracts requiring the holders to purchase or sell:

•      securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any other property;
•      currencies;
•      commodities;
•      any other property; or
•      any combination of the above.

In a prospectus supplement, we will describe the specific terms of the purchase contracts, including whether we will satisfy our obligations, if any, or you will satisfy your obligations, if any, under any purchase contracts by delivering the underlying securities, currencies, commodities or other property or their cash value.

Form
We may issue debt securities, units, warrants and purchase contracts in fully registered form or in bearer form and, in either case, in definitive form or global form and, in case of debt securities in bearer form, in new global note form or classic note form.

Preferred Stock
We may sell our preferred stock, par value $0.01 per share, in one or more series.  In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the stated value of the shares of the series, the voting rights of the shares of the series, whether or not and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Common Stock	We may sell our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Terms Specified in Prospectus Supplements
When we decide to sell particular securities, we will prepare one or more prospectus supplements, which in the case of securities such as medium-term notes may be further supplemented by a pricing supplement, describing the securities offering and the specific terms of the securities.  You should carefully read this prospectus and any applicable prospectus supplement and pricing supplement.  We may also prepare free writing prospectuses that describe particular securities.  Any free writing prospectus should also be read in connection with this prospectus and with any other prospectus supplement referred to therein.  For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a pricing supplement or a free writing prospectus, unless the context otherwise requires.

We will offer our debt securities, warrants, purchase contracts, units, preferred stock and common stock to investors on terms determined by market and other conditions.  Our securities may be sold for U.S. dollars or foreign currency.  Principal of, and any premium or interest on, debt securities and cash amounts payable under warrants or purchase contracts may be payable in U.S. dollars or foreign currency, as we specifically designate in the applicable prospectus supplement.

In any prospectus supplement we prepare, we will provide the name of and describe the compensation to each dealer, underwriter or agent, if any, involved in the sale of the securities being offered and the managing underwriters for any securities sold to or through underwriters.  Any underwriters, including managing underwriters, dealers or agents in the United States will generally include Morgan Stanley & Co. Incorporated and any outside the United States will generally include Morgan Stanley & Co. International plc or other affiliates of ours.

Structural Subordination; Our Receipt of Cash from Our Subsidiaries May Be Restricted
The securities are unsecured senior or subordinated obligations of ours, but our assets consist primarily of equity in our subsidiaries.  As a result, our ability to make payments on our debt securities, units, warrants and purchase contracts and/or pay dividends on our preferred stock and common stock depends upon our receipt of dividends, loan payments and other funds from our subsidiaries.  In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets, and our rights and the rights of our creditors, including your rights as an owner of our debt securities, units, warrants, purchase contracts, preferred stock or common stock, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary.  This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

In addition, various statutes and regulations restrict some of our subsidiaries from paying dividends or making loans or advances to us.  These restrictions could prevent those subsidiaries from paying the cash to us that we need in order to pay you.  These restrictions include:

•      the net capital requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of some exchanges and other regulatory bodies, which apply to some of our principal subsidiaries, such as Morgan Stanley & Co. Incorporated and Morgan Stanley & Co. International plc, and

• banking regulations, which apply to Morgan Stanley Bank, N.A., a national bank, and Morgan Stanley Trust FSB, a federally chartered savings bank, and other bank subsidiaries of ours.

Market-making by Our Affiliates
Following the initial distribution of an offering of securities, Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International plc and other affiliates of ours may offer and sell those securities in the course of their businesses as broker dealers, subject, in the case of common stock, preferred stock and depositary shares, to obtaining any necessary approval of the New York Stock Exchange, Inc. for any of these offers and sales our United States affiliates may make.  Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International plc and other affiliates of ours may act as a principal or agent in these transactions.  This prospectus and the applicable prospectus supplement will also be used in connection with those transactions.  Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

How to Reach Us	You may contact us at our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

RISK FACTORS

For a discussion of the risk factors affecting Morgan Stanley and its business, including liquidity risk, market risk, credit risk, operational risk, competitive environment, legal risk and international risk, among others, see “Risk Factors” in Part I, Item 1A of our most recent annual report on Form 10-K and our current and periodic reports filed pursuant to the Securities and Exchange Act of 1934 that are incorporated by reference into this prospectus.

In addition, some of the securities we offer may be subject to foreign-currency risks as described below.

Foreign-Currency Risks

You should consult your financial and legal advisers as to any specific risks entailed by an investment in securities that are denominated or payable in, or the payment of which is linked to the value of, a currency other than the currency of the country in which you are resident or in which you conduct your business, which we refer to as your “home currency.”  These securities are not appropriate investments for investors who are not sophisticated in foreign currency transactions.  We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under non-U.S. law that may affect the purchase of or holding of, or the receipt of payments on, these securities.  These persons should consult their own legal and financial advisers concerning these matters.

Exchange Rates and Exchange Controls May Affect Securities’ Value or Return

General Exchange Rate and Exchange Control Risks.  An investment in a security that is denominated or payable in, or the payment of which is linked to the value of, currencies other than your home currency entails significant risks.  These risks include the possibility of significant changes in rates of exchange between your home currency and the relevant foreign currencies and the possibility of the imposition or modification of exchange controls by the relevant governmental entities.  These risks generally depend on economic and political events over which we have no control.

Exchange Rates Will Affect Your Investment.  In recent years, rates of exchange between some currencies have been highly volatile and this volatility may continue in the future.  Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any security.  Depreciation against your home currency of the currency in which a security is payable would result in a decrease in the effective yield of the security below its coupon rate or in the payout of the security and could result in an overall loss to you on a home currency basis.  In addition, depending on the specific terms of a currency-linked security, changes in exchange rates relating to any of the relevant currencies could result in a decrease in its effective yield and in your loss of all or a substantial portion of the value of that security.

There May Be Specific Exchange Rate Risks Applicable to Warrants and Purchase Contracts.  Fluctuations in the rates of exchange between your home currency and any other currency (i) in which the exercise price of a warrant or the purchase price of a purchase contract is payable, (ii) in which the value of the property underlying a warrant or purchase contract is quoted or (iii) to be purchased or sold by exercise of a warrant or pursuant to a purchase contract or in the rates of exchange among any of these currencies may change the value of a warrant, a purchase contract or a unit that includes a warrant or purchase contract.  You could lose money on your investment as a result of these fluctuations, even if the spot price of the property underlying the warrant or purchase contract were such that the warrant or purchase contract appeared to be “in the money.”

We Have No Control Over Exchange Rates.  Currency exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to each other.  However, from time to time governments may use a variety of techniques, such as intervention by a country’s central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies.  Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency.  These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders.

As a consequence, these government actions could adversely affect yields or payouts in your home currency for (i) securities denominated or payable in currencies other than your home currency, (ii) currency-linked securities, (iii) warrants or purchase contracts where the exercise price or the purchase price is denominated in a currency differing from your home currency or where the value of the property underlying the warrants or purchase contracts is quoted in a currency other than your home currency and (iv) warrants or purchase contracts to purchase or sell foreign currency.

We will not make any adjustment or change in the terms of the securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting your home currency or any applicable foreign currency.  You will bear those risks.

Some Foreign Currencies May Become Unavailable.  Governments have imposed from time to time, and may in the future impose, exchange controls that could also affect the availability of a specified currency.  Even if there are no actual exchange controls, it is possible that the applicable currency for any security would not be available when payments on that security are due.

Alternative Payment Method Used if Payment Currency Becomes Unavailable.  Unless otherwise specified in the applicable prospectus supplement, if a payment currency is unavailable, we would make required payments in U.S. dollars on the basis of the market exchange rate, which might be an extremely unfavorable rate at the time of any such unavailability.  However, if the applicable currency for any security is not available because the euro has been substituted for that currency, we would make the payments in euro.  The mechanisms for making payments in these alternative currencies are explained in “Description of Debt Securities—Interest and Principal Payments” below.

Currency Conversions May Affect Payments on Some Securities

The applicable prospectus supplement may provide for (i) payments on a non-U.S. dollar denominated security to be made in U.S. dollars or (ii) payments on a U.S. dollar denominated security to be made in a currency other than U.S. dollars.  In these cases, Morgan Stanley & Co. International plc, in its capacity as exchange rate agent, or a different exchange rate agent identified in the applicable prospectus supplement, will convert the currencies.  You will bear the costs of conversion through deductions from those payments.  Morgan Stanley & Co. International plc is our affiliate.

Exchange Rates May Affect the Value of a New York Judgment Involving Non-U.S. Dollar Securities

The securities will be governed by and construed in accordance with the laws of the State of New York.  If a New York court were to enter a judgment in an action on any securities denominated in a foreign currency, such court would enter a judgment in the foreign currency and convert the judgment or decree into U.S. dollars at the prevailing rate of exchange on the date such judgment or decree is entered.

Additional risks specific to particular securities will be detailed in the applicable prospectus supplements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  In addition, the SEC maintains a website that contains reports, proxy statements and other information that we electronically file.  The address of the SEC’s website is http://www.sec.gov.  You can find information we have filed with the SEC by reference to file number 001-11758.

This prospectus is part of a registration statement we filed with the SEC.  This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations.  You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering.  Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings.  You should review the complete document to evaluate these statements.

Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange, Inc. under the symbol “MS.”  You may inspect reports, proxy statements and other information concerning us and our consolidated subsidiaries at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

The SEC allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents.  The information that we incorporate by reference in this prospectus is considered to be part of this prospectus.  Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus.  This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.  This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than information in the documents or filings that is deemed to have been furnished and not filed) until we complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:

•	Annual Report on Form 10-K for the fiscal year ended November 30, 2007;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended February 29, 2008, May 31, 2008 and August 31, 2008;

•
Current Reports on Form 8-K dated December 19, 2007 (two filings), January 4, 2008, January 22, 2008, February 27, 2008, March 19, 2008, April 8, 2008, June 2, 2008, June 18, 2008, August 11, 2008, August 29, 2008, September 14, 2008, September 16, 2008 (two filings), September 21, 2008, September 29, 2008 (two filings), October 7, 2008, October 13, 2008 (two filings), October 26, 2008, December 1, 2008, December 16, 2008 and December 18, 2008;

•
description of our common stock in our Registration Statement on Form 10 filed with the SEC pursuant to Section 12 of the Exchange Act, on January 15, 1993, as amended by the description contained in the Forms 8 dated February 11, February 21 and February 22, 1993 and as further amended by the description contained in the Form 8-K dated June 19, 2007; and

•
in addition, solely with regard to the securities covered by this prospectus that were initially offered and sold under previously filed registration statements of Morgan Stanley and that from time to time may be reoffered and resold in market-making transactions under this prospectus, the information in the prospectus supplements relating to those securities that were previously filed by Morgan Stanley in connection with its initial offer and sale (except to the extent that any such information has been modified or superseded by other information included or incorporated by reference in this prospectus) is incorporated by reference into this prospectus.

You can request a copy of these documents, excluding exhibits not specifically incorporated by reference into these documents, at no cost, by writing or telephoning us at the following address:

Morgan Stanley
1585 Broadway
New York, New York  10036
Attention:  Investor Relations
(212) 761-4000

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
AND EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the periods indicated.

	Three Months Ended		Nine Months Ended		Fiscal Year
	August 31, 2008	August 31, 2007	August 31, 2008	August 31, 2007	2007	2006	2005	2004	2003
Ratio of earnings to fixed charges	1.2	1.2	1.2	1.2	1.1	1.2	1.3	1.4	1.4
Ratio of earnings to fixed charges and preferred stock dividends	1.2	1.2	1.2	1.2	1.1	1.2	1.3	1.4	1.4

For purposes of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, earnings before income taxes do not include losses from unconsolidated investees, dividends on preferred securities subject to mandatory redemption, gain/(loss) on discontinued operations, cumulative effect of accounting change (net) and income (loss) from investments accounted for under the equity method of accounting.

For purposes of calculating both ratios, fixed charges are the sum of:

•	interest cost, including interest on deposits;

•	dividends on preferred securities subject to mandatory redemption; and

•	that portion of rent expense estimated to be representative of the interest factor.

The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.

MORGAN STANLEY

Morgan Stanley is a global financial services firm that, through its subsidiaries and affiliates, provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals.  Morgan Stanley was originally incorporated under the laws of the State of Delaware in 1981, and its predecessor companies date back to 1924.  On September 21, 2008, Morgan Stanley obtained approval from the Board of Governors of the Federal Reserve System (the “Fed”) to become a bank holding company upon the conversion of its wholly owned indirect subsidiary, Morgan Stanley Bank (Utah), from a Utah industrial bank to a national bank, which was effected on September 23, 2008.  Morgan Stanley is subject to the supervision and regulation of the Fed.

Morgan Stanley conducts its business from its headquarters in and around New York City, its regional offices and branches throughout the United States, and its principal offices in London, Tokyo, Hong Kong and other world financial centers.  Morgan Stanley maintains significant market positions in each of its business segments—Institutional Securities, Global Wealth Management Group and Asset Management.

A summary of the activities of each of  Morgan Stanley’s business segments is as follows:

•
Institutional Securities includes capital raising; financial advisory services, including advice on mergers and acquisitions, restructurings, real estate and project finance; corporate lending; sales, trading, financing and market-making activities in equity and fixed income securities and related products, including foreign exchange and commodities; benchmark indices and risk management analytics; research; and investment activities.

•
Global Wealth Management Group provides brokerage and investment advisory services covering various investment alternatives; financial and wealth planning services; annuity and other insurance products; credit and other lending products; cash management services; retirement services; and trust and fiduciary services.

•
Asset Management provides global asset management products and services in equity, fixed income, alternative investments, which includes hedge funds and funds of funds, and merchant banking, which includes real estate, private equity and infrastructure, to institutional and retail clients through proprietary and third-party distribution channels. Asset Management also engages in investment activities.

Morgan Stanley’s principal executive offices are at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, which may include, among other things:

•	additions to working capital;

•	the repurchase of outstanding common stock; and

•	the repayment of indebtedness.

We anticipate that we will raise additional funds from time to time through equity or debt financing, including borrowings under revolving credit agreements, to finance our businesses worldwide.

DESCRIPTION OF DEBT SECURITIES

Debt May Be Senior or Subordinated

We may issue senior or subordinated debt securities.  The senior debt securities and, in the case of debt securities in bearer form, any coupons to these securities, will constitute part of our senior debt, will be issued under our Senior Debt Indenture, as defined below, and will rank on a parity with all of our other unsecured and unsubordinated debt.  The subordinated debt securities and any coupons will constitute part of our subordinated debt, will be issued under our Subordinated Debt Indenture, as defined below, and will be subordinate and junior in right of payment, as set forth in the Subordinated Debt Indenture, to all of our “senior indebtedness,” which is defined in our Subordinated Debt Indenture.  If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.  We refer to our Senior Debt Indenture and our Subordinated Debt Indenture individually as an “indenture” and collectively as the “indentures.”

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement.  These descriptions are only summaries, and each investor should refer to the applicable indenture and any supplements thereto, which describe completely the terms and definitions summarized below and contains additional information regarding the debt securities.  Where appropriate, we use parentheses to refer you to the particular sections of the applicable indenture.  Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.  The indentures are substantially identical, except for the provisions relating to Morgan Stanley’s negative pledge and to debt securities in NGN form, which are included in the Senior Debt Indenture only and the provisions relating to subordination and the shorter list of events of default under the Subordinated Debt Indenture.

We may issue debt securities from time to time in one or more series.  The provisions of each indenture allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that issue.  The debt securities may be denominated and payable in U.S. dollars or foreign currencies.  We may also issue debt securities, from time to time, with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates or indices of currency exchange rates, securities or baskets or indices of securities or other property, commodity prices or indices, or any other property, or any combination of the foregoing.  Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable underlying asset on the relevant payment dates.

Debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security.  Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

•	classification as senior or subordinated debt securities and the specific designation;

•	aggregate principal amount, purchase price and denomination;

•	currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	date of maturity;

•	the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

•	whether interest will be payable in cash or payable in kind;

•	the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium and/or interest on the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•
whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another, to the offer, sale and delivery of those debt securities in bearer form and whether those debt securities in bearer form will or will not be issued in NGN form;

•	whether we will issue the debt securities in definitive form and under what terms and conditions;

•
the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or into any other property or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

•
information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•	any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	any applicable U.S. federal income tax consequences, including:

o
whether and under what circumstances we will pay additional amounts on debt securities held by a person who is not a U.S. person for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

o	tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for U.S. federal income tax purposes; and

o	tax considerations applicable to any debt securities denominated and payable in foreign currencies; and

•
any other specific terms of the debt securities, including any additions, modifications or deletions in the defaults, events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

Some Definitions

We have defined some of the terms that we use frequently in this prospectus below:

A “business day” means any day, other than a Saturday or Sunday, (i) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (a) in The City of New York or (b) for debt securities denominated in a specified currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the specified currency or (c) for debt securities denominated in Australian dollars, in Sydney, and (ii) for debt securities denominated in euro, that is also a TARGET Settlement Day.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme, Luxembourg.

“Depositary” means The Depository Trust Company, New York, New York.

“Euro LIBOR debt securities” means LIBOR debt securities for which the index currency is euros.

“Euroclear” means Euroclear Bank S.A./N.V.

An “interest payment date” for any debt security means a date on which, under the terms of that debt security, regularly scheduled interest is payable.

“London banking day” means any day on which dealings in deposits in the relevant index currency are transacted in the London interbank market.

“NGN form” for any debt security in bearer form means that such debt security is to be issued in new global note form and deposited with a common safekeeper for Euroclear and/or Clearstream, Luxembourg.

The “record date” for any interest payment date is the date 15 calendar days prior to that interest payment date, whether or not that date is a business day.

“TARGET Settlement Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system, which utilizes a single shared platform and was launched on November 19, 2007, is open for the settlement of payment in euro.

References in this prospectus to “U.S. dollar,” or “U.S.$” or “$” are to the currency of the United States of America.  References in this prospectus to “euro” and “€” are to the single currency introduced at the commencement of the third stage of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended.

Interest and Principal Payments

Payments, Exchanges and Transfers.  Holders may present debt securities for payment of principal, premium, if any, and interest, if any, register the transfer of the debt securities and exchange the debt securities at the agency in the Borough of Manhattan, The City of New York, maintained by us for that purpose.  However, holders of global debt securities may transfer and exchange global debt securities only in the manner and to the extent set forth under “Forms of Securities—Global Securities” below.  On the date of this prospectus, the agent for the payment, transfer and exchange of debt securities issued under our senior indenture is The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)) acting through its corporate trust office at 101 Barclay Street, New York, New York 10286.  On the date of this prospectus, the agent for the payment, transfer and exchange of debt securities issued under our subordinated indenture is The Bank of New York Mellon (as successor to J.P. Morgan Trust Company, National Association), acting through its corporate trust office at 101

Barclay Street, New York, New York 10286.  We refer to The Bank of New York Mellon, acting in this capacity for the respective debt securities, as the paying agent.

We will not be required to:

•
register the transfer of or exchange any debt security if the holder has exercised the holder’s right, if any, to require us to repurchase the debt security, in whole or in part, except the portion of the debt security not required to be repurchased;

•	register the transfer of or exchange debt securities to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or

•
register the transfer of or exchange any registered debt security selected for redemption in whole or in part, except the unredeemed or unpaid portion of that registered debt security being redeemed in part.

No service charge will be made for any registration or transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of debt securities.

Holders may transfer debt securities in bearer form and the related coupons, if any, by delivery to the transferee.  If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.  See “Forms of Securities” below.

Although we anticipate making payments of principal, premium, if any, and interest, if any, on most debt securities in U.S. dollars, some debt securities may be payable in foreign currencies as specified in the applicable prospectus supplement.  Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on debt securities that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a debt security payable in euro, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

Recipients of Payments.  The paying agent will pay interest to the person in whose name the debt security is registered at the close of business on the applicable record date.  However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the debt security.  The paying agent will make the payment of interest on the date of maturity, redemption or repayment, whether or not that date is an interest payment date.  The paying agent will make the initial interest payment on a debt security on the first interest payment date falling after the date of issuance, unless the date of issuance is less than 15 calendar days before an interest payment date.  In that case, the paying agent will pay interest or, in the case of an amortizing debt security, principal and interest, on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date.

Book-Entry Debt Securities.  The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of the Depositary, as holder of book-entry debt securities, by wire transfer of immediately available funds.  We expect that the Depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry debt securities as shown on the records of the Depositary.  We also expect that payments by the Depositary’s participants to owners of beneficial interests in the book-entry debt securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Certificated Debt Securities.  Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make U.S. dollar payments of interest either:

•	by check mailed to the address of the person entitled to payment as shown on the debt security register; or

•
for a holder of at least $10,000,000 in aggregate principal amount of certificated debt securities of a series having the same interest payment date, by wire transfer of immediately available funds, if the holder has given written notice to the paying agent not later than 15 calendar days prior to the applicable interest payment date.

U.S. dollar payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repayment on a debt security will be made in immediately available funds against presentation and surrender of the debt security.

Unavailability of Foreign Currency.  The relevant specified currency may not be available to us for making payments of principal of, premium, if any, or interest, if any, on any debt security.  This could occur due to the imposition of exchange controls or other circumstances beyond our control or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions.  If the specified currency is unavailable, we may satisfy our obligations to holders of the debt securities by making those payments on the date of payment in U.S. dollars on the basis of the noon dollar buying rate in The City of New York for cable transfers of the currency or currencies in which a payment on any debt security was to be made, published by the Federal Reserve Bank of New York, which we refer to as the “market exchange rate.”  If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

•	of the specified currency for U.S. dollars for settlement on the payment date;

•	in the aggregate amount of the specified currency payable to those holders or beneficial owners of debt securities; and

•	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate.  If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion.

These provisions do not apply if a specified currency is unavailable because it has been replaced by the euro.  If the euro has been substituted for a specified currency, we may at our option, or will, if required by applicable law, without the consent of the holders of the affected debt securities, pay the principal of, premium, if any, or interest, if any, on any debt security denominated in the specified currency in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended.  Any payment made in U.S. dollars or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default.

Discount Debt Securities.  Some debt securities may be considered to be issued with original issue discount, which must be included in income for U.S. federal income tax purposes at a constant yield.  We refer to these debt securities as “discount notes.”  See the discussion under “United States Federal Taxation—Tax Consequences to U.S. Holders—Discount Notes” below.  In the event of a redemption or repayment of any discount note or if the principal of any debt security that is considered to be issued with original issue discount is declared to be due and payable immediately as described under “Description of Debt Securities—Events of Default” below, the amount of principal due and payable on that debt security will be limited to:

•	the aggregate principal amount of the debt security multiplied by the sum of

o	its issue price, expressed as a percentage of the aggregate principal amount, plus

o	the original issue discount amortized from the interest accrual date for the applicable discount note to the date of declaration, expressed as a percentage of the aggregate principal amount.

For purposes of determining the amount of original issue discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a discount note, original issue discount will be accrued using a constant yield method.  The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable discount note (with ratable accruals within a compounding period), and an assumption that the maturity of a discount note will not be accelerated.  If the period from the date of issue to the first interest payment date for a discount note (the “initial period”) is shorter than the compounding period for the discount note, a proportionate amount of the yield for an entire compounding period will be accrued.  If the initial period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence.  The accrual of the applicable original issue discount discussed above may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), certain discount notes may not be treated as having original issue discount within the meaning of the Code, and debt securities other than discount notes may be treated as issued with original issue discount for federal income tax purposes. See the discussion under “United States Federal Taxation” below.  See the applicable prospectus supplement for any special considerations applicable to these debt securities.

Fixed Rate Debt Securities

Each fixed rate debt security will bear interest from the date of issuance at the annual rate stated on its face until the principal is paid or made available for payment.

How Interest Is Calculated.  Interest on fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

How Interest Accrues.  Interest on fixed rate debt securities will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a prospectus supplement on which interest begins to accrue.  Interest will accrue to but excluding the next interest payment date, or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under “—If a Payment Date Is Not a Business Day.”

When Interest Is Paid.  Payments of interest on fixed rate debt securities will be made on the interest payment dates specified in the applicable prospectus supplement.  However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

Amount of Interest Payable.  Interest payments for fixed rate debt securities will include accrued interest from and including the date of issue (or any other date specified in a prospectus supplement on which interest begins to accrue) or from and including the last date in respect of which interest has been paid, as the case may be, to but excluding the relevant interest payment date or date of maturity or earlier redemption or repayment, as the case may be.

If a Payment Date Is Not a Business Day.  If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date.  If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest, if any, and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

Amortizing Debt Securities.  A fixed rate debt security may pay scheduled amounts in respect of both interest and principal amortized over the life of the debt security.  Payments of principal and interest on amortizing debt securities will be made on the interest payment dates specified in the applicable prospectus supplement, and at maturity or upon any earlier redemption or repayment.  Payments on amortizing debt securities will be applied first to interest due and payable and then to the reduction of the unpaid principal amount.  We will provide to the original purchaser, and will furnish to subsequent holders upon request to us, a table setting forth repayment information for each amortizing debt security.

Floating Rate Debt Securities

Each floating rate debt security will mature on the date specified in the applicable prospectus supplement.

Each floating rate debt security will bear interest at a floating rate determined by reference to an interest rate or interest rate formula, which we refer to as the “base rate.”  The base rate may be one or more of the following:

•	the CD rate;

•	the commercial paper rate;

•	EURIBOR;

•	the federal funds rate;

•	the federal funds (open) rate;

•	LIBOR;

•	the prime rate;

•	the Treasury rate;

•	the CMT rate; or

•	any other rate or interest rate formula specified in the applicable prospectus supplement and in the floating rate debt security.

Formula for Interest Rates.  The interest rate on each floating rate debt security will be calculated by reference to:

•	the specified base rate based on the index maturity;

•	plus or minus the spread, if any; and/or

•	multiplied by the spread multiplier, if any.

For any floating rate debt security, “index maturity” means the period of maturity of the instrument or obligation from which the base rate is calculated and will be specified in the applicable prospectus supplement.  The “spread” is the number of basis points (one one-hundredth of a percentage point) specified in the applicable prospectus supplement to be added to or subtracted from the base rate for a floating rate debt security.  The “spread multiplier” is the percentage specified in the applicable prospectus supplement to be applied to the base rate for a floating rate debt security.  The interest rate on any inverse floating rate debt security will also be calculated by reference to a fixed rate.

Limitations on Interest Rate.  A floating rate debt security may also have either or both of the following limitations on the interest rate:

•	a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest period, which we refer to as the “maximum interest rate”; and/or

•	a minimum limitation, or floor, on the rate of interest that may accrue during any interest period, which we refer to as the “minimum interest rate.”

Any applicable maximum interest rate or minimum interest rate will be set forth in the applicable prospectus supplement.

In addition, the interest rate on a floating rate debt security may not be higher than the maximum rate permitted by New York law, as that rate may be modified by United States law of general application.  Under current New

York law, the maximum rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis.  These limits do not apply to loans of $2,500,000 or more.

How Floating Interest Rates Are Reset.  The interest rate in effect from the date of issue (or any other date specified in a prospectus supplement on which interest begins to accrue) to the first interest reset date for a floating rate debt security will be the initial interest rate specified in the applicable prospectus supplement.  We refer to this rate as the “initial interest rate.”  The interest rate on each floating rate debt security may be reset daily, weekly, monthly, quarterly, semiannually or annually.  This period is the “interest reset period” and the first day of each interest reset period is the “interest reset date.”  The “interest determination date” for any interest reset date is the day the calculation agent will refer to when determining the new interest rate at which a floating rate will reset, and is applicable as follows:

•
for federal funds rate debt securities, federal funds (open) rate debt securities, and prime rate debt securities, the interest determination date will be on the business day prior to the interest rate reset date;

•	for CD rate debt securities, commercial paper rate debt securities and CMT rate debt securities, the interest determination date will be the second business day prior to the interest reset date;

•
for EURIBOR debt securities or Euro LIBOR debt securities, the interest determination date will be the second TARGET Settlement Day, as defined above under “—General Terms of Debt securities—Some Definitions,” prior to the interest reset date;

•
for LIBOR debt securities (other than Euro LIBOR debt securities), the interest determination date will be the second London banking day prior to the interest reset date, except that the interest determination date pertaining to an interest reset date for a LIBOR debt security for which the index currency is pounds sterling will be the interest reset date;

•
for Treasury rate debt security, the interest determination date will be the day of the week in which the interest reset date falls on which Treasury bills would normally be auctioned.  Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the interest reset date, the interest determination date will be that preceding Friday; and

•
for debt securities with two or more base rates, the interest determination date will be the latest business day that is at least two business days before the applicable interest reset date on which each base rate is determinable.

If Treasury bills are sold at an auction that falls on a day that is an interest reset date, that interest reset date will be the next following business day.

The interest reset dates will be specified in the applicable prospectus supplement.  If an interest reset date for any floating rate debt security falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR debt security or a LIBOR debt security, if that business day is in the next calendar month, the interest reset date will be the immediately preceding business day.

The interest rate in effect for the ten calendar days immediately prior to maturity, redemption or repayment will be the one in effect on the tenth calendar day preceding the maturity, redemption or repayment date.

In the detailed descriptions of the various base rates which follow, the “calculation date” pertaining to an interest determination date means the earlier of (i) the tenth calendar day after that interest determination date, or, if that day is not a business day, the next succeeding business day, or (ii) the business day immediately preceding the applicable interest payment date or maturity date or, for any principal amount to be redeemed or repaid, any redemption or repayment date.

How Interest Is Calculated.  Interest on floating rate debt securities will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a prospectus supplement on which interest begins to accrue.  Interest will accrue to but excluding the next interest payment date or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under “—If a Payment Date Is Not a Business Day.”

The applicable prospectus supplement will specify a calculation agent for any issue of floating rate debt securities.  Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for that floating rate debt security.  The calculation agent will notify the U.K. Financial Services Authority (the “FSA”) and/or the London Stock Exchange plc, in the case of debt securities admitted to the Official List of the FSA and admitted to trading on the Regulated Market of the London Stock Exchange plc, where the rules of the FSA and/or the London Stock Exchange plc require it, and the paying agents of each determination of the interest rate applicable to any floating rate debt security promptly after the determination is made.

For a floating rate debt security, accrued interest will be calculated by multiplying the principal amount of the floating rate debt security by an accrued interest factor.  This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid.  The interest factor for each day is computed by dividing the interest rate applicable to that day:

•
by 360, in the case of CD rate debt securities, commercial paper rate debt securities, EURIBOR debt securities, federal funds rate debt securities, federal funds (open) rate debt securities, LIBOR debt securities (except for LIBOR debt securities denominated in pounds sterling) and prime rate debt securities;

•	by 365, in the case of LIBOR debt securities denominated in pounds sterling; or

•	by the actual number of days in the year, in the case of Treasury rate debt securities and CMT rate debt securities.

For these calculations, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date.  The interest rate applicable to any other day is the interest rate from the immediately preceding interest reset date or, if none, the initial interest rate.

All percentages used in or resulting from any calculation of the rate of interest on a floating rate debt security will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with .000005% rounded up to .00001%, and all U.S. dollar amounts used in or resulting from these calculations on floating rate debt securities will be rounded to the nearest cent, with one-half cent rounded upward.  All Japanese Yen amounts used in or resulting from these calculations will be rounded downward to the next lower whole Japanese Yen amount.  All amounts denominated in any other currency used in or resulting from these calculations will be rounded to the nearest two decimal places in that currency, with .005 rounded up to .01.

When Interest Is Paid.  We will pay interest on floating rate debt securities on the interest payment dates specified in the applicable prospectus supplement.  However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

If a Payment Date Is Not a Business Day.  If any scheduled interest payment date, other than the maturity date or any earlier redemption or repayment date, for any floating rate debt security falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR debt security or a LIBOR debt security, if that business day would fall in the next calendar month, the interest payment date will be the immediately preceding business day.  If the scheduled maturity date or any earlier redemption or repayment date of a floating rate debt security falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the maturity, redemption or repayment date.

Base Rates

CD Rate Debt Securities. CD rate debt securities will bear interest at the interest rates specified in the CD rate debt securities and in the applicable prospectus supplement.  Those interest rates will be based on the CD rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “CD rate” means, for any interest determination date, the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable prospectus supplement as published by the Board of Governors of the Federal Reserve System in “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication of the Board of Governors of the Federal Reserve System (“H.15(519)”) under the heading “CDs (Secondary Market).”

The following procedures will be followed if the CD rate cannot be determined as described above:

•
If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the calculation date, the CD rate will be the rate on that interest determination date set forth in the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication, which is commonly referred to as the “H.15 Daily Update,” for the interest determination date for certificates of deposit having the index maturity specified in the applicable prospectus supplement, under the caption “CDs (Secondary Market).”

•
If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the CD rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of major U.S. money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable prospectus supplement in an amount that is representative for a single transaction in that market at that time.

•
If the dealers selected by the calculation agent are not quoting as set forth above, the CD rate for that interest determination date will remain the CD rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

Commercial Paper Rate Debt Securities.  Commercial paper rate debt securities will bear interest at the interest rates specified in the commercial paper rate debt securities and in the applicable prospectus supplement.  Those interest rates will be based on the commercial paper rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “commercial paper rate” means, for any interest determination date, the money market yield, calculated as described below, of the rate on that date for U.S dollar commercial paper having the index maturity specified in the applicable prospectus supplement, as that rate is published in H.15(519), under the heading “Commercial Paper—Nonfinancial.”

The following procedures will be followed if the commercial paper rate cannot be determined as described above:

•
If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, then the commercial paper rate will be the money market yield of the rate on that interest determination date for commercial paper of the index maturity specified in the applicable prospectus supplement as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Commercial Paper—Nonfinancial.”

•	If by 3:00 p.m., New York City time, on that calculation date the rate is not yet published in either H.15(519) or the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, then the calculation agent will determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that interest determination date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable prospectus supplement, placed for an industrial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating agency.

•
If the dealers selected by the calculation agent are not quoting as set forth above, the commercial paper rate for that interest determination date will remain the commercial paper rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

The “money market yield” will be a yield calculated in accordance with the following formula:

money market yield =	D x 360	x 100
360 – (D x M)

where “D” refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest period for which interest is being calculated.

EURIBOR Debt Securities.  EURIBOR debt securities will bear interest at the interest rates specified in the EURIBOR debt securities and in the applicable prospectus supplement.  That interest rate will be based on EURIBOR and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

“EURIBOR” means, for any interest determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI - The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the index maturity specified in the applicable prospectus supplement as that rate appears on the display on Reuters 3000 Xtra Service (“Reuters”), or any successor service, on page EURIBOR01 or any other page as may replace page EURIBOR01 on that service, which is commonly referred to as “Reuters Page EURIBOR01” as of 11:00 a.m., Brussels time.

The following procedures will be followed if the rate cannot be determined as described above:

•
If the above rate does not appear, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m., Brussels time, on the interest determination date, to prime banks in the Euro-zone interbank market for the index maturity specified in the applicable prospectus supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time.  If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

•
If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, at approximately 11:00 a.m., Brussels time, on the applicable interest reset date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable prospectus supplement commencing on that interest reset date in a principal amount not less than the equivalent of U.S.$1 million in euro.

•
If the banks so selected by the calculation agent are not quoting as set forth above, EURIBOR for that interest determination date will remain EURIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Euro-zone” means the region comprising Member States of the European Union that have adopted the single currency in accordance with the relevant treaty of the European Union, as amended.

Federal Funds Rate Debt Securities.  Federal funds rate debt securities will bear interest at the interest rates specified in the federal funds rate debt securities and in the applicable prospectus supplement.  Those interest rates will be based on the federal funds rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “federal funds rate” means, for any interest determination date, the rate on that date for U.S. dollar federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” as displayed on Reuters, or any successor service, on page FEDFUNDS1 or any other page as may replace the applicable page on that service, which is commonly referred to as “Reuters Page FEDFUNDS1.”

The following procedures will be followed if the federal funds rate cannot be determined as described above:

•
If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, the federal funds rate will be the rate on that interest determination date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Federal Funds (Effective).”

•
If the above rate is not yet published in either H.15(519) or the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds prior to 9:00 a.m., New York City time, on that interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us.

•
If the brokers selected by the calculation agent are not quoting as set forth above, the federal funds rate for that interest determination date will remain the federal funds rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

Federal Funds (Open) Rate Debt Securities. Federal funds (open) rate debt securities will bear interest at the interest rates specified in the federal funds (open) rate debt securities and in the applicable prospectus supplement.  Those interest rates will be based on the federal funds (open) rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “federal funds (open) rate” means, for any interest determination date, the rate on that date for U.S. dollar federal funds as published in H.15(519) under the heading “Federal Funds (Open)” as displayed on Reuters, or any successor service, on page 5 or any other page as may replace the applicable page on that service, which is commonly referred to as “Reuters Page 5.”

The following procedures will be followed if the federal funds (open) rate cannot be determined as described above:

•
If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, the federal funds (open) rate will be the rate on that interest determination date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Federal Funds (Open).”

•
If the above rate is not yet published in either H.15(519) or the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the federal funds (open) rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds (based on the federal funds (open) rate) prior to 9:00 a.m., New York City time, on that interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us.

•
If the brokers selected by the calculation agent are not quoting as set forth above, the federal funds (open) rate for that interest determination date will remain the federal funds (open) rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

LIBOR Debt Securities. LIBOR debt securities will bear interest at the interest rates specified in the LIBOR debt securities and in the applicable prospectus supplement.  That interest rate will be based on London Interbank Offered Rate, which is commonly referred to as “LIBOR,” and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

“LIBOR” means, for any interest determination date, the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in the applicable prospectus supplement, commencing on the second London banking day immediately following that interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on that interest determination date, if at least two offered rates appear on the Designated LIBOR Page, provided that if the specified Designated LIBOR Page, as defined below, by its terms provides only for a single rate, that single rate will be used.

•
If (i) fewer than two offered rates appear or (ii) no rate appears and the Designated LIBOR Page by its terms provides only for a single rate, then the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity specified in the applicable prospectus supplement commencing on the second London banking day immediately following the interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.  If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations.

•
If fewer than two quotations are provided, as described in the prior paragraph, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., or some other time specified in the applicable prospectus supplement, in the applicable principal financial center for the country of the index currency on that interest reset date, by three major banks in that principal financial center selected by the calculation agent, after consultation with us, for loans in the index currency to leading European banks, having the index maturity specified in the applicable prospectus supplement and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

•
If the banks so selected by the calculation agent are not quoting as set forth above, LIBOR for that interest determination date will remain LIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

The “index currency” means the currency specified in the applicable prospectus supplement as the currency for which LIBOR will be calculated, or, if the euro is substituted for that currency, the index currency will be the euro.  If that currency is not specified in the applicable prospectus supplement, the index currency will be U.S. dollars.

“Designated LIBOR Page” means the display on Reuters, or any successor service, on page LIBOR01, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

Prime Rate Debt Securities.  Prime rate debt securities will bear interest at the interest rates specified in the prime rate debt securities and in the applicable prospectus supplement.  That interest rate will be based on the prime rate and any spread and/or spread multiplier, and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “prime rate” means, for any interest determination date, the rate on that date as published in H.15(519) under the heading “Bank Prime Loan.”

The following procedures will be followed if the prime rate cannot be determined as described above:

•
If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date, then the prime rate will be the rate on that interest determination date as published in the H.15 Daily Update under the heading “Bank Prime Loan.”

•
If the above rate is not published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Page US PRIME 1, as defined below, as that bank’s prime rate or base lending rate as in effect for that interest determination date.

•
If fewer than four rates for that interest determination date appear on the Reuters Page US PRIME 1 by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least three major banks in The City of New York, which may include affiliates of the agent, selected by the calculation agent, after consultation with us.

•
If the banks selected by the calculation agent are not quoting as set forth above, the prime rate for that interest determination date will remain the prime rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Reuters Page US PRIME 1” means the display designated as page “US PRIME 1” on Reuters, or any successor service, or any other page as may replace the US PRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Treasury Rate Debt Securities.  Treasury rate debt securities will bear interest at the interest rates specified in the Treasury rate debt securities and in the applicable prospectus supplement.  That interest rate will be based on the Treasury rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “Treasury rate” means:

•
the rate from the auction held on the applicable interest determination date, which we refer to as the “auction,” of direct obligations of the United States, which are commonly referred to as “Treasury Bills,” having the index maturity specified in the applicable prospectus supplement as that rate appears under the caption “INVESTMENT RATE” on the display on Reuters, or any successor service, on page USAUCTION10 or any other page as may replace page USAUCTION10 on that service, which we refer to as “Reuters Page USAUCTION10,” or on page USAUCTION11 or any other page as may replace page USAUCTION11 on that service, which we refer to as “Reuters Page USAUCTION11”; or

•
if the rate described in the first bullet point is not published by 3:00 p.m., New York City time, on the  calculation date, the bond equivalent yield of the auction rate for the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High”; or

•
if the rate described in the second bullet point is not published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury; or

•
if the rate referred to in the third bullet point is not announced by the United States Department of the Treasury, or if the auction is not held, the bond equivalent yield of the auction rate on the applicable interest determination date of Treasury Bills having the index maturity specified in the applicable prospectus supplement published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or

•
if the rate referred to in the fourth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date of the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or

•
if the rate referred to in the fifth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable interest determination date, of three primary U.S. government securities dealers, which may include the agent and its affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable prospectus supplement; or

•
if the dealers selected by the calculation agent are not quoting as set forth above, the Treasury rate for that interest determination date will remain the Treasury rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

The “bond equivalent yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

bond equivalent yield =	D × N	x 100
360 – (D × M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

CMT Rate Debt Securities.  CMT rate debt securities will bear interest at the interest rates specified in the CMT rate debt securities and in the applicable prospectus supplement.  That interest rate will be based on the CMT rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “CMT rate” means, for any interest determination date, any of the following rates displayed on the Designated CMT Reuters Page, as defined below, under the caption “... Treasury Constant Maturities ... Federal Reserve Board Release H.15... Mondays Approximately 3:45 p.m.,” under the column for the Designated CMT Maturity Index, as defined below, for:

•	the rate on that interest determination date, if the Designated CMT Reuters Page is FRBCMT; and

•	the week or the month, as applicable, ended immediately preceding the week in which the related interest determination date occurs, if the Designated CMT Reuters Page is FEDCMT.

The following procedures will be followed if the CMT rate cannot be determined as described above:

•
If the above rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturities rate for the Designated CMT Maturity Index as published in the relevant H.15(519).

•
If the above rate described in the first bullet point is no longer published, or if not published by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant

Maturities rate for the Designated CMT Maturity Index or other U.S. Treasury rate for the Designated CMT Maturity Index on the interest determination date for the related interest reset date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Reuters Page and published in the relevant H.15(519).

•
If the information described in the second bullet point is not provided by 3:00 p.m., New York City time, on the related calculation date, then the calculation agent will determine the CMT rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date, reported, according to their written records, by three leading primary U.S. government securities dealers, which we refer to as a “reference dealer,” in The City of New York, which may include the agent or another affiliate of ours, selected by the calculation agent as described in the following sentence.  The calculation agent will select five reference dealers, after consultation with us, and will eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States, which are commonly referred to as “Treasury notes,” with an original maturity of approximately the Designated CMT Maturity Index, a remaining term to maturity of no more than 1 year shorter than that Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time. If two Treasury notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

•
If the calculation agent cannot obtain three Treasury notes quotations as described in the immediately preceding bullet, the calculation agent will determine the CMT rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date of three reference dealers in The City of New York, selected using the same method described in the immediately preceding paragraph, for Treasury notes with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time.

•
If three or four, and not five, of the reference dealers are quoting as described above, then the CMT rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes will be eliminated.

•
If fewer than three reference dealers selected by the calculation agent are quoting as described above, the CMT rate for that interest determination date will remain the CMT rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Designated CMT Reuters Page” means the display on Reuters, or any successor service, on the page designated in the applicable prospectus supplement or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519).  If no Reuters page is specified in the applicable prospectus supplement, the Designated CMT Reuters Page will be FEDCMT, for the most recent week.

“Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, as specified in the applicable prospectus supplement, for which the CMT rate will be calculated.  If no maturity is specified in the applicable prospectus supplement, the Designated CMT Maturity Index will be two years.

Redemption and Repurchase of Debt Securities

Optional Redemption by Morgan Stanley.  If applicable, the prospectus supplement will indicate the terms of our option to redeem the debt securities.

Notice of Redemption.  We will mail a notice of redemption to each holder or, in the case of global debt securities, to the Depositary, as holder of the global debt securities, by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the address of each holder as that address appears upon the books maintained by the paying agent.  The debt securities, except for amortizing debt securities, will not be subject to any sinking fund.

Optional Make-whole Redemption of Debt Securities.  If specified in the applicable prospectus supplement, we may redeem any such debt securities in whole at any time or in part from time to time, at our option, at a make-whole redemption price equal to the greater of:

•	100% of the principal amount of the debt securities to be redeemed, and

•
the sum of the present values of the remaining scheduled payments of principal and interest on the debt securities to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming, unless otherwise specified in the applicable prospectus supplement, a 360-day year consisting of twelve 30-day months) at the treasury rate, plus a spread as indicated in the applicable prospectus supplement, as calculated by the premium calculation agent (as defined below);

plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

“treasury rate” means, with respect to any redemption date:

•
the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the comparable treasury issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the comparable treasury issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month); or

•
if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

The treasury rate will be calculated on the third business day preceding the redemption date.

We will mail a notice of redemption to the Depositary, as holder of the debt securities by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption in such notice, or within such other notice period as may be indicated in the applicable prospectus supplement.  Unless we default on payment of the redemption price, interest will cease to accrue on the debt securities or portions thereof called for redemption on the applicable redemption date.  If fewer than all of the debt securities of a particular series of debt securities are to be redeemed, the trustee will select, not more than 60 days (or such other indicated period) prior to the redemption date, the particular debt securities or portions thereof for redemption from the outstanding  debt securities of such series not previously called for redemption by such method as the trustee deems fair and appropriate.

“premium calculation agent” means Morgan Stanley & Co. Incorporated, or if that firm is unwilling or unable to select the comparable treasury issue, an investment banking institution of national standing appointed by us.

“comparable treasury issue” means the U.S. Treasury security selected by the premium calculation agent as having a maturity comparable to the remaining term (“remaining life”) of the debt securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such debt securities to be redeemed.

“comparable treasury price” means, with respect to a redemption date (1) the average of five reference treasury dealer quotations for such redemption date, after excluding the highest and lowest reference treasury dealer quotations, or (2) if the premium calculation agent obtains fewer than five such reference treasury dealer quotations, the average of all such quotations.

“reference treasury dealer” means (1) Morgan Stanley & Co. Incorporated and its successors, provided, however, that if the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “primary treasury dealer”) we will substitute therefor another primary treasury dealer and (2) any other primary treasury dealers selected by the premium calculation agent after consultation with us.

“reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the premium calculation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the premium calculation agent at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Because Morgan Stanley & Co. Incorporated is our affiliate, the economic interests of Morgan Stanley & Co. Incorporated may be adverse to your interests as an owner of the debt securities subject to our redemption, including with respect to certain determinations and judgments that it must make as premium calculation agent in the event we redeem such debt securities before their maturity.  Morgan Stanley & Co. Incorporated is obligated to carry out its duties and functions as premium calculation agent in good faith and using its reasonable judgment.

We will notify the relevant trustee of the redemption price promptly after the calculation thereof and such trustee will have no responsibility for calculating the redemption price.

Repayment at Option of Holder.  If applicable, the prospectus supplement relating to a series of debt securities will indicate that the holder has the option to have us repay the debt security on a date or dates specified prior to its maturity date.  The repayment price will be equal to 100% of the principal amount of the debt security, together with accrued interest to the date of repayment.  For debt securities issued with original issue discount, the prospectus supplement will specify the amount payable upon repayment.

For us to repay a debt security, the paying agent must receive at least 15 days but not more than 30 days prior to the repayment date:

•	the debt security with the form entitled “Option to Elect Repayment” on the reverse of the debt security duly completed; or

•
a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the debt security, the principal amount of the debt security, the principal amount of the debt security to be repaid, the certificate number or a description of the tenor and terms of the debt security, a statement that the option to elect repayment is being exercised and a guarantee that the debt security to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the debt security, will be received by the paying agent not later than the fifth business day after the date of that telegram, telex, facsimile transmission or letter.  However, the telegram, telex, facsimile transmission or letter will only be effective if that debt security and form duly completed are received by the paying agent by the fifth business day after the date of that telegram, telex, facsimile transmission or letter.

Exercise of the repayment option by the holder of a debt security will be irrevocable.  The holder may exercise the repayment option for less than the entire principal amount of the debt security but, in that event, the principal amount of the debt security remaining outstanding after repayment must be an authorized denomination.

Special Requirements for Optional Repayment of Global Debt Securities.  If a debt security is represented by a registered global debt security, the Depositary or the Depositary’s nominee will be the holder of the debt security and therefore will be the only entity that can exercise a right to repayment.  In order to ensure that the Depositary’s nominee will timely exercise a right to repayment of a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify the Depositary of its desire to exercise a right to repayment.  Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the Depositary.

Open Market Purchases by Morgan Stanley.  We may purchase debt securities at any price in the open market or otherwise.  Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the relevant trustee for cancellation.

Indentures

Debt securities that will be senior debt will be issued under a Senior Indenture dated as of November 1, 2004 between Morgan Stanley and The Bank of New York Mellon, a New York banking corporation (as successor to JPMorgan Chase Bank, N.A.) as trustee.  We call that indenture, as it may be supplemented from time to time, the Senior Debt Indenture.  Debt securities that will be subordinated debt will be issued under a Subordinated Indenture dated as of October 1, 2004 between Morgan Stanley and The Bank of New York Mellon, a New York banking corporation (as successor to J.P. Morgan Trust Company, National Association), as trustee.  We call that indenture, as it may be supplemented from time to time, the Subordinated Debt Indenture.  We refer to The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)) and The Bank of New York Mellon (as successor to J.P. Morgan Trust Company, National Association), individually as a “trustee” and collectively as the “trustees.”

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the Subordinated Debt Indenture may prohibit us from making payments on these securities.  Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the Subordinated Debt Indenture, to all of our senior indebtedness.  The Subordinated Debt Indenture defines senior indebtedness as (i) obligations of, or guaranteed or assumed by, Morgan Stanley for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any of that indebtedness or of those obligations and (ii) if provided in the supplemental indenture under which a series of debt securities is issued or in the form of debt security for such series, any additional obligations that Morgan Stanley determines to include within the definition of senior indebtedness in order to assure that the debt securities of such series will be accorded the regulatory capital recognition desired by Morgan Stanley in accordance with Rule 15c3-1 under the Securities Exchange Act of 1934, as amended, or any other rule or regulation governing the definition of capital that is applicable to Morgan Stanley or its affiliates. Nonrecourse obligations, the subordinated debt securities and any other obligations specifically designated as being subordinate in right of payment to senior indebtedness are not senior indebtedness as defined under the Subordinated Debt Indenture.  (Subordinated Debt Indenture, Section 1.01).

The Subordinated Debt Indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any subordinated debt securities may be made in the event:

•	of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property;

•
that (a) a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist; or

•
that the principal of and accrued interest on any subordinated debt securities have been declared due and payable upon an event of default as defined under the Subordinated Debt Indenture and that declaration has not been rescinded and annulled as provided under the Subordinated Debt Indenture.  (Subordinated Debt Indenture, Section 13.01).

We currently have outstanding subordinated debt securities, which were issued under an amended and restated subordinated indenture, dated May 1, 1999, between us and The Bank of New York Mellon (as successor to J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A., successor to The First National Bank of Chicago)) as trustee, with terms and conditions substantially similar to those of the subordinated debt securities described in this prospectus.  At August 31, 2008, there was $4 billion aggregate principal amount of such subordinated debt securities outstanding.  Those subordinated debt securities contain certain acceleration provisions that could be triggered prior to the acceleration provisions of the subordinated debt securities described in this prospectus.  Accordingly, the outstanding amount of those subordinated debt securities could become due and payable by acceleration prior to the subordinated debt securities described in this prospectus.

Covenants Restricting Pledges, Mergers and Other Significant Corporate Actions

Negative Pledge.  Because we are a holding company, our assets consist primarily of the securities of our subsidiaries.  The negative pledge provisions of the Senior Debt Indenture limit our ability to pledge some of these securities.  The Senior Debt Indenture provides that we will not, and will not permit any subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance except for liens specifically permitted by the Senior Debt Indenture on:

•
the voting securities of Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International plc or any subsidiary succeeding to any substantial part of the business now conducted by any of those corporations, which we refer to collectively as the “principal subsidiaries,” or

•	the voting securities of a subsidiary that owns, directly or indirectly, the voting securities of any of the principal subsidiaries, other than directors’ qualifying shares,

without making effective provisions so that the debt securities issued under the Senior Debt Indenture will be secured equally and ratably with indebtedness so secured.

For these purposes, “subsidiary” means any corporation, partnership or other entity of which at the time of determination we own or control directly or indirectly more than 50% of the shares of the voting stock or equivalent interest, and “voting securities” means stock of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the relevant subsidiary, other than stock that carries only the conditional right to vote upon the happening of an event, whether or not that event has happened.  (Senior Debt Indenture, Section 3.06).

The Subordinated Debt Indenture does not include negative pledge provisions.

Merger, Consolidation, Sale, Lease or Conveyance.  Each indenture provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any other person, unless:

•	we will be the continuing corporation; or

•	the successor corporation or person that acquires all or substantially all of our assets:

o	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

o	will expressly assume all of our obligations under the indenture and the debt securities issued under the indenture; and

•
immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the indenture applicable to us.  (Indentures, Section 9.01).

Absence of Protections against All Potential Actions of Morgan Stanley.  There are no covenants or other provisions in the indentures that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Morgan Stanley or a highly leveraged transaction.  The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of Morgan Stanley or a sale, lease or conveyance of all or substantially all of our assets.  However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, which we would describe in the applicable prospectus supplement.

Events of Default

The indentures provide holders of debt securities with remedies if we fail to perform specific obligations or if we become bankrupt.  Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not.  Each indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

An event of default is defined under the Senior Debt Indenture, with respect to any series of debt securities issued under that indenture, as being:

•	default in payment of any principal of the debt securities of that series, either at maturity or upon any redemption, by declaration or otherwise;

•	default for 30 days in payment of any interest on any debt securities of that series;

•
default for 60 days after written notice in the observance or performance of any covenant or agreement in the debt securities of that series or the indenture (other than a covenant or warranty with respect to the debt securities of that series the breach or nonperformance of which is otherwise included in the definition of “event of default”);

•	events of bankruptcy, insolvency or reorganization; or

•	any other event of default provided in the supplemental indenture under which that series of debt securities is issued. (Senior Debt Indenture, Section 5.01).

An event of default is defined under the Subordinated Debt Indenture, with respect to any series of debt securities issued under that indenture, as being:

•	events of bankruptcy, insolvency or reorganization; or

•	any other event of default provided in the supplemental indenture under which that series of debt securities is issued. (Subordinated Debt Indenture, Section 5.01).

Unless otherwise stated in the applicable prospectus supplement, the debt securities issued under either indenture will not have the benefit of any cross-default or cross-acceleration provisions with our other indebtedness.

Acceleration of Debt Securities upon an Event of Default.  The Senior Debt Indenture provides that:

•
if an event of default due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under that indenture, or due to the default in the performance or breach of any other covenant or warranty of Morgan Stanley applicable to the debt securities of that series but not applicable to all outstanding debt securities issued under that indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to Morgan Stanley and to the trustee, if given by security holders, may declare the principal of all debt securities of all affected series and interest accrued thereon to be due and payable immediately; and

•
if an event of default due to a default in the performance of any other covenants or agreements in that indenture applicable to all outstanding debt securities issued under that indenture or due to specified events of bankruptcy, insolvency or reorganization of Morgan Stanley, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under that indenture, voting as one class, by notice in writing to Morgan Stanley and to the trustee, if given by security holders, may declare the principal of all those debt securities and interest accrued thereon to be due and payable immediately.  (Senior Debt Indenture, Section 5.01).

Unless otherwise stated in the applicable prospectus supplement, debt securities issued under the Senior Debt Indenture will have the benefit of these acceleration provisions.

The Subordinated Debt Indenture provides that:

•
if an event of default applicable to the debt securities of that series but not applicable to all outstanding debt securities issued under that indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to Morgan Stanley and to the trustee, if given by security holders, may declare the principal of all debt securities of all affected series and interest accrued thereon to be due and payable immediately; and

•
if an event of default due to specified events of bankruptcy, insolvency or reorganization of Morgan Stanley, occurs and is continuing, or if an event of default applicable to all outstanding debt securities issued under that indenture is provided in the supplemental indenture under which such series of debt securities is issued or in the form of debt securities for such series and such event of default has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under that indenture, voting as one class, by notice in writing to Morgan Stanley and to the trustee, if given by security holders, may declare the principal of all those debt securities and interest accrued thereon to be due and payable immediately.  (Subordinated Debt Indenture, Section 5.01).

Annulment of Acceleration and Waiver of Defaults.  The Senior Debt Indenture provides that:

In some circumstances, if any and all events of default under the indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may waive past defaults and rescind and annul past declarations of acceleration of the debt securities.  (Senior Debt Indenture, Section 5.01).

Prior to the acceleration of any debt securities, the holders of a majority in aggregate principal amount of all series of outstanding debt securities with respect to which an event of default has occurred and is continuing, voting as one class, may waive any past default or event of default, other than a default in the payment of principal or interest (unless such default has been cured and an amount sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee) or a default in respect of a covenant or provision in the indenture that cannot be modified or amended without the consent of the holder of each debt security affected.  (Senior Debt Indenture, Section 5.10).

The Subordinated Debt Indenture provides that:

In some circumstances, if any and all defaults (as defined below) under the indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may waive past defaults and rescind and annul past declarations of acceleration of the debt securities.  (Subordinated Debt Indenture, Section 5.01).

Prior to the acceleration of any debt securities, the holders of a majority in aggregate principal amount of all series of outstanding debt securities with respect to which a default has occurred and is continuing, voting as one class, may waive any past default, other than a default in the payment of principal or interest (unless such default has been cured and an amount sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee) or a default in respect of a covenant or provision in the indenture that cannot be modified or amended without the consent of the holder of each debt security affected.  (Subordinated Debt Indenture, Section 5.10).

Defaults.  In the case of the Subordinated Debt Indenture, a default is defined, with respect to any series of debt securities issued under that indenture, as being:

•	default in payment of any principal of the debt securities of that series, either at maturity or upon any redemption, by declaration or otherwise;

•	default for 30 days in payment of any interest on any debt securities of that series;

•
default for 60 days after written notice in the observance or performance of any covenant or agreement in the debt securities of that series or the indenture (other than a covenant or warranty with respect to the debt securities of that series the breach or nonperformance of which is otherwise included in the definition of “event of default” or “default”);

•	an event of default with respect such series of debt securities; or

•	any other default provided in the supplemental indenture under which that series of debt securities is issued. (Subordinated Debt Indenture, Section 5.06).

There will be no event of default, and therefore no right of acceleration, in the case of a default in the performance of any covenant or obligation with respect to the debt securities issued under the Subordinated Debt Indenture, including a default in the payment of principal or interest.  If a default in the payment of principal of, or any interest on, any series of debt securities issued under the Subordinated Debt Indenture occurs and is continuing and we fail to pay the full amount then due and payable with respect to all debt securities of the affected series immediately upon the demand of the trustee, the trustee is entitled to institute an action or proceeding to collect the amount due and unpaid.  (Subordinated Debt Indenture, Section 5.02).  If any default occurs and is continuing, the trustee may pursue legal action to enforce the performance of any provision in the indenture to protect the rights of the trustee and the holders of the debt securities issued under the Subordinated Debt Indenture.  (Subordinated Debt Indenture, Section 5.04).

Indemnification of Trustee for Actions Taken on Your Behalf.  Each indenture contains a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under that indenture before proceeding to exercise any trust or power at the request of holders.  (Indentures, Section 6.02).  Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.  (Indentures, Section 5.09).

Limitation on Actions by You as an Individual Holder.  Each indenture provides that no individual holder of debt securities may institute any action against us under that indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•
the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•
the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.  (Indentures, Sections 5.06 and 5.09).

Annual Certification.  Each indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.  (Indentures, Section 3.05).

Discharge, Defeasance and Covenant Defeasance

We have the ability to eliminate most or all of our obligations on any series of debt securities prior to maturity if we comply with the following provisions.  (Indentures, Section 10.01).

Discharge of Indenture.  If at any time we have:

•	paid or caused to be paid the principal of and interest on all of the outstanding debt securities in accordance with their terms;

•	delivered to the applicable trustee for cancellation all of the outstanding debt securities; or

•
irrevocably deposited with the applicable trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the Indenture that have either become due and payable, or are by their terms due and payable within one year or are scheduled for redemption within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities;

and if, in any such case, we also pay or cause to be paid all other sums payable by us under the indenture with respect to the securities of such series, then the indenture shall cease to be of further effect with respect to the securities of such series, except as to certain rights and with respect to the transfer and exchange of securities, rights of the holders to receive payment and certain other rights and except that the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable or are due and payable within one year or are scheduled for redemption within one year will discharge obligations under the relevant indenture relating only to that series of debt securities.

Defeasance of a Series of Securities at Any Time.  We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as “defeasance.”

We may be released with respect to any outstanding series of debt securities from the obligations imposed by Sections 3.06 (in the case of the Senior Debt Indenture) and 9.01, which sections contain the covenants described above limiting liens and consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default or a default.  Discharge under those procedures is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if, among other things:

•
We irrevocably deposit with the relevant trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable or a combination of the above sufficient to pay the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased.

•	We deliver to the relevant trustee an opinion of counsel to the effect that:

o	the holders of the series of debt securities being defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and

o	the defeasance or covenant defeasance will not otherwise alter those holders’ U.S. federal income tax treatment of principal and interest payments on the series of debt securities being defeased.

In the case of a defeasance, but not in the case of covenant defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

•	In the case of the Subordinated Debt Indenture:

o
no event or condition will exist that, under the provisions described under “—Subordination Provisions” above, would prevent us from making payments of principal or interest on the subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after that deposit date; and

o
we deliver to the trustee for the Subordinated Debt Indenture an opinion of counsel to the effect that (i) the trust funds will not be subject to any rights of holders of senior indebtedness and (ii) after the 91st day following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.  (Subordinated Debt Indenture, Section 10.01).

Modification of the Indentures

Modification Without Consent of Holders.  We and the relevant trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under a particular indenture to:

•	secure any debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency;

•	establish the forms or terms of debt securities of any series; or

•	evidence the acceptance of appointment by a successor trustee. (Indentures, Section 8.01).

Modification with Consent of Holders.  We and the applicable trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable indenture or modify in any manner the rights of the holders of those debt securities.  However, we and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by such change:

•	extend the final maturity of the principal;

•	reduce the principal amount;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal and any amount of original issue discount, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•
alter the terms on which holders of the debt securities may convert or exchange debt securities for stock or other securities of Morgan Stanley or of other entities or for other property or the cash value of the property, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

•	alter certain provisions of the relevant indenture relating to debt securities not denominated in U.S. dollars;

•	impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the relevant indenture. (Indentures, Section 8.02).

Modification of Subordination Provisions.  We may not amend the Subordinated Debt Indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each potentially adversely affected holder of senior indebtedness then outstanding.  (Subordinated Debt Indenture, Section 8.06).

Replacement of Debt Securities

At the expense of the holder, we may, in our discretion, replace any debt securities that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen.  The mutilated debt securities must be delivered to the applicable trustee, the paying agent and the registrar, in the case of registered debt securities, or satisfactory evidence of the destruction, loss or theft of the debt securities must be delivered to us, the paying agent, the registrar, in the case of registered debt securities, and the applicable trustee.  At the expense of the holder, an indemnity that is satisfactory to us, the principal paying agent, the registrar, in the case of registered debt securities, and the applicable trustee may be required before a replacement debt security will be issued.

Concerning Our Relationship with the Trustees

We and our subsidiaries maintain ordinary banking relationships and credit facilities with The Bank of New York Mellon, a New York banking corporation (as successor to JPMorgan Chase Bank, N.A. and J.P. Morgan Trust Company, National Association).

Governing Law

The debt securities and the indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Predecessor Indentures

From time to time we may reopen previous issuances of our debt securities issued pursuant to earlier predecessor indentures.  Any such senior debt security reopening would be issued under an Amended and Restated Senior Indenture dated as of May 1, 1999 between us and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as trustee.  Any such subordinated debt security reopening would be issued under an Amended and Restated Subordinated Indenture dated as of May 1, 1999 between us and The Bank of New York Mellon (as successor to J.P. Morgan Trust Company, National Association, as successor in interest to The First National Bank of Chicago), as trustee.  We call these indentures, as they may be supplemented from time to time, the “predecessor indentures.”

The predecessor indentures have terms identical to the terms of the indentures in all material respects; provided that the indentures also include the following provisions.  The predecessor indentures include an event of default upon our failure to make any payment at maturity, including any applicable grace period, on other indebtedness in an amount in excess of $10,000,000 and continuance of that failure for a period of 30 days after written notice of the failure to us by the applicable trustee, or to us and the applicable trustee by the holders of not less than 25% in aggregate principal amount of the outstanding debt securities, treated as one class, issued under the indentures.  The predecessor indentures also include an event of default upon a default with respect to any other indebtedness, which default results in the acceleration of indebtedness in an amount in excess of $10,000,000 without the indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice of the acceleration to us by the applicable trustee, or to us and the applicable trustee by the holders of not less than 25% in aggregate principal amount of the outstanding debt securities, treated as one class, issued under the indenture.  For purposes of the previous two sentences, indebtedness means obligations of, or guaranteed or assumed by, us, other than the debt securities, for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, but does not include non-recourse obligations.  In addition, if a failure, default or acceleration referred to above ceases or is cured, waived, rescinded or annulled, then the event of default under the predecessor indentures caused by such default or acceleration will also be considered cured.  The predecessor subordinated debenture also includes events of default upon our failure to pay either (i) any installment of interest upon any series of debt securities issued under such indenture when the same shall become due and payable, and continuance of such default for a period of 30 days or (ii) all or any part of principal of any series of debt securities issued under such indenture when the same shall become due and payable at maturity, upon any redemption, by declaration or otherwise.

DESCRIPTION OF UNITS

Units will consist of any combination of warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by us,  debt obligations or other securities of an entity affiliated or not affiliated with us or other property.  The applicable prospectus supplement will also describe:

•
the designation and the terms of the units and of any combination of warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property constituting the units, including whether and under what circumstances the warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other securities may be traded separately;

•	any additional terms of the governing Unit Agreement or Unit Agreement Without Holders’ Obligations;

•
any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property constituting the units; and

•	any applicable U.S. federal income tax consequences.

The terms and conditions described under “Description of Debt Securities,” “Description of Warrants,” “Description of Purchase Contracts,” “Description of Capital Stock—Offered Preferred Stock” and “Description of Capital Stock—Offered and Existing Common Stock” and those described below under “—Significant Provisions of the Unit Agreement” and “—Significant Provisions of the Unit Agreement Without Holders’ Obligations” will apply to each unit and to any warrants, purchase contracts, shares of preferred stock, shares of common stock or debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property included in each unit, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more Unit Agreements, each referred to as a Unit Agreement, to be entered into between us and a bank or trust company, as unit agent.  We may issue units in one or more series, which will be described in the applicable prospectus supplement.  Generally, units that do not include components requiring performance on the part of the holders of such units will be governed by a Unit Agreement designed for units where the holders do not have any further obligations under the included warrants, purchase contracts or other components, which we refer to as the Unit Agreement Without Holders’ Obligations.  We have filed the form of Unit Agreement and the Unit Agreement Without Holders’ Obligations as exhibits to the registration statement.  Although we have described below the material provisions of the Unit Agreement, the Unit Agreement Without Holders’ Obligations and the units, these descriptions are not complete, and you should review the detailed provisions of the Unit Agreement and Unit Agreement Without Holders’ Obligations for a full description, including the definition of some of the terms used in this prospectus and for other information regarding the units.

Significant Provisions of the Unit Agreement

Obligations of Unit Holder.  Under the terms of the Unit Agreement, each owner of a unit:

•	consents to and agrees to be bound by the terms of the Unit Agreement;

•
appoints the unit agent as its authorized agent to execute, deliver and perform any purchase contract included in the unit in which that owner has an interest, except in the case of pre-paid purchase contracts, which require no further performance by the owner; and

•
irrevocably agrees to be a party to and be bound by the terms of any purchase contract, other than a pre-paid purchase contract issued pursuant to an indenture, included in the unit in which that owner has an interest.

Assumption of Obligations by Transferee.  Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under the unit, under any purchase contract included in the unit and under any other security constituting that unit, and the transferor will be released from those obligations.  Under the Unit Agreement, we consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the Unit Agreement.

Remedies.  Upon the acceleration of the debt securities constituting any units, our obligations and those of the owners under any purchase contracts constituting a part of the units may also be accelerated upon the request of the owners of not less than 25% of the affected purchase contracts, on behalf of all the owners.

Limitation on Actions by You as an Individual Holder.  No owner of any unit will have any right under the Unit Agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the Unit Agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner will have given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and:

•
in the case of an event of default under the debt securities or the relevant indenture, unless the procedures, including notice to us and the trustee, described in the indenture have been complied with; and

•
in the case of a failure by Morgan Stanley to observe or perform any of its obligations under the Unit Agreement relating to any purchase contracts, other than pre-paid purchase contracts, included in the unit, unless:

o
owners of not less than 25% of the affected purchase contracts have (a) requested the unit agent to institute that action or proceeding in its own name as unit agent under the Unit Agreement and (b) offered the unit agent reasonable indemnity;

o	the unit agent has failed to institute that action or proceeding within 60 days of that request by the owners referred to above; and

o	the owners of a majority of the outstanding affected units have not given directions to the unit agent inconsistent with those of the owners referred to above.

If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding.  Notwithstanding the above, the owner of any unit or purchase contract will have the unconditional right to purchase or sell, as the case may be, purchase contract property under the purchase contract and to institute suit for the enforcement of that right.  Purchase contract property is defined under “Description of Purchase Contracts” below.

Negative Pledge.  Because we are a holding company, our assets consist primarily of the securities of our subsidiaries.  The negative pledge provisions of the Unit Agreement limit our ability to pledge some of these securities.  The Unit Agreement provides that we will not, and will not permit any subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance except for liens specifically permitted by the Unit Agreement on:

(1)           the voting securities of Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International plc or any subsidiary succeeding to any substantial part of the business now conducted by any of those corporations, which we refer to collectively as the “principal subsidiaries,” or

(2)           the voting securities of a subsidiary that owns, directly or indirectly, the voting securities of any of the principal subsidiaries, other than directors’ qualifying shares,

without making effective provisions so that the units and the securities constituting the units under the Unit Agreement will be secured equally and ratably with indebtedness so secured.

For these purposes, “subsidiary” means any corporation, partnership or other entity of which at the time of determination we own or control directly or indirectly more than 50% of the shares of the voting stock or equivalent interest, and “voting securities” means stock of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the relevant subsidiary, other than stock that carries only the conditional right to vote upon the happening of an event, whether or not that event has happened.

Absence of Protections Against All Potential Actions of Morgan Stanley.  There are no covenants or other provisions in the Unit Agreement providing for a put right or increased interest or otherwise that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control of Morgan Stanley or a highly leveraged transaction.

Modification Without Consent of Holders.  We and the unit agent may amend or supplement the Unit Agreement and the terms of the purchase contracts and the purchase contract certificates without the consent of the holders:

•	to evidence the assumption by a successor of our covenants;

•	to evidence the acceptance of appointment by a successor agent or collateral agent;

•	to add covenants for the protection of the holders of the units;

•	to comply with the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act or the Investment Company Act of 1940, as amended;

•	to cure any ambiguity;

•	to correct or supplement any defective or inconsistent provision; or

•	in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

Modification with Consent of Holders.  We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected may modify the rights of the holders of the units of each series so affected or the terms of any purchase contracts included in any of those series of units and the terms of the Unit Agreement relating to the purchase contracts of each series so affected.  However, we and the unit agent may not make the following first three modifications without the consent of the holder of each outstanding purchase contract included in units and may not make the following last two modifications without the consent of the holder of each outstanding unit affected by the modification that:

•	impair the right to institute suit for the enforcement of any purchase contract;

•	materially adversely affect the holders’ rights and obligations under any purchase contract;

•
reduce the percentage of purchase contracts constituting part of outstanding units the consent of whose owners is required for the modification of the provisions of the Unit Agreement relating to those purchase contracts or for the waiver of any defaults under the Unit Agreement relating to those purchase contracts;

•	materially adversely affect the holders’ units or the terms of the Unit Agreement (other than terms related to the first three clauses above); or

•
reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the Unit Agreement (other than terms related to the first three clauses above).

Modifications of any debt securities or pre-paid purchase contracts issued pursuant to an indenture included in units may only be made in accordance with the applicable indenture, as described under “Description of Debt Securities—Modification of the Indentures.” Modifications of any warrants included in units may only be made in accordance with the terms of the warrant agreement as described under “Description of Warrants—Significant Provisions of the Warrant Agreement.”

Merger, Consolidation, Sale, Lease or Conveyance.  The Unit Agreement provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any person unless:

•	we will be the continuing corporation; or

•	the successor corporation or person that acquires all or substantially all of our assets:

o	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

o	will expressly assume all of our obligations under the Unit Agreement; and

•
immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the Unit Agreement applicable to us.

Replacement of Unit Certificates or Purchase Contract Certificates.  We will replace any mutilated certificate evidencing a definitive unit or purchase contract at the expense of the holder upon surrender of that certificate to the unit agent.  We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the unit agent of evidence satisfactory to us and the unit agent of the destruction, loss or theft of the certificates.  In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the unit agent and to us may be required at the expense of the holder of the units or purchase contracts evidenced by that certificate before a replacement will be issued.

The Unit Agreement provides that, notwithstanding the foregoing, no replacement certificate need be delivered:

•
during the period beginning 15 days before the day of mailing of a notice of redemption or of any other exercise of any right held by Morgan Stanley with respect to the unit or any security constituting the unit evidenced by the mutilated, destroyed, lost or stolen certificate and ending on the day of the giving of that notice;

•	if the mutilated, destroyed, lost or stolen certificate evidences any security selected or called for redemption or other exercise of a right held by Morgan Stanley; or

•
at any time on or after the date of settlement or redemption for any purchase contract included in the unit, or at any time on or after the last exercise date for any warrant included in the unit, evidenced by the mutilated, destroyed, lost or stolen certificate, except with respect to any units that remain or will remain outstanding following the date of settlement or redemption or the last exercise date.

Unit Agreement Not Qualified Under Trust Indenture Act.  The Unit Agreement will not be qualified as an indenture under, and the unit agent will not be required to qualify as a trustee under, the Trust Indenture Act.

Accordingly, the holders of units and purchase contracts, other than pre-paid purchase contracts issued pursuant to an indenture, will not have the benefits of the protections of the Trust Indenture Act.  However, any debt securities or pre-paid purchase contracts issued under an indenture that are issued as part of a unit will be issued under an indenture qualified under the Trust Indenture Act, and the trustee under that indenture will be qualified as a trustee under the Trust Indenture Act.

Title.  We, the unit agent, the trustee, the warrant agent and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

New York Law to Govern.  The Unit Agreement, the units and the purchase contracts constituting part of the units will be governed by, and construed in accordance with, the laws of the State of New York.

Significant Provisions of the Unit Agreement Without Holders’ Obligations

Remedies.  The unit agent will act solely as our agent in connection with the units governed by the Unit Agreement Without Holders’ Obligations and will not assume any obligation or relationship of agency or trust for or with any holders of units or interests in those units.  Any holder of units or interests in those units may, without the consent of the unit agent or any other holder or beneficial owner of units, enforce by appropriate legal action, on its own behalf, its rights under the Unit Agreement Without Holders’ Obligations.  However, the holders of units or interests in those units may only enforce their rights under any pre-paid purchase contracts issued pursuant to an indenture and any debt securities or under any warrants issued as parts of those units in accordance with the terms of the applicable indenture and the warrant agreement.

Modification.  We and the unit agent may amend the Unit Agreement Without Holders’ Obligations without the consent of the holders:

•	to cure any ambiguity;

•	to cure, correct or supplement any defective or inconsistent provision in the agreement; or

•	in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders of units.

We and the unit agent, with the consent of the holders of not less than a majority of units at the time outstanding, may modify or amend the rights of the affected holders of the affected units and the terms of the Unit Agreement Without Holders’ Obligations.  However, we and the unit agent may not, without the consent of each affected holder of units, make any modifications or amendments that would:

•	materially and adversely affect the exercise rights of the affected holders; or

•	reduce the percentage of outstanding units the consent of whose holders is required to modify or amend the Unit Agreement Without Holders’ Obligations.

Any debt securities and pre-paid purchase contracts issued pursuant to an indenture that are issued as part of units governed by the Unit Agreement Without Holders’ Obligations may be modified only in accordance with the applicable indenture, as described above under “Description of Debt Securities—Modification of the Indentures.” Any warrants issued as part of units may be modified only in accordance with the terms of the warrant agreement as described in “Description of Warrants—Significant Provisions of the Warrant Agreement.”

Merger, Consolidation, Sale, Lease or Conveyance.  The Unit Agreement Without Holders’ Obligations provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any person unless:

•	we will be the continuing corporation; or

•	the successor corporation or person that acquires all or substantially all of our assets:

o	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

o	will expressly assume all of our obligations under the Unit Agreement Without Holders’ Obligations; and

•
immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the Unit Agreement Without Holders’ Obligations applicable to us.

Replacement of Unit Certificates.  We will replace any mutilated certificate evidencing a definitive unit at the expense of the holder upon surrender of that certificate to the unit agent.  We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the unit agent of evidence satisfactory to us and the unit agent of the destruction, loss or theft of the certificates.  In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the unit agent and to us may be required at the expense of the holder of the units or prepaid purchase contracts evidenced by that certificate before a replacement will be issued.

Title.  We, the unit agent, the trustee, the warrant agent and any of our or their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

New York Law to Govern.  The Unit Agreement Without Holders’ Obligations, the units and the pre-paid purchase contracts constituting part of the units will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

Offered Warrants

We may offer warrants separately or together with one or more additional warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us, other property or any combination of those securities in the form of units, as described in the applicable prospectus supplement.  If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities or property in the unit prior to the warrants’ expiration date.  Warrants to purchase or sell securities of entities not affiliated with us issued in the United States may not be so separated prior to the 91st day after the issuance of the unit, unless otherwise specified in the applicable prospectus supplement.

We may issue warrants to purchase or sell, on terms to be determined at the time of sale:

•	securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any other property;

•	currencies;

•	commodities;

•	any other property; or

•	any combination of the above.

We refer to the property in the above clauses as “warrant property.” We may satisfy our obligations, if any, with respect to any warrants by delivering the warrant property or, in the case of warrants to purchase or sell securities, commodities or other property, the cash value of the securities or commodities, as described in the applicable prospectus supplement.

Further Information in Prospectus Supplement

The applicable prospectus supplement will contain, where applicable, the following terms of, and other information relating to, the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency with which the warrants may be purchased;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security or purchase contract included in that unit;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	whether the warrants are put warrants or call warrants, whether you or we will have the right to exercise the warrants and any conditions or restrictions on the exercise of the warrants;

•	the specific warrant property, and the amount or the method for determining the amount of the warrant property, purchasable or saleable upon exercise of each warrant;

•
the price at which and the currency with which the underlying securities, currencies, commodities or other property may be purchased or sold upon the exercise of each warrant, or the method of determining that price;

•	whether the exercise price may be paid in cash, by the exchange of any other security or property offered with the warrants or both and the method of exercising the warrants;

•	whether the exercise of the warrants is to be settled in cash or by delivery of the underlying securities, commodities, other property or combination thereof;

•	the applicable U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination, or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	whether the warrants are to be sold separately or with other securities as part of units; and

•	any other terms of the warrants.

Significant Provisions of the Warrant Agreement

We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in the prospectus supplement for the warrants.  The form of warrant agreement is filed as an exhibit to the registration statement.  The following summaries of significant provisions of the warrant agreement and the warrants are not intended to be comprehensive and holders of warrants should review the detailed provisions of the warrant agreement for a full description and for other information regarding the warrants.

Modifications Without Consent of Warrantholders.  We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders:

•	to cure any ambiguity;

•	to cure, correct or supplement any defective or inconsistent provision;

•	to establish the forms or terms of warrant certificates or warrants of any series;

•	to evidence the acceptance of appointment by a successor agent; or

•	in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

Modifications with Consent of Warrantholders.  We and the warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected, may modify or amend the warrant agreement.  However, we and the warrant agent may not make any of the following modifications or amendments without the consent of each affected warrantholder:

•	change the exercise price of the warrants;

•
reduce the amount receivable upon exercise, cancellation or expiration of the warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the warrants;

•	shorten the period of time during which the warrants may be exercised;

•	materially and adversely affect the rights of the owners of the warrants; or

•	reduce the percentage of outstanding warrants the consent of whose owners is required for the modification of the applicable warrant agreement.

Merger, Consolidation, Sale or Other Disposition.  If at any time we merge or consolidate with, or transfer substantially all of our assets to, another entity, the successor corporation will succeed to and assume all of our obligations under each warrant agreement and the warrant certificates.  We will then be relieved of any further obligation under each of those warrant agreements and the warrants issued under those warrant agreements.

Enforceability of Rights of Warrantholders.  The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants.  Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement.  No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other warrant property purchasable upon exercise of the warrants, including the right to receive the payments on those debt securities or other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

Registration and Transfer of Warrants.  Subject to the terms of the applicable warrant agreement, warrants in registered, definitive form may be presented for exchange and for registration of transfer, at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge.  However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement.  The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

New York Law to Govern.  The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more warrants, shares of preferred stock, shares of common stock and debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property, for the purchase or sale of:

•	securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any other property;

•	currencies;

•	commodities;

•	any other property; or

•	any combination of the above.

We refer to this property in the above clauses as “purchase contract property.”

Each purchase contract will obligate the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, the purchase contract property at a specified price or prices, all as described in the applicable prospectus supplement.  The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell the purchase contract property and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

Pre-Paid Purchase Contracts

Purchase contracts may require holders to satisfy their obligations under the purchase contracts at the time they are issued.  We refer to these purchase contracts as “pre-paid purchase contracts.”  In certain circumstances, our obligation to settle pre-paid purchase contracts on the relevant settlement date may constitute senior indebtedness or subordinated indebtedness of ours.  Accordingly, pre-paid purchase contracts may be issued under the Senior Debt Indenture or the Subordinated Debt Indenture, as specified in the applicable prospectus supplement.

Purchase Contracts Issued as Part of Units

Purchase contracts issued as part of a unit will be governed by the terms and provisions of a Unit Agreement or, in the case of pre-paid purchase contracts issued as part of a unit that contains no other purchase contracts, a Unit Agreement Without Holders’ Obligations.  See “Description of Units—Significant Provisions of the Unit Agreement” and “—Significant Provisions of the Unit Agreement Without Holders’ Obligations.” The applicable prospectus supplement will specify the following:

•	whether the purchase contract obligates the holder to purchase or sell the purchase contract property;

•	whether and when a purchase contract issued as part of a unit may be separated from the other securities or property constituting part of that unit prior to the purchase contract’s settlement date;

•	the methods by which the holders may purchase or sell the purchase contract property;

•	any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract; and

•
whether the purchase contracts will be issued in fully registered or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a purchase contract included in a unit will correspond to the form of the unit and of any debt security or warrant included in that unit.

Settlement of Purchase Contracts.  Where purchase contracts issued together with debt securities or debt obligations as part of a unit require the holders to buy purchase contract property, the unit agent may apply principal payments from the debt securities or debt obligations in satisfaction of the holders’ obligations under the related purchase contract as specified in the prospectus supplement.  The unit agent will not so apply the principal payments if the holder has delivered cash to meet its obligations under the purchase contract.  To settle the purchase contract and receive the purchase contract property, the holder must present and surrender the unit certificates at the office of the unit agent.  If a holder settles its obligations under a purchase contract that is part of a unit in cash rather than by delivering the debt security or debt obligation that is part of the unit, that debt security or debt obligation will remain outstanding, if the maturity extends beyond the relevant settlement date and, as more fully described in the applicable prospectus supplement, the holder will receive that debt security or debt obligation or an interest in the relevant global debt security.

Pledge by Purchase Contract Holders to Secure Performance.  To secure the obligations of the purchase contract holders contained in the Unit Agreement and in the purchase contracts, the holders, acting through the unit agent, as their attorney-in-fact, will assign and pledge the items in the following sentence, which we refer to as the “pledge,” to The Bank of New York Mellon, a New York banking corporation (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)), in its capacity as collateral agent, for our benefit.  The pledge is a security interest in, and a lien upon and right of set-off against, all of the holders’ right, title and interest in and to:

•
any common stock, preferred stock, debt securities, debt obligations or other property that are, or become, part of units that include the purchase contracts, or other property as may be specified in the applicable prospectus supplement, which we refer to as the “pledged items”;

•	all additions to and substitutions for the pledged items as may be permissible, if so specified in the applicable prospectus supplement;

•	all income, proceeds and collections received or to be received, or derived or to be derived, at any time from or in connection with the pledged items described in the two clauses above; and

•	all powers and rights owned or thereafter acquired under or with respect to the pledged items.

The pledge constitutes collateral security for the performance when due by each holder of its obligations under the Unit Agreement and the applicable purchase contract.  The collateral agent will forward all payments from the pledged items to us, unless the payments have been released from the pledge in accordance with the Unit Agreement.  We will use the payments received from the pledged items to satisfy the obligations of the holder of the Unit under the related purchase contract.

Property Held in Trust by Unit Agent.  If a holder fails to settle in cash its obligations under a purchase contract that is part of a unit and fails to present and surrender its unit certificate to the unit agent when required, that holder will not receive the purchase contract property.  Instead, the unit agent will hold that holder’s purchase contract property, together with any distributions, as the registered owner in trust for the benefit of the holder until the holder presents and surrenders the certificate or provides satisfactory evidence that the certificate has been destroyed, lost or stolen.  The unit agent or Morgan Stanley may require an indemnity from the holder for liabilities related to any destroyed, lost or stolen certificate.  If the holder does not present the unit certificate, or provide the necessary evidence of destruction or loss and indemnity, on or before the second anniversary of the settlement date of the related purchase contract, the unit agent will pay to us the amounts it received in trust for that holder.  Thereafter, the holder may recover those amounts only from us and not the unit agent.  The unit agent will have no obligation to invest or to pay interest on any amounts it holds in trust pending distribution.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, Morgan Stanley’s authorized capital stock consists of 3,500,000,000 shares of common stock, par value $0.01 per share, and 30,000,000 shares of preferred stock, par value $0.01 per share.

The rights of holders of preferred stock or common stock offered by this prospectus will be subject to, and may be adversely affected by, issuances of preferred stock in the future.  Under some circumstances, alone or in combination with certain provisions of our certificate of incorporation described below under “—Additional Provisions of Morgan Stanley’s Certificate of Incorporation and Bylaws,” our issuances of preferred stock may discourage or make more difficult an acquisition of Morgan Stanley that the Board of Directors deems undesirable.

The Board of Directors of Morgan Stanley has the power, without further action by the stockholders, unless action is required by applicable laws or regulations or by the terms of outstanding preferred stock, to issue preferred stock in one or more series and to fix the voting rights, designations, preferences and other terms applicable to the preferred stock to be issued.  The Board of Directors may issue preferred stock to obtain additional financing, in connection with acquisitions, as compensation to officers, directors or employees of Morgan Stanley and its subsidiaries in accordance with benefit plans or otherwise and for other proper corporate purposes.

Outstanding Capital Stock

Outstanding Common Stock.  As of October 31, 2008, there were 1,047,972,226 shares of our common stock outstanding.

Outstanding Preferred Stock.  As of October 31, 2008, the following series of preferred stock were outstanding:

•	44,000 shares of Series A Floating Rate Non-Cumulative Preferred Stock, with a liquidation preference of $25,000.00 per share, which we refer to as the Series A Preferred Stock;

•	7,839,209 shares of Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock, with a liquidation preference of $1,000.00 per share, which we refer to as the Series B Preferred Stock;

•	1,160,791 shares of 10% Series C Non-Cumulative Non-Voting Perpetual Preferred Stock, with a liquidation preference of $1,000.00 per share, which we refer to as the Series C Preferred Stock; and

•	10,000,000 shares of Series D Fixed Rate Cumulative Preferred Stock, with a liquidation preference of $1,000.00 per share, which we refer to as the Series D Preferred Stock.

We refer to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, collectively, as the Existing Preferred Stock.

The preceding summary and the following summary of the terms of the offered preferred stock do not purport to be complete and are qualified by our certificate of incorporation and by a Certificate of Designation of Preferences and Rights for each series of Existing Preferred Stock.

Offered and Existing Common Stock

Our Board of Directors has authorized the issuance of shares of common stock and has authorized a committee of the Board of Directors to establish the price and other terms and conditions of any offering, which will be described in the applicable prospectus supplement.  The shares of offered common stock, when issued and sold, will be fully paid and nonassessable.

Terms Specified in Prospectus Supplement.  The following description sets forth some general terms and provisions of the offered common stock.  The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered common stock:

•	number of shares to be offered;

•	offering price or prices;

•	any other relevant terms of the offered common stock that the Board of Directors or the committee establishes, including any restrictions on the transfer or resale of the offered common stock; and

•	any additional terms of the offering.

Voting Rights.  Each holder of our common stock has one vote per share on all matters voted on generally by the stockholders, including the election of directors.  Except as otherwise required by law or as provided with respect to any series of preferred stock, the holders of our common stock will possess all voting power.  At each annual meeting of stockholders, the Board of Directors will be elected by a majority vote or, in the event of a contested election, a plurality vote of all votes cast at such meeting to hold office until the next annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified.

Because our certificate of incorporation does not provide for cumulative voting rights, the holders of a majority of the voting power of the then outstanding shares of capital stock entitled to be voted generally in the election of directors, which we refer to as the “voting stock,” represented at a meeting will be able to elect all the directors standing for election at the meeting.

Dividends.  The holders of our common stock are entitled to share equally in dividends as may be declared by the Board of Directors out of funds legally available therefor, but only after payment of dividends required to be paid on outstanding shares of offered preferred stock and any other class or series of stock having preference over the common stock as to dividends, including the Existing Preferred Stock.

Liquidation Rights.  Upon voluntary or involuntary liquidation, dissolution or winding up of Morgan Stanley, the holders of the common stock will share pro rata in the assets remaining after payments to creditors and holders of any offered preferred stock and any other class or series of stock having preference over the common stock upon liquidation, dissolution or winding up that may be then outstanding, including the Existing Preferred Stock.  There are no preemptive or other subscription rights, conversion rights or redemption or sinking fund provisions with respect to shares of our common stock.

Because Morgan Stanley is a holding company, our rights and the rights of holders of our capital stock, including the holders of our common stock, to participate in the distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors and preferred shareholders, except to the extent Morgan Stanley may itself be a creditor with recognized claims against the subsidiary or a holder of preferred stock of the subsidiary.

On June 19, 2007, the Board of Directors passed a resolution to provide that, effective September 3, 2007, all shares of common stock issued after such date will be uncertificated.  This resolution was prospective only, such that any certificated shares of common stock issued and outstanding on September 3, 2007 would not become uncertificated until the certificate is surrendered to Morgan Stanley or its transfer agent or is reported to Morgan Stanley by the holder as being lost, stolen or destroyed.

Agents and Registrar for Offered and Existing Common Stock.  The transfer agent and registrar for the common stock is Morgan Stanley Trust FSB.

Offered Preferred Stock

Our Board of Directors has authorized the issuance of one or more series of additional shares of preferred stock and has authorized a committee of the Board of Directors to establish and designate series and to fix the number of shares and the relative rights, preferences and limitations of the respective series of the preferred stock offered by this prospectus and the applicable prospectus supplement.  The shares of offered preferred stock, when issued and sold, will be fully paid and nonassessable.

Terms Specified in Prospectus Supplement.  The following description sets forth some general terms and provisions of the offered preferred stock.  The number of shares and all of the relative rights, preferences and limitations of the respective series of offered preferred stock that the Board of Directors or the committee establishes will be described in the applicable prospectus supplement.  The terms of particular series of offered preferred stock may differ, among other things, in:

•	designation;

•	number of shares that constitute the series;

•	dividend rate, or the method of calculating the dividend rate, including whether dividends will be cumulative or noncumulative;

•	dividend payment dates and dividend periods, or the method of calculating the dividend payment dates and dividend periods;

•	priority of dividends;

•	redemption provisions, including whether or not, on what terms and at what prices the shares will be subject to mandatory redemption, to a sinking fund provision or to redemption at our option;

•	voting rights;

•	preferences and rights upon liquidation or winding up;

•	whether or not and on what terms the shares will be convertible into or exchangeable for shares of any other class, series or security of ours or any other corporation or any other property;

•	for preferred stock convertible into common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock;

•	whether depositary shares representing the offered preferred stock will be offered and, if so, the fraction or multiple of a share that each depositary share will represent; and

•	the other rights and privileges and any qualifications, limitations or restrictions of those rights or privileges.

The Board of Directors or a duly authorized committee of the Board of Directors will adopt the resolutions to be included in the certificate of designation prior to the issuance of a series of offered preferred stock, and the certificate of designation will be filed with the Secretary of State of the State of Delaware as soon thereafter as reasonably practicable.

Agents and Registrar for Offered Preferred Stock.  The transfer agent, dividend disbursing agent and registrar for each series of offered preferred stock will be named in the prospectus supplement relating to that series.

Depositary Shares

We may, at our option, elect to offer fractional shares or some multiple of shares of offered preferred stock, rather than individual shares of offered preferred stock.  If we choose to do so, we will issue depositary receipts for depositary shares, each of which will represent a fraction or a multiple of a share of a particular series of offered preferred stock as described below.

The following statements concerning depositary shares, depositary receipts, and the deposit agreement are not intended to be comprehensive and are qualified in their entirety by reference to the forms of these documents, which we have filed as exhibits to the registration statement.  Each investor should refer to the detailed provisions of those documents, as we have explained under the heading “Where You Can Find More Information” in the Summary.

The shares of any series of offered preferred stock represented by depositary shares will be deposited under a deposit agreement among Morgan Stanley, a bank, acting as depositary, which we refer to as the Preferred Stock Depositary, and the holders from time to time of depositary receipts issued under the agreement.  Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the fraction or multiple of a share of offered preferred stock represented by that depositary share, to all the rights and preferences of the offered preferred stock represented by that depositary share, including dividend, voting and liquidation rights.  The Preferred Stock Depositary for a series of offered preferred stock will be identified in the prospectus supplement for such series.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement.  Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of the related series of offered preferred stock.  Immediately following the issuance of shares of a series of offered preferred stock, we will deposit those shares with the Preferred Stock Depositary, which will then issue and deliver the depositary receipts to the purchasers.  Depositary receipts will only be issued evidencing whole depositary shares.  A depositary receipt may evidence any number of whole depositary shares.

Dividends and Other Distributions.  The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received on the related series of offered preferred stock to the record holders of depositary receipts relating to those series in proportion to the number of the depositary shares evidenced by depositary receipts those holders own.

If we make a distribution other than in cash, the Preferred Stock Depositary will distribute the property it receives to the record holders of depositary receipts in proportion to the number of depositary shares evidenced by depositary receipts those holders own, unless the Preferred Stock Depositary determines that the distribution cannot be made proportionately among those holders or that it is not feasible to make the distribution.  In that event, the Preferred Stock Depositary may, with our approval, sell the property and distribute the net proceeds to the holders in proportion to the number of depositary shares evidenced by depositary receipts they own.

The amount distributed to holders of depositary shares will be reduced by any amounts required to be withheld by Morgan Stanley or the Preferred Stock Depositary on account of taxes or other governmental charges.

Withdrawal of Stock.  Upon surrender of the depositary receipts at the corporate trust office of the Preferred Stock Depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and compliance with any other requirement of the deposit agreement, the holder of the depositary shares evidenced by those depositary receipts is entitled to delivery of the number of whole shares of the related series of offered preferred stock and all money or other property, if any, represented by those shares.  Holders of depositary receipts representing any number of whole shares of offered preferred stock will be entitled to receive whole shares of the related series of offered preferred stock, but those holders of whole shares of offered preferred stock will not thereafter be entitled to deposit those shares of offered preferred stock with the Preferred Stock Depositary or to receive depositary shares therefor.  If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number representing whole shares of the related series of offered preferred stock to be withdrawn, the Preferred Stock Depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting the Offered Preferred Stock.  Upon receiving notice of any meeting at which the holders of any series of the offered preferred stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in the notice of the meeting to the record holders of the depositary receipts relating to that series of offered preferred stock.  Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the related series of offered preferred stock, may instruct the Preferred Stock Depositary how to exercise his or her voting rights.  The Preferred Stock Depositary will endeavor, insofar as practicable, to vote or cause to be voted the maximum number of whole shares of the offered preferred stock represented by those depositary shares in accordance with those instructions received sufficiently in advance of the meeting, and we will agree to take all reasonable action that may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so.  The Preferred Stock Depositary will abstain from voting shares of the offered preferred stock for which it does not receive specific instructions from the holder of the depositary shares representing them.

Redemption of Depositary Shares.  Depositary shares will be redeemed from any proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of the series of the offered preferred stock represented by those depositary shares.  The redemption price per depositary share will equal the applicable fraction or multiple of the redemption price per share payable with respect to the series of the offered preferred stock.  If we redeem shares of a series of offered preferred stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of depositary shares representing the shares of offered preferred stock that we redeem.  If less than all the depositary shares will be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the Preferred Stock Depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable and any other property to which the holders were entitled upon the redemption upon surrender to the Preferred Stock Depositary of the depositary receipts evidencing the depositary shares.  Any funds deposited by us with the Preferred Stock Depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

Amendment and Termination of the Deposit Agreement.  We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the Preferred Stock Depositary.  However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the depositary shares then outstanding, and no amendment may impair the right of any holder of any depositary receipts, described above under “—Withdrawal of Stock,” to receive shares of the related series of offered preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law.  We may terminate the deposit agreement at any time with at least 60 days’ prior written notice to the Preferred Stock Depositary.  Within 30 days of the date of the notice, the Preferred Stock Depositary will deliver or make available for delivery to holders of depositary receipts, upon surrender of the depositary receipts evidencing the depositary shares and upon payment of any applicable taxes or governmental charges to be paid by the holders as described below, the number of whole shares of the related series of offered preferred stock as are represented by the depositary receipts.  The deposit agreement will automatically terminate after there has been a final distribution on the related series of offered preferred stock in connection with any liquidation, dissolution or winding up of Morgan Stanley and that distribution has been made to the holders of depositary shares.

Charges of Preferred Stock Depositary.  We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements.  We will pay all charges of the Preferred Stock Depositary in connection with the initial deposit of the related series of offered preferred stock, the initial issuance of the depositary shares, all withdrawals of shares of the related series of offered preferred stock by holders of depositary shares and the registration of transfers of title to any depositary shares.  However, holders of depositary shares will pay other transfer and other taxes and governmental charges and the other charges expressly provided in the deposit agreement to be for their accounts.

Limitation on Liability of Company and Preferred Stock Depositary.  Neither the Preferred Stock Depositary nor Morgan Stanley will be liable if it is prevented or delayed by law, by any provision of our certificate of incorporation or of the depositary shares or by any circumstance beyond its control from performing its obligations under the deposit agreement.  The obligations of Morgan Stanley and the Preferred Stock Depositary under the deposit agreement will be limited to performance with best judgment and in good faith of their duties thereunder, except that they will be liable for negligence or willful misconduct in the performance of their duties thereunder, and they will not be obligated to appear in, prosecute or defend any legal proceeding related to any depositary receipts, depositary shares or related series of offered preferred stock unless satisfactory indemnity is furnished.

Corporate Trust Office of Preferred Stock Depositary.  The address of the Preferred Stock Depositary’s corporate trust office will be identified in the applicable prospectus supplement for a series of Preferred Stock.  The Preferred Stock Depositary will act as transfer agent and registrar for depositary receipts, and, if shares of a series of offered preferred stock are redeemable, the Preferred Stock Depositary will act as redemption agent for the corresponding depositary receipts.

Resignation and Removal of Preferred Stock Depositary.  The Preferred Stock Depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the Preferred Stock Depositary.  Any resignation or removal will take effect upon the appointment of a successor Preferred Stock Depositary.  A successor must be appointed by us within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000.

Reports to Holders.  We will deliver all required reports and communications to holders of the offered preferred stock to the Preferred Stock Depositary, and it will forward those reports and communications to the holders of depositary shares.

Inspection by Holders.  Upon request, the Preferred Stock Depositary will provide for inspection to the holders of depositary shares the transfer books of the depositary and the list of holders of receipts; provided that any requesting holder certifies to the Preferred Stock Depositary that such inspection is for a proper purpose reasonably related to such person’s interest as an owner of depositary shares evidenced by the receipts.

Existing Preferred Stock

Unless otherwise indicated, the terms and provisions described below relate to each of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.  Other than as described below, the terms of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock are substantially similar.

Rank.  Each series of Existing Preferred Stock ranks on a parity with each other and with the offered preferred stock as to payment of dividends and amounts payable upon liquidation, dissolution or winding up, except that the certificate of designation for the Series A Preferred Stock states that such series ranks, as to dividends, junior to any future issuance of cumulative preferred stock (which includes the Series D Preferred Stock).  Each series of Existing Preferred Stock ranks prior to the common stock as to payment of dividends and amounts payable on liquidation, dissolution or winding up.  The shares of the Existing Preferred Stock are fully paid and nonassessable and have no preemptive rights.

Conversion.  No shares of the Series A Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock are convertible at the option of the holder, or otherwise, into common stock.

Subject to any stockholder approval required by the listing requirements of the NYSE, each share of the Series B Preferred Stock is convertible at the option of the holder into a number of shares of common stock equal to the then applicable conversation rate, which will be adjusted upon the occurrence of certain make-whole merger or acquisition transactions and certain fundamental changes.  Subject to stockholder approval, if applicable, and subject to certain ownership limits on the holder of Series B Preferred Stock, one-half of the Series B Preferred Stock will mandatorily convert to common stock at the then applicable conversion rate when, at any time on or after October 13, 2009, the market price of the common stock exceeds one-hundred fifty percent (150%) of the conversion price for twenty (20) trading days within any period of thirty (30) consecutive trading days beginning after October 13, 2009.  Subject to stockholder approval, if applicable, any then outstanding shares of Series B Preferred Stock will mandatorily convert into common stock at the then applicable conversion rate when, at any time on or after October 13, 2010, the market price of the common stock exceeds one-hundred fifty percent (150%) of the conversion price for twenty (20) trading days within any period of thirty (30) consecutive trading days beginning on October 13, 2010.

Dividends.  Holders of Existing Preferred Stock are entitled to receive, when and as declared by the Board of Directors out of legally available funds, cumulative or noncumulative cash dividends, as the case may be, payable quarterly at the rate specified below.

•	Series A Preferred Stock: noncumulative cash dividends at a per annum rate equal to the greater of (1) 4% and (2) three-month U.S. Dollar LIBOR on the related dividend determination date plus .70%.

•
Series B Preferred Stock:  noncumulative cash dividends equal to a per annum rate of 10%; except that if any stockholder approval is required by the listing requirements of NYSE for the conversion of all Series B Preferred Stock in accordance with its terms and is not obtained by February 17, 2009, the per annum dividend rate will increase on February 17, 2009 to 13% per annum (such increase will remain in effect until the date on which such stockholder approval is received or is no longer required).

•	Series C Preferred Stock: noncumulative cash dividends at a per annum rate equal to 10%.

•	Series D Preferred Stock: cumulative compounding cash dividends equal to a per annum rate of 5% until the fifth anniversary of the issuance date, and at a per annum rate of 9% thereafter.

Each of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock is noncumulative preferred stock.  Accordingly, if the Board of Directors (or a duly authorized committee thereof) does not declare a dividend on the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock in respect of any dividend period before the related dividend payment date, Morgan Stanley will have no obligation to pay a dividend for that dividend period on such dividend payment date or at any future time.

The Series D Preferred Stock pays cumulative compounding dividends.  Accordingly, holders of the Series D Preferred Stock are entitled to receive, as and when declared by the Board of Directors (or a duly authorized committee thereof) cumulative dividends with respect to each dividend period at the applicable rate per annum on the liquidation amount per share of Series D Preferred Stock and the amount of accrued and unpaid dividends for any prior dividend period.

Each series of Existing Preferred Stock will be junior as to payment of dividends to any preferred stock that may be issued in the future that is expressly senior as to dividends to the Existing Preferred Stock.  If at any time we have failed to pay accumulated dividends on any preferred stock that is senior to a series of Existing Preferred Stock as to payment of dividends, we may not pay any dividends on the junior series of Existing Preferred Stock or redeem or otherwise repurchase any shares of the junior series of Existing Preferred Stock until we have paid in full, or set aside for payment, such accumulated but unpaid dividends on those senior shares.

We will not declare or pay or set aside for payment, dividends on any series of offered preferred stock ranking on a parity as to payment of dividends with any series of Existing Preferred Stock, unless, in the case of the Series D Preferred Stock, we also declare or pay or set aside for payment accumulated dividends on the outstanding shares of the Series D Preferred Stock for all dividend payment periods ending on or before such dividend payment date and, in the case of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, we also declare or pay or set aside for payment the accrued dividends on the outstanding shares of such series for the latest dividend payment period.  We must declare, pay or set aside for payment any amounts on the offered preferred stock ratably in proportion to the respective amounts of unpaid dividends described in the preceding sentence.

Except as described above, and subject to some additional exceptions set forth in the certificate of designations for the Series D Preferred Stock, unless we have paid full accumulated dividends on the outstanding shares of the Series D Preferred Stock for all prior dividend payment periods, we may not:

•
declare or pay a dividend or distribution (other than dividends payable solely in shares of common stock) on common stock or any shares of preferred stock that ranks on a parity with, or is junior to, the Series D Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up, or

•
redeem, purchase or otherwise acquire our common stock or any shares of preferred stock that ranks on a parity with, or is junior to, the Series D Preferred Stock as to dividend rights and/or as to rights on liquidation.

Except as described above, and subject to some additional exceptions set forth in the relevant certificate of designations, unless we have paid full accrued dividends on the outstanding shares of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock for the latest dividend payment period with respect to each such series, we may not during a divided period for any series:

•
declare or pay a dividend or distribution on common stock or any preferred stock that ranks on a parity with, or is junior to, such series as to dividend rights and as to rights on liquidation, dissolution or winding up, or

•
redeem, purchase or otherwise acquire our common stock or any preferred stock that ranks on a parity with, or is junior to, such series as to dividend rights and as to rights on liquidation, dissolution or winding up.

Redemption.  The Existing Preferred Stock is not and will not be subject to any mandatory redemption, sinking fund provision or other similar provision.  The Series B Preferred Stock is not redeemable. The Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock will be redeemable, in whole or in part, upon 30 days’ notice as follows:

•
the Series A Preferred Stock is not redeemable prior to July 15, 2011.  On or after July 15, 2011, the Series A Preferred Stock will be redeemable at a redemption price of $25,000.00 per share plus accrued and unpaid dividends, regardless of whether dividends are actually declared, to but excluding the date of redemption;

•
the Series C Preferred Stock is not redeemable prior to October 15, 2011.  On or after October 15, 2011, subject to receipt of any then-required regulatory approvals, the Series C Preferred Stock will be redeemable at a redemption price of $1,100.00 per share, plus accrued and unpaid dividends, regardless of whether dividends are actually declared, to but excluding the date of redemption; and

•
the Series D Preferred Stock is not redeemable prior to January 15, 2012, except with the proceeds from the sale and issuance for cash of perpetual preferred stock, common stock or any combination of such stock that, in each case, qualify as and may be included as Tier 1 capital of Morgan Stanley pursuant to applicable risk-based capital guidelines.  On or after January 15, 2012, the Series D Preferred Stock will be redeemable at a redemption price of $1,000.00 per share plus accrued and unpaid dividends, regardless of whether any dividends are actually declared, to but excluding the date of redemption.

Liquidation Rights.  In the event of any liquidation, dissolution or winding up of Morgan Stanley, the holders of shares of Existing Preferred Stock will be entitled to receive, out of the assets of Morgan Stanley available for distribution to stockholders, liquidating distributions before any distribution is made to holders of any class or series of capital stock ranking junior to the Existing Preferred Stock as to rights upon liquidation, dissolution or winding up or our common stock.  The liquidating distribution that each series of Existing Preferred Stock is entitled to receive is as follows:

•
the Series A Preferred Stock will be entitled to receive a liquidating distribution in an amount equal to $25,000.00 per share, together with an amount equal to all dividends, if any, that have been declared but not paid with respect to such series prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date);

•
the Series B Preferred Stock and the Series C Preferred Stock will each be entitled to receive a liquidating distribution in an amount equal to $1,000 per share, together with an amount equal to all dividends, if any, that have been declared but not paid prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date); and

•
the Series D Preferred Stock will be entitled to receive a liquidating distribution in an amount equal to $1,000.00 per share, together with the amount of any accumulated but unpaid dividends, whether or not declared, to the date of payment.

However, holders of shares of the Existing Preferred Stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up.

If, upon any liquidation, dissolution or winding up of Morgan Stanley, assets of Morgan Stanley then distributable are insufficient to pay in full the amounts payable with respect to the Existing Preferred Stock and any other preferred stock ranking on a parity with the Existing Preferred Stock as to rights upon liquidation, dissolution or winding up, the holders of the Existing Preferred Stock and of that other preferred stock will share ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled.  After we have paid the full amount of the liquidating distribution to which they are entitled, the holders of the Existing Preferred Stock will not be entitled to any further participation in any distribution of assets by Morgan Stanley.

Voting Rights.  Holders of Existing Preferred Stock do not have any voting rights except as described below or as otherwise from time to time required by law.  Whenever dividends on any series of Existing Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods, whether or not consecutive, the authorized number of directors of Morgan Stanley shall be automatically increased by two and the holders of shares of Existing Preferred Stock, voting together as a class with holders of any and all other series of preferred stock having similar voting rights that are exercisable, will be entitled to elect two directors to fill such newly created directorships at Morgan Stanley’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting.  These voting rights will continue for Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock until dividends on such shares have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for such payment) for at least four regular dividend periods following the nonpayment and for the Series D Preferred Stock until all accrued and unpaid dividends for all past dividend periods, including the latest completed dividend period, on all outstanding shares of the Series D Preferred Stock have been declared and paid in full.  The term of office of all directors elected by the holders of preferred stock will terminate immediately upon the termination of the right of holders of preferred stock to vote for directors.

So long as any shares of Existing Preferred Stock remain outstanding, we will not, without the consent of the holders of at least two-thirds of the shares of Existing Preferred Stock outstanding at the time, voting together as a single class with holders of any and all other series of preferred stock having similar voting rights that are exercisable

•
amend, alter or repeal any provision of Morgan Stanley’s certificate of incorporation or the certificate of designations of preferences and rights with respect to any series of the Existing Preferred Stock to authorize or create, or increase the authorized amount of, any shares of any class or series of stock ranking senior to any series of Existing Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up;

•
amend, alter or repeal any provision of Morgan Stanley’s certificate of incorporation or the certificate of designations of preferences and rights with respect to any series of the Existing Preferred Stock if such amendment, alteration or repeal would cause a material and adverse affect with respect to the special rights, preferences, privileges and voting powers of any Existing Preferred Stock, whether by merger, consolidation or otherwise.  For purposes of the preceding sentence any increase in the authorized amount of common stock or preferred stock or the creation and issuance of other series of our common stock or preferred stock ranking on a parity with or junior to the Existing Preferred Stock as to dividends and the distribution of assets upon liquidation, dissolution or winding up will not be deemed to materially and adversely affect the special rights, preferences, privileges and voting powers of any Existing Preferred Stock; or

•
consummate any binding share exchange or reclassification involving any series of Existing Preferred Stock, or merger or consolidation of Morgan Stanley with another corporation or other entity, unless in each case (x) the shares of Existing Preferred Stock remain outstanding or are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remain outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Existing Preferred Stock immediately prior to such consummation, taken as a whole.

Additional Provisions of Morgan Stanley’s Certificate of Incorporation and Bylaws

Board of Directors.  Our Board of Directors currently consists of eleven directors.  At each annual meeting of stockholders, all directors will be elected by either a majority vote or, in the event of a contested election, a plurality vote of all votes cast at such meeting to hold office for a term expiring at the next annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified.  Under our amended and restated bylaws (the “bylaws”), a majority vote of the Board of Directors may increase or decrease the number of directors.  However, the bylaws provide that the Board shall consist of not less than three nor more than fifteen members.  Our amended and restated certificate of incorporation (the “certificate of incorporation”) also provides that directors may be removed from office at any time, with or without cause.  Any vacancy on the Board of Directors or newly created directorship will be filled by a majority vote of the remaining directors then in office, and those newly elected directors will serve for a term expiring at the next annual meeting of stockholders, and until such director’s successor has been duly elected and qualified.

Limitations on Actions by Stockholders; Calling Special Meetings of Stockholders.  Our certificate of incorporation provides that, subject to the rights of holders of any series of preferred stock or any other series of capital stock set forth in the certificate of incorporation, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting.  Our bylaws provide that, subject to the rights of holders of any series of preferred stock or any other series of capital stock set forth in the certificate of incorporation, special meetings of the stockholders may be called at any time only by the Secretary of Morgan Stanley at the direction of and pursuant to a resolution of the Board of Directors.

Amendment of Governing Documents.  Our certificate of incorporation provides that, generally, it can be amended in accordance with the provisions of the laws of the State of Delaware.  Under Section 242 of the Delaware General Corporation Law, the Board of Directors may propose, and the stockholders may adopt by a majority vote of the voting stock, an amendment to our certificate of incorporation.

Our certificate of incorporation provides that our bylaws may be adopted, amended or repealed by the Board of Directors.  Furthermore, the bylaws provide that our bylaws may be altered, amended or repealed or new provisions may be adopted by a majority of the Board of Directors or the stockholders at any meeting thereof.

Limitation of Directors’ Liability.  Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of the Delaware General Corporation Law or obtained an improper personal benefit.  Under our certificate of incorporation, a director of Morgan Stanley will not be personally liable to Morgan Stanley or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent the exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as in effect or as that law may be amended.

FORMS OF SECURITIES

Each debt security, warrant, purchase contract and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities.  Both certificated securities in definitive form and global securities may be issued either (1) in registered form, where our obligation runs to the holder of the security named on the face of the security or (2) subject to the limitations explained below under “—Limitations on Issuance of Bearer Securities,” in bearer form, where our obligation runs to the bearer of the security.  Definitive securities name you or your nominee as the owner of the security (other than definitive bearer securities, which name the bearer as owner), and, in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.  Global securities name a depositary or its nominee as the owner of the debt securities, warrants, purchase contracts or units represented by these global securities (other than global bearer securities, which name the bearer as owner).  The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below under “—Global Securities.”

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents and unit agents and any other agents of ours, any agents of the trustee or any agents of any warrant agents or unit agents, run only to the persons or entities named as holders of the securities in the relevant security register, in the case of registered securities, or the persons or entities that are the bearers of those securities, in the case of bearer securities.  Neither we nor any trustee, warrant agent, unit agent, other agent of ours, agent of the trustee or agent of the warrant agents or unit agents have obligations to investors who hold beneficial interest in global securities, in street name or by any other indirect means.

Upon making a payment or giving a notice to the holder or bearer as required by the terms of that security, we will have no further responsibility for that payment or notice even if that holder or bearer is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners of beneficial interests in that security but does not do so.  Similarly, if we want to obtain the approval or consent of the holders or bearers of any securities for any purpose, we would seek the approval only from the holders or bearers, and not the indirect owners, of the relevant securities.  Whether and how the holders or bearers contact the indirect owners would be governed by the agreements between such holders and bearers and the indirect owners.

References to “you” in this prospectus refer to those who invest in the securities being offered by this prospectus, whether they are the direct holders or bearers or only indirect owners of beneficial interests in those securities.

Global Securities

Registered Global Securities.  We may issue the registered debt securities, warrants, purchase contracts and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee.  In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities.  Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

We anticipate that the provisions described under “—The Depositary” below will apply to all depositary arrangements, unless otherwise described in the prospectus supplement relating to those securities.

Bearer Global Securities.  The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euroclear and Clearstream, Luxembourg, or with a nominee for the depositary identified in the prospectus supplement relating to those securities, or with a common safekeeper for Euroclear and/or Clearstream, Luxembourg in the case debt securities issued in NGN form.

The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

Limitations on Issuance of Bearer Securities

In compliance with U.S. federal income tax laws and regulations, bearer securities, including bearer securities in global form, will not be offered, sold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by United States Treasury Regulations Section 1.163-5(c)(2)(i)(D).  Any underwriters, agents or dealers participating in the offerings of bearer securities, directly or indirectly, must agree that:

•
they will not, in connection with the original issuance of any bearer securities or during the restricted period with respect to such securities (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), which we refer to as the “restricted period,” offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above; and

•
they will not, at any time, offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above.

In addition, any underwriters, agents or dealers must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer securities are aware of the above restrictions on the offering, sale or delivery of bearer securities.

Bearer securities, other than temporary global debt securities and bearer securities that satisfy the requirements of United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(iii) and any coupons or talons appertaining thereto, will not be delivered in definitive form, and no interest will be paid thereon, unless Morgan Stanley has received a signed certificate in writing, or an electronic certificate described in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii), stating that on the date of that certificate the bearer security:

•	is owned by a person that is not a United States person;

•
is owned by a United States person that (a) is a foreign branch of a United States financial institution, as defined in applicable United States Treasury regulations, which we refer to as a “financial institution,” purchasing for its own account or for resale, or (b) is acquiring the bearer security through a foreign branch of a United States financial institution and who holds the bearer security through that financial institution through the certification date, and in the case of either (a) or (b) above, each of those United States financial institutions agrees and certifies, on its own behalf or through its agent, that Morgan Stanley may be advised that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder; or

•
is owned by a United States or foreign financial institution for the purposes of resale during the restricted period and, in addition, if the owner of the bearer security is a United States or foreign financial institution described in this clause, whether or not also described in the first or second clause above, the financial institution certifies that it has not acquired the bearer security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

We will make payments on bearer securities only outside the United States and its possessions (as described in Treasury Regulations Section 1.163-5(c)(2)(v)) except as permitted by the above regulations.

Bearer securities, other than temporary global securities, and any coupons or talons issued with bearer securities will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain realized on the sale, exchange or redemption of that bearer security, coupon or talon.

As used in the preceding three paragraphs, the term bearer securities includes bearer securities that are part of units.  As used herein, “United States person” means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States, or any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.  In addition, some trusts treated as United States persons before August 20, 1996 that elect to continue to be so treated to the extent provided in the Treasury regulations shall be considered United States persons.

Form of Securities Included in Units

The form of the warrant or purchase contract included in a unit will correspond to the form of the unit and of any other security included in that unit.

The Depositary

Unless stated otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York will be designated as the depositary for any registered global security.  Each registered global security will be registered in the name of Cede & Co., the Depositary’s nominee.

The Depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.  The Depositary holds securities deposited with it by its direct participants, and it facilitates the settlement of transactions among its direct participants in those securities through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates.  The Depositary’s direct participants include both U.S. and non-U.S. securities brokers and dealers, including the agents, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own the Depositary.  Access to the

Depositary’s book-entry system is also available to others, such as both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations, such as Euroclear and Clearstream, Luxembourg, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.  The rules applicable to the Depositary and its participants are on file with the SEC.

Purchases of the securities under the Depositary’s system must be made by or through its direct participants, which will receive a credit for the securities on the Depositary’s records.  The ownership interest of each actual purchaser of each security (the “beneficial owner”) is in turn to be recorded on the records of direct and indirect participants.  Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction.  Transfers of ownership interests in the securities are to be made by entries on the books of direct and indirect participants acting on behalf of beneficial owners.  Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited with the Depositary are registered in the name of the Depositary’s partnership nominee, Cede & Co, or such other name as may be requested by the Depositary.  The deposit of securities with the Depositary and their registration in the name of Cede & Co. or such other nominee of the Depositary do not effect any change in beneficial ownership.  The Depositary has no knowledge of the actual beneficial owners of the securities; the Depositary’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners.  The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the Depositary to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither the Depositary nor Cede & Co. (nor such other nominee of the Depositary) will consent or vote with respect to the securities unless authorized by a direct participant in accordance with the Depositary’s procedures.  Under its usual procedures, the Depositary mails an omnibus proxy to us as soon as possible after the applicable record date.  The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the securities are credited on the record date.

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co or such other nominee as may be requested by the Depositary.  The Depositary’s practice is to credit direct participants’ accounts upon the Depositary’s receipt of funds and corresponding detail information from us or any agent of ours, on the date payable in accordance with their respective holdings shown on the Depositary’s records.  Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of the Depositary or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payments of redemption proceeds, distributions, and dividend payments to Cede & Co. or such other nominee as may be requested by the Depositary is the responsibility of us or of any paying agent of ours, disbursement of such payments to direct participants will be the responsibility of the Depositary, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

The Depositary may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to us or our agent.  Under such circumstances, in the event that a successor depositary is not obtained by us within 90 days, security certificates are required to be printed and delivered.  In addition, under the terms of the indentures, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the Depositary would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant.  We would issue definitive certificates in exchange for any such interests withdrawn.  Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the Depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs.  It is expected that the Depositary’s instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the Depositary.

According to the Depositary, the foregoing information relating to the Depositary has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

The information in this section concerning the Depositary and Depositary’s book-entry system has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof.  The Depositary may change or discontinue the foregoing procedures at any time.

SECURITIES OFFERED ON A GLOBAL BASIS THROUGH THE DEPOSITARY

If we offer any of the securities on a global basis through the Depositary, we will so specify in the applicable prospectus supplement.  The additional information contained in this section under “—Book-Entry, Delivery and Form” and “—Global Clearance and Settlement Procedures” will apply to every offering on a global basis through the Depositary.  The additional provisions described under “—Tax Redemption” and “—Payment of Additional Amounts” will apply to securities offered on a global basis through the Depositary only if we so specify in the applicable prospectus supplement.

Book-Entry, Delivery and Form

The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of the Depositary, and registered in the name of Cede & Co.  Beneficial interests in the registered global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary, as described above.  Investors may elect to hold interests in the registered global securities held by the Depositary through Clearstream, Luxembourg or Euroclear if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in the registered global securities in customers’ securities accounts in the depositaries’ names on the books of the Depositary.  Citibank, N.A. will act as depositary for Clearstream, Luxembourg, and The Bank of New York Mellon, a New York banking corporation, will act as depositary for Euroclear.  We refer to each of Citibank, N.A. and The Bank of New York Mellon, acting in this depositary capacity, as the “U.S. depositary” for the relevant clearing system.  Except as set forth below, the registered global securities may be transferred, in whole but not in part, only to the Depositary, another nominee of the Depositary or to a successor of the Depositary or its nominee.

Clearstream, Luxembourg advises that distributions with respect to the securities held through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

Euroclear advises that distributions with respect to the securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for Euroclear.

Euroclear further advises that investors that acquire, hold and transfer interests in securities by book-entry through accounts with Euroclear or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between their intermediary and each other intermediary, if any, standing between themselves and the securities.

Individual certificates in respect of the securities will not be issued in exchange for the registered global securities, except in very limited circumstances.  If the Depositary notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global securities or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from the Depositary or upon becoming aware that the Depositary is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the securities represented by registered global securities upon delivery of those registered global securities for cancellation.

Title to book-entry interests in the securities will pass by book-entry registration of the transfer within the records of Clearstream, Luxembourg, Euroclear or the Depositary, as the case may be, in accordance with their respective procedures.  Book-entry interests in the securities may be transferred within Clearstream, Luxembourg and within Euroclear and between Clearstream, Luxembourg and Euroclear in accordance with procedures established for these purposes by Clearstream, Luxembourg and Euroclear.  Book-entry interests in the securities may be transferred within the Depositary in accordance with procedures established for this purpose by the Depositary.  Transfers of book-entry interests in the securities among Clearstream, Luxembourg and Euroclear and the Depositary may be effected in accordance with procedures established for this purpose by Clearstream, Luxembourg, Euroclear and the Depositary.

Global Clearance and Settlement Procedures

Initial settlement for the securities offered on a global basis through the Depositary will be made in immediately available funds.  Secondary market trading between the Depositary’s participants will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System.  Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected through the Depositary in accordance with the Depositary’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the clearing system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the securities to or receiving interests in the securities from the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary.  Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of interests in the securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Depositary participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date.  Credits of interests or any transactions involving interests in the securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Depositary participant and settled during subsequent securities settlement processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on the business day following the Depositary settlement date.  Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of interests in the securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a Depositary participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream, Luxembourg and Euroclear have agreed to the foregoing  procedures in order to facilitate transfers of interests in the securities among participants of the Depositary, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

Payment of Additional Amounts

If specified in the applicable prospectus supplement, we will, with respect to any of the securities offered on a global basis through the Depositary and subject to certain exceptions and limitations set forth below, pay any additional amounts, the “additional amounts,” to the beneficial owner of any security who is a U.S. Alien (as defined below) as may be necessary in order that every net payment of the principal of and interest on such security and any other amounts payable on such security, after withholding or deduction for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of the payment by the United States, or any political subdivision or taxing authority of or in the United States, will not be less than the amount provided for in such security to be then due and payable.

We will not, however, make any payment of additional amounts to any beneficial owner who is a U.S. Alien (as defined below) for or on account of:

•	any present or future tax, assessment or other governmental charge that would not have been so imposed but for

o
the existence of any present or former connection between the beneficial owner of such security, or between a fiduciary, settlor, beneficiary, member or shareholder of the beneficial owner, if the beneficial owner is an estate, a trust, a partnership or a corporation for U.S. federal income tax purposes, and the United States, including, without limitation, the beneficial owner, or the fiduciary, settlor, beneficiary, member or shareholder, being or having been a citizen or resident of the United States or being or having been engaged in the conduct of a trade or business or present in the United States or having, or having had, a permanent establishment in the United States; or

o
the presentation by or on behalf of the beneficial owner of such security for payment on a date more than 15 days after the date on which payment became due and payable or the date on which payment of such security is duly provided for, whichever occurs later;

•	any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax, assessment or governmental charge;

•
any tax, assessment or other governmental charge imposed by reason of the beneficial owner’s past or present status as a controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax or as a private foundation or other tax-exempt organization;

•	any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of such security;

•
any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on, such security, if payment can be made without withholding by at least one other paying agent;

•
any tax, assessment or other governmental charge imposed solely because the holder or the beneficial owner (1) is a bank purchasing such security in the ordinary course of its lending business or (2) is a bank that is neither (A) buying such security for investment purposes nor (B) buying such security for resale to a third party that either is not a bank or holding such security for investment purposes only;

•
any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the beneficial owner of such security, if compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority of or in the United States as a precondition to relief or exemption from the tax, assessment or other governmental charge;

•
any tax, assessment or other governmental charge imposed by reason of the beneficial owner’s past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of our stock entitled to vote or as a direct or indirect subsidiary of ours; or

•	any combination of the items listed above.

In addition, we will not be required to make any payment of additional amounts with respect to any security presented for payment:

•
where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings; or

•
by or on behalf of a beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant security to another paying agent in a member state of the European Union.

Nor will we pay additional amounts with respect to any payment on a security to a U.S. Alien who is a fiduciary or partnership or other than the sole beneficial owner of the payment to the extent the payment would be required by the laws of the United States (or any political subdivision of the United States) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to the additional amounts had the beneficiary, settlor, member or beneficial owner held its interest in such security directly.

As used in this prospectus supplement, the term “U.S. Alien” means any person who is, for U.S. federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or (iv) a foreign partnership one or more of the members of which is, for U.S. federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

Tax Redemption

If specified in the applicable prospectus supplement, we may redeem, in whole but not in part, any of the securities offered on a global basis through the Depositary at our option at any time prior to maturity, upon the giving of a notice of tax redemption as described below, at a redemption price equal to 100% of the principal amount of those securities, except as otherwise specified in the applicable prospectus supplement, together with accrued interest to the date fixed for redemption, if we determine that, as a result of any change in or amendment to the laws (including a holding, judgment or as ordered by a court of competent jurisdiction), or any regulations or rulings promulgated thereunder, of the United States or of any political subdivision or taxing authority of or in the United States affecting taxation, or any change in official position regarding the application or interpretation of those laws, regulations or rulings, which change or amendment occurs, becomes effective or, in the case of a change in official position, is announced on or after the date of the applicable prospectus supplement, we have or will become obligated to pay additional amounts, as defined above under “—Payment of Additional Amounts”, with respect to any of those securities as described above under “—Payment of Additional Amounts.”  Prior to the giving of any notice of tax redemption pursuant to this paragraph, we will deliver to the trustee:

•	a certificate stating that we are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred; and

•	an opinion of independent legal counsel satisfactory to the trustee to the effect that we are entitled to effect the redemption based on the statement of facts set forth in the certificate;

provided that no notice of tax redemption shall be given earlier than 60 days prior to the earliest date on which we would be obligated to pay the additional amounts if a payment in respect of the securities were then due.

Notice of tax redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice.  Notice will be given in accordance with “—Notices” below.

Notices

Notices to holders of the securities will be given by mailing the notices to each holder by first-class mail, postage prepaid, at the respective address of each holder as that address appears upon our books.  Notices given to the Depositary, as holder of the registered global securities, will be passed on to the beneficial owners of the securities in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants, including Clearstream, Luxembourg and Euroclear.

UNITED STATES FEDERAL TAXATION

In the opinion of Davis Polk & Wardwell, counsel to us, the following are the material U.S. federal tax consequences of ownership and disposition of debt securities issued under this prospectus (“debt securities”).  This discussion only applies to initial investors in debt securities who, for U.S. federal income tax purposes:

•	purchase the debt securities at their “issue price”; and

•	will hold the debt securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

Subject to any additional discussions in the applicable prospectus supplement or pricing supplement,  it is expected, and the discussion below assumes, that, for U.S. federal tax purposes:

•	the debt securities will be treated as debt obligations; and

•	the issue price of a debt security is equal to its stated issue price indicated in the applicable prospectus supplement or pricing supplement.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein.  Persons considering the purchase of debt securities should consult their tax advisers with regard to the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This discussion is subject to any additional discussion regarding U.S. federal taxation contained in the applicable prospectus supplement or pricing supplement. Accordingly, you should also consult the applicable prospectus supplement or pricing supplement for any additional discussion of U.S. federal taxation with respect to the specific debt securities offered thereunder.

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers and certain traders in securities, commodities, or foreign currencies;

•	investors holding debt securities as part of a hedging transaction, “straddle,” conversion transaction, integrated transaction or constructive sale transaction;

•	U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt entities, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code, respectively; or

•	persons subject to the alternative minimum tax.

 Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder.  As used herein, the term “U.S. Holder” means a beneficial owner of debt securities that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term U.S. Holder also includes certain former citizens and residents of the United States.

Payments of Stated Interest.  Subject to the discussion below, interest paid on a debt security will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Discount Notes. A debt security that is issued at an issue price less than its “stated redemption price at maturity” will be considered to have been issued with original issue discount for U.S. federal income tax purposes (and will be referred to in this discussion as a  “discount note”) unless the debt security satisfies a de minimis threshold (as described below) or is a short-term note (as defined below).  In such case, the amount of original issue discount will be equal to the excess of the “stated redemption price at maturity” over the issue price.  The “stated redemption price at maturity” of a debt security will equal the sum of all payments required under the debt security other than payments of “qualified stated interest.” “Qualified stated interest” is stated interest unconditionally payable as a series of payments (other than in debt instruments of the issuer) at least annually during the entire term of the debt security and equal to the outstanding principal balance of the debt security multiplied by:

•	a single fixed rate of interest payable throughout the term of the debt security;

•	a single variable rate payable throughout the term of the debt security; or

•	to the extent described as such in the applicable prospectus supplement or pricing supplement, any other floating rate or rates.

If the difference between a debt security’s stated redemption price at maturity and its issue price is less than a de minimis amount, i.e., ¼ of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, then the debt security will not be considered to have original issue discount.

A U.S. Holder of discount notes will be required to include any qualified stated interest payments in income in accordance with the holder’s method of accounting for U.S. federal income tax purposes.  Subject to the discussion below concerning “short-term notes,” U.S. Holders of discount notes will be required to include original issue discount in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, without regard to the timing of the receipt of cash payments attributable to this income.  Under this method, U.S. Holders of discount notes generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

A U.S. Holder may make an election to include in gross income all interest that accrues on any debt security (including stated interest, original issue discount and de minimis original issue discount, as adjusted by any amortizable bond premium) in accordance with a constant yield method based on the compounding of interest (a “constant yield election”).  Such election may be revoked only with the permission of the Internal Revenue Service (the “IRS”).

Discount Notes Subject to Early Redemption. Discount notes subject to one or more “call options” (i.e., our unconditional option to redeem a debt security prior to its stated maturity date) or one or more “put options” (i.e., a holder’s unconditional option to require redemption prior to maturity) may be subject to rules that differ from the general rules described above for purposes of determining the yield and maturity of the debt security. Under applicable Treasury regulations, a call option will be presumed to be exercised if the exercise of the option will lower the yield on the debt security.  Conversely, a put option will be presumed to be exercised if the exercise of the option will increase the yield on the debt security.  In either case, if this option is not in fact exercised, the debt security would be treated solely for purposes of calculating original issue discount as if it were redeemed, and a new debt security were issued, on the presumed exercise date for an amount equal to the debt security’s adjusted issue price on that date.

Short-Term Notes. A debt security that matures (after taking into account the last possible date that the debt security could be outstanding under the terms of the debt security) one year or less from its date of issuance (a “short-term note”) will be treated as being issued at a discount and none of the interest paid on the debt security will be treated as qualified stated interest.  In general, a cash method U.S. Holder of a short-term note is not required to accrue the discount for U.S. federal income tax purposes unless it elects to do so.  Holders who so elect and certain other holders, including those who report income on the accrual method of accounting for U.S. federal income tax purposes, are required to include the discount in income as it accrues on a straight-line basis, unless another election is made to accrue the discount according to a constant yield method based on daily compounding.  In the case of a holder who is not required and who does not elect to include the discount in income currently, any gain realized on the sale, exchange or retirement of the short-term note will be ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement.  In addition, those holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry short-term notes, in an amount not exceeding the accrued discount, until the accrued discount is included in income.

Amortizable Bond Premium. If a U.S. Holder purchases a debt security for an amount that is greater than the sum of all amounts payable on the debt security other than qualified stated interest, the holder will be considered to have purchased the debt security with amortizable bond premium equal to such excess.  Special rules may apply in the case of debt securities that are subject to optional redemption.  A U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in such holder’s income with respect to the debt security in that accrual period.  A holder who elects to amortize bond premium must reduce its tax basis in the debt security by the amount of the premium previously amortized.  An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the holder and may be revoked only with the consent of the IRS.

If a holder makes a constant yield election (as described under “Discount Notes” above) for a debt security with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS with respect to debt instruments acquired after revocation.

Sale, Exchange or Retirement of the Debt Securities. Upon the sale, exchange or retirement of a debt security, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder’s adjusted tax basis in the debt security.  For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest.  Amounts attributable to accrued but unpaid interest are treated as interest as described under “Payments of Stated Interest” above.

A U.S. Holder’s adjusted tax basis in a debt security will equal the cost of the debt security to the holder, increased by the amounts of any original issue discount previously included in income by the holder with respect to the debt security and reduced by any  principal payments received by the holder and, in the case of a discount note, by the amounts of any other payments that do not constitute qualified stated interest (as defined above).

Subject to the discussion above in “Short-Term Notes,” gain or loss realized on the sale, exchange or retirement of a debt security will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the debt security has been held for more than one year.

Backup Withholding and Information Reporting. Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the debt securities and the proceeds from a sale or other disposition of the debt securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of debt securities that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

 The term “Non-U.S. Holder” does not include any of the following holders:

•
a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•	certain former citizens or residents of the United States; or

•	a holder for whom income or gain in respect of debt securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in debt securities.

Subject to the discussion below concerning backup withholding, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax in respect of amounts paid on debt securities, provided that:

•	the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner, as described below.

Certification Requirement. In the case of a debt security, the certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of that debt security (or a financial institution holding a debt security on behalf of the beneficial owner) furnishes to us an IRS Form W-8BEN, in which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

United States Federal Estate Tax. Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a debt security that is treated as a debt obligation for U.S. federal estate tax purposes will be treated as U.S. situs property subject to U.S. federal estate tax if payments on the debt security, if received by the decedent at the time of death, would have been subject to U.S. federal withholding tax (even if the

W-8BEN certification requirement described above were satisfied and not taking into account an elimination of such U.S. federal withholding tax due to the application of an income tax treaty).

Non-U.S. Holders should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the debt securities in their particular situations and the availability of benefits provided by an applicable estate tax treaty, if any.

Backup Withholding and Information Reporting. Information returns will generally be filed with the IRS in connection with payments on debt securities.  Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of a debt security and the Non-U.S. Holder may be subject to U.S. backup withholding on payments on debt securities or on the proceeds from a sale or other disposition of debt securities.  The certification procedures required to claim the exemption from withholding tax on interest (including original issue discount, if any) described above will satisfy the certification requirements necessary to avoid the backup withholding as well.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus in three ways: (1) through agents, (2) through underwriters and (3) through dealers.  The agents, underwriters or dealers in the United States generally will include Morgan Stanley & Co. Incorporated, which we refer to as MS & Co., or other affiliates of ours, and the agents, underwriters, or dealers outside the United States will include Morgan Stanley & Co. International plc, which we refer to as MSI, or other affiliates of ours.  We may sell our shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.  Any at-the-market offering of common stock will be through an underwriter, or underwriters, acting as principal(s) or agent(s) for us.

We may designate agents from time to time to solicit offers to purchase these securities.  We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions we are to pay to that agent in the applicable prospectus supplement.  That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If we use any underwriters to offer and sell these securities, we will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement.  The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent—in each case, less other expenses attributable to issuance and distribution.

In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities.  Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts.  A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any overallotment option.  The underwriters can close out a covered short sale by exercising the overallotment option or purchasing these securities in the open market.  In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the overallotment option.  The underwriters may also sell these securities or any other securities in excess of the overallotment option, creating a naked short position.  The underwriters must close out any naked short position by purchasing securities in the open market.  A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities.  Finally, in any offering of the securities through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the agent repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities.  Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities.  The underwriters are not required to engage in these activities and may end any of these activities at any time.

If so indicated in the applicable prospectus supplement, one or more firms, including MS & Co. and MSI, which we refer to as “remarketing firms,” acting as principals for their own accounts or as agents for us, may offer and sell these securities as part of a remarketing upon their purchase, in accordance with their terms.  We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative or other hedging transactions with financial institutions.  These financial institutions may in turn engage in sales of common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any loan of common stock or short position created in connection with those sales.  We may also sell shares of common stock short using this prospectus and deliver common stock covered by this prospectus to close out any loan of common stock or such short positions, or loan or pledge common stock to financial institutions that in turn may sell the shares of common stock using this prospectus.  We may pledge or grant a security interest in some or all of the common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus.

If so indicated in the prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by some purchasers to purchase debt securities or warrants, purchase contracts or units, as the case may be, from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future.  These contracts will be subject to only those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

Each underwriter, agent or dealer participating in the offering of the securities will represent and agree that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes the applicable prospectus supplement or this prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities, and we shall not have responsibility for the underwriter’s, agent’s or dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

We estimate that we will spend approximately $3,945,500 for printing, rating agency, trustees’ and legal fees and other expenses allocable to the offering of the securities registered on our shelf registration statement.

With respect to sales of securities in any jurisdictions outside of the United States, purchasers of any such securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page of the applicable prospectus supplement.

Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

MS & Co. and MSI are wholly owned subsidiaries of Morgan Stanley.  Each initial offering of securities will be conducted in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), regarding a FINRA member firm’s distributing the securities of an affiliate.  Following the initial distribution of any of these securities, MS & Co., MSI and other affiliates of Morgan Stanley may offer and sell these securities (as well as securities initially offered and sold by Morgan Stanley and its predecessors under previous registrations statements) in the course of their business as broker dealers, subject, in the case of common stock, preferred stock and depositary shares, to obtaining any necessary approval of the New York Stock Exchange, Inc. for any of the offers and sales MS & Co. may make. MS & Co., MSI and other affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  MS & Co., MSI and other affiliates may use this prospectus in connection with these transactions.  None of MS & Co., MSI or any other affiliate is obligated to make a market in any of these securities and may discontinue any market making activities at any time without notice.

Underwriters, agents and dealers participating in offerings of the securities that are not our affiliates may presently or from time to time engage in business transactions with us, including extending loans to us.

Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

LEGAL MATTERS

The validity of these securities will be passed upon for Morgan Stanley by Davis Polk & Wardwell, or other counsel who is satisfactory to MS & Co. or MSI, as the case may be, and who may be an officer of Morgan Stanley.  Sidley Austin LLP will pass upon some legal matters relating to these securities for the underwriters.  Sidley Austin LLP has in the past represented Morgan Stanley and continues to represent Morgan Stanley on a regular basis and in a variety of matters.

EXPERTS

The consolidated financial statements and related financial statement schedule of Morgan Stanley and its subsidiaries incorporated by reference in this prospectus have been audited to the extent and for the periods indicated in the reports of Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which (1) reports on the consolidated financial statements and financial statement schedule express an unqualified opinion and include an explanatory paragraph, in fiscal 2005, concerning the adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” and, effective December 1, 2005, the change in accounting policy for recognition of equity awards granted to retirement-eligible employees and, an explanatory paragraph, in fiscal 2006, concerning the application of Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements” and, an explanatory paragraph, in fiscal 2007, concerning the adoption of Statement of Financial Accounting Standards No. 157, “Fair Value Measurement” and Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115” and, an explanatory paragraph, in fiscal 2007, concerning the adoption of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R)” and (2) report on the effectiveness of Morgan Stanley’s internal control over financial reporting as of November 30, 2007 expresses an unqualified opinion) and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

      With respect to the unaudited interim financial information for the periods ended February 29, 2008 and February 28, 2007, May 31, 2008 and 2007, and August 31, 2008 and 2007 which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for

a review of such information.  However, as stated in their reports included in Morgan Stanley’s Quarterly Reports on Form 10-Q for the quarters ended February 29, 2008, May 31, 2008, and August 31, 2008 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information.  Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied.  Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

BENEFIT PLAN INVESTOR CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which we refer to as a “plan,” should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in these securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code with respect to many plans, as well as many individual retirement accounts and Keogh plans (also “plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if these securities are acquired by or with the assets of a plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of these securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any plan involved in the transaction and provided further that the plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving these securities.

Because we may be considered a party in interest with respect to many plans, unless otherwise specified in the applicable prospectus supplement, these securities may not be purchased, held or disposed of by any plan, any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (a “plan asset entity”) or any person investing “plan assets” of any plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Unless otherwise specified in the applicable prospectus supplement, any purchaser, including any fiduciary purchasing on behalf of a plan, transferee or holder of these securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding thereof that either (a) it is not a plan or a plan asset entity, is not purchasing such securities on behalf of or with “plan assets” of any plan, or with any assets of a governmental or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section

4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding or disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing these securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of these securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any of these securities to any plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

Morgan Stanley

PROSPECTUS

Morgan Stanley Capital Trust IX
Morgan Stanley Capital Trust X
Morgan Stanley Capital Trust XI
Morgan Stanley Capital Trust XII
Morgan Stanley Capital Trust XIII

CAPITAL SECURITIES

guaranteed by

Morgan Stanley

Morgan Stanley Capital Trust IX, Morgan Stanley Capital Trust X, Morgan Stanley Capital Trust XI, Morgan Stanley Capital Trust XII and Morgan Stanley Capital Trust XIII (the “Morgan Stanley Capital Trusts”)  may offer from time to time capital securities guaranteed by Morgan Stanley. This prospectus describes the general terms of these securities and the general manner in which we and the Morgan Stanley Capital Trusts will offer the securities. The specific terms of any securities we and the Morgan Stanley Capital Trusts offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we and the Morgan Stanley Capital Trusts will offer the securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

In addition, Morgan Stanley or any of its affiliates may use this prospectus in market-making transactions in any securities issued by the Morgan Stanley Capital Trusts or in the securities previously issued by Morgan Stanley Capital Trust III, Morgan Stanley Capital Trust IV, Morgan Stanley Capital Trust V, Morgan Stanley Capital Trust VI, Morgan Stanley Capital Trust VII and Morgan Stanley Capital Trust VIII (the “Prior Morgan Stanley Capital Trusts”).

As used in this prospectus, except as otherwise specified, the terms “Morgan Stanley,” “we,” “us” and “our” refer to Morgan Stanley excluding its consolidated subsidiaries.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

MORGAN STANLEY

December 23, 2008

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, the SEC maintains a website that contains reports, proxy statements and other information that we electronically file. The address of the SEC’s website is http://www.sec.gov. You can find information we have filed with the SEC by reference to file number 001-11758.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we and the Morgan Stanley Capital Trusts are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange, Inc. under the symbol “MS.” You may inspect reports, proxy statements and other information concerning us and our consolidated subsidiaries at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. The SEC allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than information in the documents or filings that is deemed to have been furnished and not filed) until we and the Morgan Stanley Capital Trusts complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:

  •        Annual Report on Form 10-K for the fiscal year ended November 30, 2007;

  •    Quarterly Reports on Form 10-Q for the quarterly periods ended February 28, 2008, May 31, 2008, and August 31, 2008;

  •    Current Reports on Form 8-K dated December 19, 2007 (two filings), January 4, 2008, January 22, 2008, February 27, 2008, March 19, 2008, April 8, 2008, June 2, 2008, June 18, 2008, August 11, 2008, August 29, 2008, September 14, 2008, September 16, 2008 (two filings), September 21, 2008, September 29, 2008 (two filings), October 7, 2008, October 13, 2008 (two filings), October 26, 2008, December 1, 2008, December 16, 2008 and December 18, 2008; and

  •       Solely with regard to the securities covered by this prospectus that were initially offered and sold under previously filed registration statements of Morgan Stanley and the Prior Morgan Stanley Capital Trusts and that from time to time may be reoffered and resold in market-making transactions under this prospectus, the information in the prospectus supplements relating to those securities that were previously filed by Morgan Stanley and the Prior Morgan Stanley Capital Trusts in connection with their initial offer and sale (except to the extent that any such information has been modified or superseded by other information included or incorporated by reference in this prospectus).

You can request a copy of these documents, excluding exhibits not specifically incorporated by reference into these documents, at no cost, by writing or telephoning us at Morgan Stanley, 1585 Broadway, New York, New York  10036, Attention: Investor Relations; telephone number: (212) 761-4000.

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There are no separate financial statements of the Morgan Stanley Capital Trusts in this prospectus. We do not believe these financial statements would be material to holders of the capital securities because:

•
the Morgan Stanley Capital Trusts are special purpose entities that will not have any independent operations other than issuing capital securities and common securities, which are together referred to as “trust securities,” holding junior subordinated debentures of Morgan Stanley as trust assets and other necessary or incidental activities as described in this prospectus or any applicable prospectus supplement; and

•	Morgan Stanley guarantees the payments on the capital securities of the Morgan Stanley Capital Trusts.

We do not expect any of the Morgan Stanley Capital Trusts will be subject to the reporting requirements of the Securities Exchange Act of 1934.

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MORGAN STANLEY

Morgan Stanley is a global financial services firm that, through its subsidiaries and affiliates, provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals. Morgan Stanley was originally incorporated under the laws of the State of Delaware in 1981, and its predecessor companies date back to 1924. On September 21, 2008, Morgan Stanley obtained approval from the Board of Governors of the Federal Reserve System (the Fed ) to become a bank holding company upon the conversion of its wholly owned indirect subsidiary, Morgan Stanley Bank (Utah), from a Utah industrial bank to a national bank, which was effected on September 23, 2008. Morgan Stanley is subject to the supervision and regulation of the Fed.

Morgan Stanley conducts its business from its headquarters in and around New York City, its regional offices and branches throughout the United States, and its principal offices in London, Tokyo, Hong Kong and other world financial centers. Morgan Stanley maintains significant market positions in each of its business segments Institutional Securities, Global Wealth Management Group and Asset Management.

A summary of the activities of each of Morgan Stanley’s business segments is as follows:

•
Institutional Securities includes capital raising; financial advisory services, including advice on mergers and acquisitions, restructurings, real estate and project finance; corporate lending; sales, trading, financing and market-making activities in equity and fixed income securities and related products, including foreign exchange and commodities; benchmark indices and risk management analytics; research; and investment activities.

•
Global Wealth Management Group provides brokerage and investment advisory services covering various investment alternatives; financial and wealth planning services; annuity and other insurance products; credit and other lending products; cash management services; retirement services; and trust and fiduciary services.

•
Asset Management provides global asset management products and services in equity, fixed income, alternative investments, which includes hedge funds and funds of funds, and merchant banking, which includes real estate, private equity and infrastructure, to institutional and retail clients through proprietary and third-party distribution channels. Asset Management also engages in investment activities.

Morgan Stanley’s principal executive offices are at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000.

THE MORGAN STANLEY CAPITAL TRUSTS

We created the Morgan Stanley Capital Trusts, each of which is a Delaware statutory trust, pursuant to trust agreements and the filing of certificates of trust with the Delaware Secretary of State. We will execute amended and restated trust agreements for the Morgan Stanley Capital Trusts, referred to in this prospectus as the “trust agreements,” which will state the terms and conditions for the Morgan Stanley Capital Trusts to issue and sell their trust securities.  We have filed a form of trust agreement as an exhibit to the registration statement of which this prospectus forms a part. We, as holder of the common securities, intend to select our employees, officers or affiliates to serve as administrators of the Morgan Stanley Capital Trusts.

Each Morgan Stanley Capital Trust exists solely to

•	issue and sell its trust securities;

•	use the proceeds from the sale of its trust securities to purchase Morgan Stanley’s junior subordinated debentures; and

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•	engage in other activities that are necessary, convenient or incidental to the above purposes (such as registering the transfer of trust securities).

Accordingly, our junior subordinated debentures will be the sole assets of each Morgan Stanley Capital Trust, and payments under the junior subordinated debentures owned by each Morgan Stanley Capital Trust will be its sole source of revenues.

We will hold directly or indirectly all of the common securities of each of the Morgan Stanley Capital Trusts. Unless otherwise specified in the applicable prospectus supplement, the common securities will represent an aggregate liquidation amount equal to at least 3% of each Morgan Stanley Capital Trust’s total capitalization. The capital securities will represent the remaining percentage of each Morgan Stanley Capital Trust’s total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the capital securities. However, if there is an event of default under, or if Morgan Stanley defaults in payments due under, the junior subordinated debentures owned by a Morgan Stanley Capital Trust, then distributions, redemption payments and liquidation payments must be paid to the holders of the capital securities of that trust before any payments are paid to the holders of the common securities of that trust. Unless otherwise specified in the applicable prospectus supplement, each Morgan Stanley Capital Trust will have a term of approximately 50 years from the initial issue date of its capital securities, but may dissolve earlier as provided in the applicable trust agreement and described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the name and address of the Delaware trustee for each Morgan Stanley Capital Trust will be BNY Mellon Trust of Delaware, White Clay Center, Newark, Delaware 19711, and the name and address of the property trustee, the guarantee trustee and the indenture trustee for each Morgan Stanley Capital Trust will be The Bank of New York Mellon, 101 Barclay Street, Floor 8 West, New York, New York 10286.

The capital securities will be guaranteed by us as described in this prospectus and the applicable prospectus supplement.

Only we, as direct or indirect owner of the common securities, can remove or replace the administrators. In addition, we can increase or decrease the number of administrators. Also, we, as direct or indirect holder of the common securities, will generally have the sole right to remove or replace the property trustee and Delaware trustee. However, if a default with respect to the junior subordinated debentures occurs, then, so long as that default is continuing, the holders of a majority in liquidation amount of the outstanding capital securities of that trust may remove and replace the property trustee and Delaware trustee for that trust at any time.

We will pay all fees and expenses related to the organization of the Morgan Stanley Capital Trusts and the offering of the capital securities. We will also pay all ongoing costs and expenses of the Morgan Stanley Capital Trusts, except each trust’s obligations under the trust securities.

USE OF PROCEEDS

The Morgan Stanley Capital Trusts will use all proceeds from the sale of trust securities to purchase junior subordinated debentures from us. Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our junior subordinated debentures for general corporate purposes, which may include, among other things:

•	additions to working capital;

•	the redemption of outstanding preferred stock;

•	the repurchase of outstanding common stock; and

•	the repayment of indebtedness.

We anticipate that we will raise additional funds from time to time through equity or debt financing, including borrowings under revolving credit agreements, to finance our businesses worldwide.

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CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth Morgan Stanley’s consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the periods indicated.

	Three Months Ended		Nine Months Ended		Fiscal Year
	August 31, 2008	August 31, 2008	August 31, 2008	August 31, 2007	2007	2006	2005	2004	2003
Ratio of earnings to fixed charges	1.2	1.2	1.2	1.2	1.1	1.2	1.3	1.4	1.4

Ratio of earnings to fixed charges and preferred stock dividends	1.2	1.2	1.2	1.2	1.1	1.2	1.3	1.4	1.4

For purposes of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, earnings before income taxes do not include losses from unconsolidated investees, dividends on preferred securities subject to mandatory redemption, gain/(loss) on discontinued operations, cumulative effect of accounting change (net) and income (loss) from investments accounted for under the equity method of accounting.

For purposes of calculating both ratios, fixed charges are the sum of:

•	interest cost, including interest on deposits;

•	dividends on preferred securities subject to mandatory redemption; and

•	that portion of rent expense estimated to be representative of the interest factor.

The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.

DESCRIPTION OF CAPITAL SECURITIES

Each Morgan Stanley Capital Trust will issue only one series of capital securities and one series of common securities. The trust agreement for each Morgan Stanley Capital Trust will be qualified as an indenture under the Trust Indenture Act of 1939. The capital securities will have terms and will be subject to conditions as set forth in the trust agreement or made a part of the trust agreement by the Trust Indenture Act. This summary of certain provisions of the capital securities and each trust agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each trust agreement, including the definitions of certain terms, and those provisions made part of each trust agreement by the Trust Indenture Act. A form of the trust agreement to be used in connection with the issuance of the capital securities and a form of the capital securities are filed as exhibits to the registration statement that includes this prospectus.  Wherever particular defined terms of a trust agreement are referred to in this prospectus, those defined terms are incorporated in this prospectus by reference. A copy of the form of the trust agreement is available upon request from the property trustee of the relevant trust.

General

The capital securities will represent preferred undivided beneficial interests in the assets of the applicable Morgan Stanley Capital Trust. The only assets of a Morgan Stanley Capital Trust, and its only source of revenues,

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will be the junior subordinated debentures purchased by the Morgan Stanley Capital Trust with the proceeds from the sale of its trust securities. Accordingly, distribution and other payment dates for the trust securities will correspond with the interest and other payment dates for the junior subordinated debentures. If we do not make payments on the junior subordinated debentures in accordance with their terms, the Morgan Stanley Capital Trust will not have funds available to pay distributions or other amounts payable on the trust securities issued by that Morgan Stanley Capital Trust in accordance with their terms. The capital securities issued by a Morgan Stanley Capital Trust will rank equally, and payments will be made proportionately, with the common securities issued by that Morgan Stanley Capital Trust except as described below under “—Subordination of Common Securities” and in the applicable prospectus supplement. Payments on the capital securities will be fully and unconditionally guaranteed by us to the extent described under “Description of Guarantees” and in the applicable prospectus supplement.

The Morgan Stanley Capital Trusts may offer such aggregate offering price of capital securities as may be authorized by them and by us from time to time for issuance under the registration statement of which this prospectus is a part.

Each Morgan Stanley Capital Trust will describe the specific terms of the capital securities it is offering in the applicable prospectus supplement, including:

•	the specific designation, liquidation amount, number to be issued by the Morgan Stanley Capital Trust and purchase price;

•	the currency or units based on or relating to currencies in which distributions and other payments will or may be payable;

•	the distribution rates (or the method by which the rates will be determined), if any;

•	the dates on which any distributions will be payable;

•	any provisions relating to deferral of distribution payments;

•	the places where distributions and other amounts payable on the capital securities will be payable;

•	any repayment, redemption, prepayment or sinking fund provisions;

•	any conversion or exchange provisions;

•	the voting rights, if any, of holders of the capital securities;

•	the terms and conditions, if any, upon which the assets of the Morgan Stanley Capital Trust may be distributed to holders of the capital securities;

•	any applicable U.S. federal income tax consequences; and

•	any other specific terms of the capital securities.

If indicated in the applicable prospectus supplement, the terms of the trust agreement for, and capital securities offered by, a Morgan Stanley Capital Trust may differ from the terms summarized in this prospectus.

Distributions

Distributions on the capital securities will be cumulative, unless otherwise indicated in the applicable prospectus supplement. Distributions will accumulate from and including the date of original issuance and will be payable on the dates specified in the applicable prospectus supplement. The amount of distributions payable for any

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period less than a full distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in that period, unless otherwise specified in the applicable prospectus supplement. Distributions payable for each full distribution period will be computed by dividing the annual rate by four, unless otherwise specified in the applicable prospectus supplement.

Subordination of Common Securities

Payment of distributions on, and other amounts payable under, the capital securities and the common securities issued by a Morgan Stanley Capital Trust will be made proportionately based on the liquidation amount of the capital securities and the common securities. However, unless otherwise provided in the applicable prospectus supplement, if on any distribution date or other payment date, there exists with respect to the subordinated debentures owned by a Morgan Stanley Capital Trust a default as a result of any failure by us to pay any amounts in respect of the junior subordinated debentures when due (a “debenture default”) or an event of default, no payment of any distribution on, or other amounts payable under, the common securities will be made unless cash payment in full of all accumulated amounts then due and payable with respect to all of the Morgan Stanley Capital Trust’s outstanding capital securities has been made or provided for, and all funds immediately available to the property trustee will first be applied to the cash payment in full of all distributions on, and all other amounts with respect to, capital securities then due and payable.

In the case of any event of default under the applicable trust agreement occurring as a result of a debenture default or an event of default with respect to the junior subordinated debentures owned by the Morgan Stanley Capital Trust, the holders of the applicable Morgan Stanley Capital Trust’s common securities will have no right to act with respect to the event of default under the applicable trust agreement until the effects with respect to the capital securities of all such events of default have been cured, waived or otherwise eliminated. Until all such events of default have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and not on behalf of the holders of the common securities, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution upon Dissolution

Unless otherwise specified in the applicable prospectus supplement, the amount payable on capital securities in the event of any liquidation of a Morgan Stanley Capital Trust will be the stated liquidation amount per capital security plus accumulated and unpaid distributions, which, unless otherwise specified in the applicable prospectus supplement, may be in the form of a distribution of the junior subordinated debentures owned by the Morgan Stanley Capital Trust.

The holders of all the outstanding common securities of a Morgan Stanley Capital Trust will have the right at any time to dissolve the Morgan Stanley Capital Trust and, after satisfaction of liabilities to creditors of the Morgan Stanley Capital Trust as provided by applicable law, cause the junior subordinated debentures owned by the Morgan Stanley Capital Trust to be distributed to the holders of the capital securities and common securities in liquidation of the Morgan Stanley Capital Trust as described in the applicable prospectus supplement. Other terms for the dissolution of a Morgan Stanley Capital Trust and the distribution or liquidation of its assets to holders of trust securities will be set forth in the applicable prospectus supplement.

Capital Securities Events of Default; Notice

Unless otherwise specified in the applicable prospectus supplement, any one of the following events constitutes an event of default under a trust agreement, which we refer to as a “capital securities event of default,” regardless of the reason for the capital securities event of default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the occurrence of a default with respect to the junior subordinated debentures in which the proceeds from the sale of the trust securities have been invested;

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•
default by the applicable Morgan Stanley Capital Trust or the property trustee in the payment of any distribution on the capital securities when it becomes due and payable, and continuation of the default for a period of 30 days;

•
default by the applicable Morgan Stanley Capital Trust or the property trustee in the payment of any redemption price of any trust security issued pursuant to its trust agreement when it becomes due and payable;

•
default in the performance, or breach, in any material respect, of any covenant or warranty of the applicable property trustee and Delaware trustee (other than a covenant or warranty described above dealing with default in the payment of any distribution or redemption price) and continuation of such default or breach for a period of 60 days after written notice has been given, by registered or certified mail, to the applicable property trustee and Delaware trustee and us by the holders of at least 25% in aggregate liquidation amount of the capital securities outstanding, which notice must specify the default or breach, demand it be remedied and state that it is a “Notice of Default” under the applicable trust agreement; or

•
the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee or all or substantially all of its property if a successor property trustee has not been appointed within 90 days of the event.

Within ten business days after the occurrence of any capital securities event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the applicable trust securities and the administrators, unless the capital securities event of default has been cured or waived. In addition, the property trustee will notify each holder of the capital securities of any notice of default received by it with respect to the junior subordinated debentures. We, as depositor, and the administrators are required to file annually with the property trustee a certificate as to whether or not the applicable Morgan Stanley Capital Trust is in compliance with all the conditions and covenants under its trust agreement.

The existence of a capital securities event of default does not entitle the holders of capital securities to accelerate the maturity thereof.

If a debenture default or event of default has occurred and is continuing in respect of the junior subordinated debentures owned by a Morgan Stanley Capital Trust, the capital securities issued by that Morgan Stanley Capital Trust will have a preference over the common securities issued by the Morgan Stanley Capital Trust with respect to payments of any amounts in respect of the capital securities as described above under “—Subordination of Common Securities.”

Removal of Morgan Stanley Capital Trustees; Appointment of Successors

The holders of at least a majority in aggregate liquidation amount of the outstanding capital securities may remove the property trustee or the Delaware trustee for cause or, if a default has occurred and is continuing with respect to the junior subordinated debentures owned by the Morgan Stanley Capital Trust, with or without cause. If a property trustee or Delaware trustee is removed by the holders of the outstanding capital securities, the successor may be appointed by the holders of at least 25% in liquidation amount of the outstanding capital securities. If a property trustee or Delaware trustee resigns, the resigning property trustee or Delaware trustee will appoint its successor. If a resigning property trustee or Delaware trustee fails to appoint a successor, the holders of at least 25% in liquidation amount of the outstanding capital securities may appoint a successor. If a successor has not been appointed by the holders, any holder of capital securities or common securities or the property trustee or the Delaware trustee may petition a court of competent jurisdiction to appoint a successor.  Any Delaware trustee must meet the applicable requirements of Delaware law. Any property trustee must be a national or state-chartered bank and at the time of appointment have capital and surplus of at least $50,000,000. No resignation or removal of a property trustee or Delaware trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

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Merger or Consolidation of Morgan Stanley Capital Trustees

Any entity into which a property trustee or Delaware trustee is merged or converted or with which it is consolidated, or any entity resulting from any merger, conversion or consolidation to which the property trustee or the Delaware trustee is a party, or any entity succeeding to all or substantially all the corporate trust business of the property trustee or the Delaware trustee, will be the successor of that property trustee or Delaware trustee under each trust agreement, provided it is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Morgan Stanley Capital Trusts

A Morgan Stanley Capital Trust may not merge with or into, consolidate or amalgamate with, be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as otherwise set forth in the applicable trust agreement. A Morgan Stanley Capital Trust may, at the request of the holders of its common securities and with the consent of the holders of at least a majority in aggregate liquidation amount of its outstanding capital securities, merge with or into, consolidate or amalgamate with, be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state of the United States, so long as

•	the successor entity either:

•	expressly assumes all the obligations of the Morgan Stanley Capital Trust with respect to the capital securities of that Morgan Stanley Capital Trust, or

•
substitutes for the capital securities of that Morgan Stanley Capital Trust other securities having substantially the same terms as those capital securities so long as the successor securities have the same priority as the capital securities with respect to distributions and payments upon liquidation, redemption and otherwise;

•	the successor entity has a trustee possessing the same powers and duties as the property trustee appointed to hold the junior subordinated debentures;

•
the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities of that Morgan Stanley Capital Trust (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

•
the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect;

•	the successor entity has a purpose substantially identical to that of the Morgan Stanley Capital Trust;

•
prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the property trustee and Delaware trustee have received an opinion from independent counsel experienced in these matters to the effect that:

•
the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) of that Morgan Stanley Capital Trust in any material respect, and

•
following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Morgan Stanley Capital Trust nor the successor entity will be required to register as an “investment company” under the Investment Company Act of 1940; and

•
Morgan Stanley or any permitted transferee to whom Morgan Stanley has transferred the common securities owns, directly or indirectly, all of the common securities of the successor entity and guarantees

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the obligations of the successor entity with respect to the successor securities at least to the extent provided by the related guarantee with respect to the capital securities.

Notwithstanding the foregoing, a Morgan Stanley Capital Trust may not, except with the consent of holders of 100% in aggregate liquidation amount of the capital securities of that Morgan Stanley Capital Trust, merge with or into, consolidate or amalgamate with, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to merge with or into, consolidate or amalgamate with, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Morgan Stanley Capital Trust or the successor entity to be taxable as a corporation for U.S. federal income tax purposes.

Voting Rights; Amendment of Trust Agreements

Except as provided below and under “—Removal of Morgan Stanley Capital Trustees; Appointment of Successors” and “Description of Guarantees—Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of the capital securities will have no voting rights.

Each trust agreement may be amended from time to time by the holders of at least a majority in aggregate liquidation amount of the common securities and the property trustee, without the consent of the holders of the capital securities, to:

•
cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, provided that the amendment will not adversely affect in any material respect the interests of any holder of trust securities; or

•
modify, eliminate or add to any provisions of the trust agreement to the extent necessary to ensure that the Morgan Stanley Capital Trust will not be taxable as a corporation for U.S. federal income tax purposes at any time that any trust securities are outstanding or to ensure that the Morgan Stanley Capital Trust will not be required to  register as an “investment company” under the Investment Company Act of 1940.

Any amendment of the trust agreement without the consent of the holders of the capital securities will become effective when notice of the amendment is given to the holders of trust securities.

Each trust agreement may be amended by the holders of at least a majority in aggregate liquidation amount of the common securities and the property trustee with:

•	the consent of holders representing at least a majority in aggregate liquidation amount of the outstanding capital securities; and

•
receipt by the Delaware trustee and the property trustee of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the Delaware trustee and the property trustee in accordance with the amendment will not cause the Morgan Stanley Capital Trust to be taxable as a corporation for U.S. federal income tax purposes or affect the Morgan Stanley Capital Trust’s exemption from status as an “investment company” under the Investment Company Act of 1940;

except that, without the consent of each holder of trust securities affected, a trust agreement may not be amended to:

•
change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date, or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of payment of any distribution on the trust securities on or after such date.

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So long as any junior subordinated debentures are held by a Morgan Stanley Capital Trust, the property trustee will not:

•
direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or execute any trust or power conferred on the property trustee with respect to the junior subordinated debentures,

•	waive any past default that may be waived under the relevant indenture,

•	exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal amount of the junior subordinated debentures, or

•	consent to any amendment, modification or termination of the relevant indenture or junior subordinated debentures, where the consent is required,

without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate liquidation amount of the outstanding capital securities, except that, if a consent under the relevant indenture would require the consent of each holder of the junior subordinated debentures affected, no consent will be given by the property trustee without the prior consent of each holder of the capital securities.

In addition to obtaining the foregoing approvals of the holders of the capital securities, before taking any of the foregoing actions, the property trustee will obtain an opinion of counsel experienced in these matters to the effect that the Morgan Stanley Capital Trust will not be taxable as a corporation for U.S. federal income tax purposes on account of the action. The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the capital securities issued by the Morgan Stanley Capital Trust except by subsequent vote of the holders of the capital securities.

Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for that purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each registered holder of capital securities in the manner set forth in each trust agreement.

No vote or consent of the holders of capital securities will be required to redeem and cancel the capital securities in accordance with the applicable trust agreement.

Any capital securities that are owned by us, the Delaware trustee, the property trustee, the administrators or any of our affiliates or affiliates of any Delaware trustee or property trustee, will, for purposes of a vote or consent under any of the circumstances described above, be treated as if they were not outstanding.

Expenses and Taxes

In the junior subordinated debentures owned by a Morgan Stanley Capital Trust, we, as borrower, will agree to pay all debts and other obligations (other than with respect to the capital securities issued by the Morgan Stanley Capital Trust) and all costs and expenses of the Morgan Stanley Capital Trust (including costs and expenses relating to the organization of the Morgan Stanley Capital Trust, the fees and expenses of the Delaware trustee and property trustee on behalf of the Morgan Stanley Capital Trust and the costs and expenses relating to the operation of the Morgan Stanley Capital Trust) and to pay any and all taxes and all costs and expenses with respect to those taxes (other than U.S. withholding taxes) to which the Morgan Stanley Capital Trust might become subject. The foregoing obligations under the junior subordinated debentures owned by a Morgan Stanley Capital Trust are for the benefit of, and shall be enforceable by, any person to whom any of those debts, obligations, costs, expenses and taxes payable by the Morgan Stanley Capital Trust are owed, whether or not that person has received notice of the debts, obligations, costs, expenses or taxes.  Any such person may enforce these obligations directly against us, and we will irrevocably waive any right or remedy to require that person to take any action against a Morgan Stanley Capital Trust or any other person before proceeding against us. We will also agree in the junior subordinated

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debentures owned by a Morgan Stanley Capital Trust to execute additional agreements necessary or desirable to give full effect to the foregoing.

Payment and Paying Agency

The applicable prospectus supplement will specify the manner in which payments in respect of the capital securities will be made. Unless otherwise specified in the applicable prospectus supplement, the paying agent for capital securities will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrators. The paying agent will be permitted to resign as paying agent upon 30 days’ written notice to the property trustee and the administrators. If the property trustee is no longer the paying agent, the property trustee will appoint a successor (which must be a bank or trust company) reasonably acceptable to the administrators to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.

Registration of transfers and exchanges of capital securities will be effected without charge by or on behalf of each Morgan Stanley Capital Trust, but the property trustee may require payment to cover any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Morgan Stanley Capital Trusts will not be required to register or cause to be registered the transfer of, or exchange or to cause to be exchanged, any capital securities that have been called for redemption.

Information Concerning the Property Trustee

The property trustee, other than during the occurrence and continuance of a capital securities event of default, undertakes to perform only those duties specifically set forth in each trust agreement or provided by the Trust Indenture Act and, after a capital securities event of default has occurred that has not been cured or waived, must exercise the rights and powers vested in it by the applicable trust agreement for the benefit of the holders of trust securities using the same degree of care and skill as a prudent person would exercise in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the rights or powers vested in it by the applicable trust agreement, other than those vested in it upon the occurrence of a capital securities event of default, at the request of any holder of trust securities unless it is offered indemnity reasonably satisfactory to the property trustee against the costs, expenses and liabilities that might be incurred in complying with the request or direction.

For information concerning the relationships between The Bank of New York Mellon, which is the property trustee, and us, see “Description of Junior Subordinated Debentures—Information Concerning the Indenture Trustee.”

Miscellaneous

The administrators and the property trustee of each Morgan Stanley Capital Trust are authorized and directed to conduct the affairs of, and to operate, the applicable Morgan Stanley Capital Trust in such a way that the Morgan Stanley Capital Trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act or taxed as a corporation for U.S. federal income tax purposes and so that the junior subordinated debentures owned by the Morgan Stanley Capital Trust will be treated as indebtedness of Morgan Stanley for U.S. federal income tax purposes. In this regard, the property trustee and the holders of common securities are authorized to take any action, not inconsistent with applicable law or the certificate of trust or the trust agreement of the applicable Morgan Stanley Capital Trust, that the property trustee and the holders of common securities determine in their discretion to be necessary or desirable for those purposes, as long as the action does not materially adversely affect the interests of the holders of the capital securities of the applicable Morgan Stanley Capital Trust.

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Holders of the trust securities have no preemptive or similar rights.

The Morgan Stanley Capital Trusts may not borrow money, issue debt or mortgage or pledge any of their assets.

Governing Law

Each trust agreement will be governed by, and construed in accordance with, the laws of the State of Delaware.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

The junior subordinated debentures will constitute junior subordinated debt of Morgan Stanley and will be issued under a junior subordinated indenture entered into between us and The Bank of New York Mellon, as indenture trustee. The registration statement of which this prospectus forms a part includes as exhibits a junior subordinated indenture, dated as of October 1, 2004, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as indenture trustee (the “2004 indenture”), a junior subordinated indenture, dated as of October 12, 2006, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as indenture trustee (the “2006 indenture”) and five forms of junior subordinated indenture that may be entered into in the future between us and The Bank of New York Mellon, as indenture trustee. The registration statement of which this prospectus forms a part also includes as an exhibit a junior subordinated indenture, dated as of March 1, 1998, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as indenture trustee (the “1998 indenture” and together with the 2006 indenture and the 2004 indenture, the “Existing Indentures”) governing the junior subordinated debentures owned by Morgan Stanley Capital Trust III, Morgan Stanley Capital Trust IV and Morgan Stanley Capital Trust V. These indentures are substantially similar in all respects, except as described under “- Subordination” and as otherwise described below. The indenture governing the junior subordinated debentures to be owned by a particular Morgan Stanley Capital Trust will be identified in the prospectus supplement for the offering of the capital securities to be issued by that Morgan Stanley Capital Trust. The indentures contain, and the junior subordinated debentures, when issued, will contain, additional important terms and provisions. The following summaries of certain provisions of the indentures and the junior subordinated debentures do not purport to be complete and are subject to the detailed provisions of the indentures and junior subordinated debentures. Where appropriate, we use parentheses to refer you to the particular sections of the relevant indenture.  Any reference to particular sections or defined terms of an indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

This summary of the indentures and the junior subordinated debentures relates to terms and conditions applicable to the junior subordinated debentures generally. The particular terms of any series of junior subordinated debentures will be summarized in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below.

General

Each series of junior subordinated debentures issued under an indenture will, unless otherwise indicated in the applicable prospectus supplement, rank equally with all other series of junior subordinated debentures issued under that indenture and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in that indenture to all senior indebtedness of Morgan Stanley. See “—Subordination.” Most of our assets are owned by our subsidiaries. Therefore, our rights and the rights of our creditors, including holders of junior subordinated debentures, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we ourselves may be a creditor with recognized claims against the subsidiary. In addition, dividends, loans and advances to us from certain subsidiaries are restricted by legal requirements, including (in the case of Morgan Stanley & Co. Incorporated) net capital requirements under the Securities Exchange Act of 1934 and under rules of certain exchanges and other regulatory bodies, and by banking regulations. Except as otherwise provided in the applicable prospectus supplement, the relevant indenture will not limit the incurrence or issuance of other secured or unsecured debt of Morgan Stanley, including senior indebtedness, whether under that indenture, any other existing indenture or any other indenture that Morgan Stanley may enter into in the future, or otherwise afford holders of junior subordinated debentures protection in the event of a highly leveraged or similar transaction that may adversely affect

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the holders of the junior subordinated debentures. See “—Subordination” and the applicable prospectus supplement relating to any offering of capital securities or junior subordinated debentures.

We may issue junior subordinated debentures under an indenture from time to time in one or more series pursuant to a supplemental indenture or a resolution of our board of directors or a committee of our board of directors.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered junior subordinated debentures:

•	the title of the indenture under which the junior subordinated debentures will be issued;

•	the title of the junior subordinated debentures;

•	any limit upon the aggregate principal amount of the junior subordinated debentures;

•
the date or dates on which the principal of the junior subordinated  debentures is payable or the method of determination thereof,  including the right or obligation, if any, of Morgan Stanley to  shorten or extend the stated maturity date in certain circumstances;

•
the rate or rates, if any, at which the junior subordinated debentures will bear interest, the dates on which that interest will be payable, the right or obligation, if any, of Morgan Stanley to defer or extend an interest payment date, the permitted duration of any such deferral or extension period, and, if applicable, the circumstances under which any such right or obligation will be exercisable or will arise and the record dates for any interest payable on any interest payment date or the method by which any of the foregoing will be determined;

•
the place or places where the principal of and premium, if any, and interest on the junior subordinated debentures will be payable and where, subject to the terms of the relevant indenture as described below under “—Registration and Transfer of Junior Subordinated Debentures,” the junior subordinated debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon Morgan Stanley in respect of the junior subordinated debentures and that indenture may be made;

•
any period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions upon which junior subordinated debentures may be redeemed, in whole or in part, at the option of Morgan Stanley or a holder of junior subordinated debentures;

•
the obligation, if any, of Morgan Stanley to redeem, purchase or repay the junior subordinated debentures and the period or periods within which, the price or prices at which, and the other terms and conditions upon which the junior subordinated debentures will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•	the denominations in which any junior subordinated debentures will be issuable if other than denominations of $25 and any integral multiple of $25;

•
if other than in U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the junior subordinated debentures will be payable, or in which the junior subordinated debentures will be denominated;

•	if other than the principal amount, the portion of the principal amount of junior subordinated debentures that will be payable upon declaration of acceleration of maturity;

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•
any index or indices used to determine the amount of payments of principal of and premium, if any, and interest on the junior subordinated debentures and the manner in which those amounts will be determined;

•
whether the junior subordinated debentures will be issuable in registered form or bearer form or both and, if bearer securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of the bearer securities;

•
any additions or changes to the relevant indenture with respect to a series of junior subordinated debentures as will be necessary to permit or facilitate the issuance of that series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	the appointment of any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or other agents;

•
whether the junior subordinated debentures will be convertible or exchangeable for other securities or property and, if so, the terms of any conversion or exchange and the terms of the other securities; and

•
any other terms of the junior subordinated debentures, including any additions, modifications or deletions in the events of default or defaults under the relevant indenture or covenants of Morgan Stanley specified in that indenture with respect to the junior subordinated debentures, and any terms required by or advisable under applicable laws or regulations.

Registration and Transfer of Junior Subordinated Debentures

Holders may present junior subordinated debentures for exchange, and holders of registered junior subordinated debentures may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the junior subordinated debentures and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the relevant indenture.

Holders may transfer junior subordinated debentures in bearer form and the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.

Subordination

Holders of the junior subordinated debentures should recognize that contractual provisions in the relevant indenture may prohibit us from making payments on these securities. The junior subordinated debentures are subordinate and junior in right of payment, to the extent and in the manner stated in the indenture under which the junior subordinated debentures are issued, to all of our senior indebtedness. The 2006 indenture defines senior indebtedness as (i) obligations of, or guaranteed or assumed by, Morgan Stanley for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, including obligations with respect to securities issued under the senior indentures of Morgan Stanley, the senior subordinated indentures of Morgan Stanley (including securities issued under the 2004 indenture and the 1998 indenture), and amendments, renewals, extensions, modifications and refundings of any of that indebtedness or of those obligations (ii) capitalized lease obligations of Morgan Stanley, (iii) obligations of Morgan Stanley issued or assumed as the deferred purchase price of property, (iv) obligations, contingent or otherwise, of Morgan Stanley in respect of any letters of credit, bankers acceptance, security purchase facilities or similar credit transactions, (v) obligations of Morgan Stanley in respect of interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements, (vi) guarantees by Morgan Stanley of the capital securities issued by Morgan Stanley Capital Trust II, Morgan Stanley Capital Trust III, Morgan Stanley Capital Trust IV, Morgan Stanley Capital Trust V and Morgan Stanley Capital Trust VI and (v) all obligations of the type referred to in clauses (i) through (vi) of other persons which Morgan Stanley has guaranteed or is responsible or liable for as obligor or otherwise. The 2004 indenture defines senior indebtedness in a similar way as the 2006 indenture, but does not include securities issued under the 1998 indenture (or the 2004 indenture) in clause (i) above and does not include clauses (iv) and (vi) above. The 1998 indenture,

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which governs the junior subordinated debentures owned by Morgan Stanley Capital Trust III, Morgan Stanley Capital Trust IV and Morgan Stanley Capital Trust V, defines senior indebtedness as obligations with respect to securities issued under a senior indenture between Morgan Stanley and The Bank of New York Mellon (as successor to the Chemical Bank), as trustee, dated as of April 15, 1989, as amended, a subordinated indenture between Morgan Stanley and Bank of New York Mellon (as successor to The First National Bank of Chicago), as trustee, dated as of April 15, 1989, as amended, and any other obligations (other than non-recourse obligations, the securities issued under the 1998 indenture or any other obligations specifically designated as being subordinate in right of payment to instruments defined as senior indebtedness thereunder) of, or guaranteed or assumed by, Morgan Stanley for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations. The definition of senior indebtedness set forth in the relevant indenture, if the junior subordinated debentures are not issued under the 2006 or 2004 indentures, may differ from the definitions set forth above and, in such case, will be described in an applicable prospectus supplement. Non-recourse obligations and any other obligations specifically designated as being subordinate in right of payment to senior indebtedness are not senior indebtedness as defined under the indentures. (Section 1.01)

The indentures do not restrict our ability to issue senior indebtedness.

The indentures provide that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any junior subordinated debentures may be made in the event:

•	of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property;

•
that (a) a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness, that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist; or

•
that the principal of and accrued interest on any junior subordinated debentures have been declared due and payable upon an event of default as defined under the relevant indenture and that declaration has not been rescinded and annulled as provided under that indenture. (Section 13.01)

We currently have outstanding three series of junior subordinated debentures, which were issued under the 1998 indenture and purchased, respectively, by Morgan Stanley Capital Trust III, Morgan Stanley Capital Trust IV and Morgan Stanley Capital Trust V, one series of junior subordinated debentures, which was issued under the 2004 indenture to Morgan Stanley Capital Trust VI, and two additional series of junior subordinated debentures, which were issued under the 2006 indenture to Morgan Stanley Capital Trust VII and Morgan Stanley Capital Trust VIII, respectively (collectively, the “existing junior subordinated debentures”) with terms and conditions substantially similar to those of the junior subordinated debentures described in this prospectus. At August 31, 2008, there was approximately $2,062 million aggregate principal amount of such junior subordinated debentures outstanding issued under the 1998 indenture, $889 million aggregate principal amount of such junior subordinated debentures outstanding issued under the 2004 indenture and $1,925 million aggregate principal amount of such junior subordinated debentures outstanding issued under the 2006 indenture. The currently outstanding junior subordinated debentures that were issued under the 1998 indenture contain certain acceleration provisions that could be triggered prior to the acceleration provisions of the junior subordinated debentures underlying the capital securities offered hereby. Accordingly, the three series of junior subordinated debentures outstanding under the 1998 indenture could become due and payable prior to the junior subordinated debentures governed by the 2006 indenture or the 2004 indenture underlying the capital securities offered hereby. In addition, unless otherwise specified in a prospectus supplement, if the junior subordinated debentures underlying the capital securities offered hereby are not issued under the 2004 indenture or the 2006 indenture (or were not issued under the 1998 indenture, in the case of Morgan Stanley Capital Trust III, Morgan Stanley Capital Trust IV and Morgan Stanley Capital Trust V), then the junior

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subordinated debentures will also be subordinate and junior in right of payment, to the extent and in the manner stated in the relevant indenture, to all of the existing junior subordinated debentures.

Merger, Consolidation, Sale, Lease or Conveyance

The relevant indenture provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any other person, unless:

•	we will be the continuing corporation; or

•	the successor corporation or person that acquires all or substantially all of our assets:

•	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

•	will expressly assume all of our obligations under the indenture and the junior subordinated debentures issued under that indenture; and

•
immediately after the merger, consolidation, sale, lease or  conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of that indenture applicable to us. (Section 9.01)

There are no covenants or other provisions in the relevant indenture that would afford holders of junior subordinated debentures additional protection in the event of a recapitalization transaction, a change of control of Morgan Stanley or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of Morgan Stanley or a sale, lease or conveyance of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular junior subordinated debentures, which we would describe in the applicable prospectus supplement.

Events of Default and Defaults

The relevant indenture provides holders of junior subordinated debentures with remedies if we fail to perform specific obligations, such as making payments on the junior subordinated debentures, or if we become bankrupt.  Holders should review these provisions and understand which of our actions trigger an event of default or a default and which actions do not. The relevant indenture permits the issuance of junior subordinated debentures in one or more series, and, in many cases, whether an event of default or a default has occurred is determined on a series by series basis.

Events of Default. An event of default is defined under the relevant indenture (except for the 1998 indenture), with respect to any series of junior subordinated debentures issued under that indenture, as being:

•
failure to pay in full the interest accrued on any junior subordinated debentures of that series upon the conclusion of an extension of the  interest payment period of a number of payment periods specified in that indenture or any indenture supplement or form of junior subordinated debenture and described in an applicable prospectus supplement and continuance of that failure for a period of 30 days;

•	events of bankruptcy, insolvency or reorganization; or

•	any other event of default provided in a supplemental indenture under which the series of junior subordinated debentures is issued. (Section 5.01)

The 1998 indenture, which governs the junior subordinated debentures issued to Morgan Stanley Capital Trust III, Morgan Stanley Capital Trust IV and Morgan Stanley Capital Trust V, defines Events of Default with respect to any series of junior subordinated debentures issued under it as being:

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•	default in payment of any principal of the junior subordinated debentures of that series, either at maturity or upon any redemption, by declaration or otherwise;

•
default for 30 days in payment of any interest on any junior subordinated debentures of that series, provided, however, that a valid extension of an interest payment period by Morgan Stanley in accordance with the terms of the junior subordinated debentures of any series will not constitute a default in the payment of interest for this purpose;

•
default for 60 days after written notice in the observance or performance of any other covenant or agreement in the junior subordinated debentures of that series or the indenture (other than a covenant or warranty with respect to the junior subordinated debentures of that series the breach or nonperformance of which is otherwise included in the definition of “event of default”)

•	events of bankruptcy, insolvency or reorganization;

•
failure to make any payment at maturity, including any applicable grace period, on indebtedness in an amount in excess of $10,000,000 and continuance of that failure for a period of 30 days after written notice of the failure to us by the indenture trustee, or to us and the indenture trustee by the holders of not less than 25% in principal amount of the outstanding junior subordinated debentures, treated as one class, issued under the indenture;

•
default with respect to any indebtedness, which default results in the acceleration of indebtedness in an amount in excess of $10,000,000 without the indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice of the failure to us by the indenture trustee, or to us and the indenture trustee by the holders of not less than 25% in principal amount of the outstanding junior subordinated debentures, treated as one class, issued under the indenture;

•	any other event of default provided in a supplemental indenture under which the series of junior subordinated debentures is issued. (Section 5.01)

Defaults. A default is defined under the relevant indenture (except for the 1998 indenture), with respect to any series of junior subordinated debentures issued under that indenture, as being:

•	an event of default with respect to such series;

•	default in payment of any principal of the junior subordinated debentures of that series, either at maturity or upon any redemption, by declaration or otherwise;

•
default for 30 days in payment of any interest on any junior subordinated debentures of that series, provided, however, that a valid extension of an interest payment period by Morgan Stanley in accordance with the terms of the junior subordinated debentures of any series will not constitute a default in the payment of interest for this purpose;

•
default for 60 days after written notice in the observance or performance of any other covenant or agreement in the junior subordinated debentures of that series or the indenture (other than a covenant or warranty with respect to the junior subordinated debentures of that series the breach or nonperformance of which is otherwise included in the definition of “event of default” or “default”); or

•	any other default provided in a supplemental indenture under which the series of junior subordinated debentures is issued. (Section 5.06)

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The 1998 indenture does not define “Default”.

Acceleration of Junior Subordinated Debentures upon an Event of Default and Other Remedies. The relevant indenture (except for the 1998 indenture) provides that:

•
if an event of default due to the default in the payment of accrued interest on any series of junior subordinated debentures issued under that indenture occurs and is continuing, except for junior subordinated debentures the principal of which shall have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding junior subordinated debentures of each affected series, voting as one class, or, if the junior subordinated debentures are held by a Morgan Stanley Capital Trust or a trustee of such Trust and in the absence of the indenture trustee or holders of the junior subordinated debentures so acting, the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities of such Trust (voting as a separate class), by notice in writing to Morgan Stanley, may declare the principal of all junior subordinated debentures of each affected series and interest accrued thereon to be due and payable immediately; and

•
if an event of default due to specified events of bankruptcy, insolvency or reorganization of Morgan Stanley occurs and is continuing, unless the principal of all the junior subordinated debentures shall have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding junior subordinated debentures issued under that indenture, voting as one class, or, if the junior subordinated debentures are held by a Morgan Stanley Capital Trust or a trustee of such Trust and in the absence of the indenture trustee or holders of the junior subordinated debentures so acting, the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities of such Trust (voting as a separate class), by notice in writing to Morgan Stanley may declare the principal of all those junior subordinated debentures and interest accrued thereon to be due and payable immediately. (Section 5.01)

The 1998 indenture provides that:

•
if an event of default due to the default in the payment of principal of, or any premium or interest on, any series of junior subordinated debentures issued under that indenture, or due to the default in the performance or breach of any other covenant or warranty of Morgan Stanley applicable to the junior subordinated debentures of that series but not applicable to all outstanding junior subordinated debentures issued under the indenture, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding junior subordinated debentures of each affected series, voting as one class, by notice in writing to Morgan Stanley, may declare the principal of all junior subordinated debentures of each affected series and interest accrued thereon to be due and payable immediately; and

•
if an event of default due to a default in the performance of any other covenants or agreements in the indenture applicable to all outstanding junior subordinated debentures issued under the indenture or due to specified events of bankruptcy, insolvency or reorganization of Morgan Stanley occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding junior subordinated debentures issued under that indenture, voting as one class, by notice in writing to Morgan Stanley may declare the principal of all those junior subordinated debentures and interest accrued thereon to be due and payable immediately. (Section 5.01)

There is no right of acceleration with respect to defaults, except for those defaults that are also events of default. If a default in the payment of principal of, or any interest on, any series of junior subordinated debentures issued under an indenture occurs and is continuing and we fail to pay the full amount then due and payable with respect to all junior subordinated debentures of the affected series immediately upon the demand of the indenture trustee, the indenture trustee is entitled to institute an action or proceeding to collect the amount due and unpaid. (Section 5.02)

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If any default occurs and is continuing, the indenture trustee may pursue legal action to enforce the performance of any provision in the relevant indenture to protect the rights of the indenture trustee and the holders of the junior subordinated debentures. (Section 5.04)

Annulment of Acceleration and Waiver of Defaults. In some circumstances, if any and all defaults under the relevant indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of affected junior subordinated debentures outstanding under that indenture, voting as one class, may waive past defaults of and annul past declarations of acceleration of the junior subordinated debentures.  (Section 5.01)

Prior to the acceleration of any junior subordinated debentures issued under the relevant indenture, the holders of a majority in aggregate principal amount of all series of junior subordinated debentures outstanding under that indenture with respect to which a default has occurred and is continuing, voting as one class, may waive any past default, other than a default in the payment of principal or interest (unless such default has been cured and an amount sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee) or a default in respect of a covenant or provision in that indenture that cannot be modified or amended without the consent of the holder of each junior subordinated debenture affected. (Section 5.10)

Indemnification of Trustee for Actions Taken on Your Behalf. The relevant indenture contains a provision entitling the indenture trustee, subject to the duty of the indenture trustee during a default to act with the required standard of care, to be indemnified by the holders of junior subordinated debentures issued under that indenture before proceeding to exercise any right or power at the request of holders. (Section 6.02) Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding junior subordinated debentures of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the indenture trustee. (Section 5.09)

Limitation on Actions by You as an Individual Holder. The relevant indenture provides that no individual holder of junior subordinated debentures may institute any action against us under that indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•
the holders of not less than 25% in aggregate principal amount of the outstanding junior subordinated debentures of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the indenture trustee indemnity reasonably satisfactory to the indenture trustee;

•	the indenture trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•
the holders of a majority in principal amount of the outstanding junior subordinated debentures of each affected series, voting as one class, must not have given directions to the indenture trustee inconsistent with those of the holders referred to above. (Sections 5.06 and 5.09)

Annual Certification. The relevant indenture contains a covenant that we will file annually with the indenture trustee a certificate of no default or a certificate specifying any default that exists. (Section 3.05)

Discharge, Defeasance and Covenant Defeasance

We have the ability to eliminate most or all of our obligations on any series of junior subordinated debentures prior to maturity if we comply with the following provisions. (Section 10.01)

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Discharge of Indenture. If at any time we have:

•	paid or caused to be paid the principal of and interest on all of the outstanding junior subordinated debentures of the series in accordance with their terms;

•	delivered to the indenture trustee for cancellation all of the outstanding junior subordinated debentures of the series; or

•
irrevocably deposited with the indenture trustee cash or, in the case of a series of junior subordinated debentures payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of junior subordinated debentures issued under the relevant indenture that have either become due and payable, or are by their terms due and payable within one year or are scheduled for  redemption within one year in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those junior subordinated debentures;

and if, in any such case, we also pay or cause to be paid all other sums payable by us under that indenture with respect to the series of junior subordinated debentures, then that indenture shall cease to be of further effect with respect to the junior subordinated debentures of such series, except as to certain rights with respect to the transfer and exchange of securities, rights of the holders to receive payment and certain other rights.

Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of junior subordinated debentures at any time, which we refer to as “defeasance.”

We may be released with respect to any outstanding series of junior subordinated debentures from the covenants described above limiting consolidations, mergers, asset sales and leases, and elect not to comply with that section without creating an event of default or a default. Discharge under these procedures is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if, among other things:

•
we irrevocably deposit with the indenture trustee cash or, in the case of junior subordinated debentures payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, all outstanding junior subordinated debentures of the series being defeased;

•	we deliver to the indenture trustee an opinion of counsel to the effect that:

•
the holders of the series of junior subordinated debentures being defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and

•
the defeasance or covenant defeasance will not otherwise alter those holders’ U.S. federal income tax treatment of principal and interest payments on the series of junior subordinated debentures being defeased;

in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law;

•
no event or condition will exist that, under the provisions described  under “—Subordination” above, would prevent us from making payments of principal or interest on the junior subordinated debentures at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after that deposit date; and

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•	we deliver to the indenture trustee an opinion of counsel to the effect that:

•	the trust funds will not be subject to any rights of holders of senior indebtedness; and

•
after the 91st day following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the indenture trustee and the holders of the junior subordinated debentures would be entitled to some enumerated rights as secured creditors in the trust funds.  (Section 10.01)

Modification of Indentures

Modification Without Consent of Holders. We and the indenture trustee may enter into supplemental indentures without the consent of the holders of junior subordinated debentures issued under the relevant indentures to:

•	secure any junior subordinated debentures;

•	evidence the assumption of our obligations by a successor corporation;

•	add covenants for the protection of the holders of junior subordinated debentures;

•	cure any ambiguity or correct any inconsistency in the relevant indenture;

•	establish the forms or terms of junior subordinated debentures of any series; and

•	evidence the acceptance of appointment by a successor indenture trustee. (Section 8.01)

Modification with Consent of Holders. We and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of junior subordinated debentures outstanding under the relevant indenture, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, that indenture or modify in any manner the rights of the holders of those junior subordinated debentures. However, except as specified in the applicable prospectus supplement, we and the trustee may not make any of the following  changes to any outstanding junior subordinated debenture without the consent of each holder that would be affected by such change:

•	extend the final maturity of the principal;

•	reduce the principal amount;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•	alter certain provisions of that indenture relating to the junior subordinated debentures not denominated in U.S. dollars;

•	impair the right of any holder to institute suit for the enforcement of any payment on any junior subordinated debenture when due; or

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•	reduce the percentage of junior subordinated debentures the consent of whose holders is required for modification of that indenture.

If the junior subordinated debentures are owned by a Morgan Stanley Capital Trust, none of the modifications described above may be made without the prior written consent of all the holders of capital securities of the Morgan Stanley Capital Trust. (Section 8.02)

Modification of Subordination Provisions. We may not amend an indenture to alter the subordination of any outstanding junior subordinated debentures without the written consent of each potentially adversely affected holder of senior indebtedness then outstanding. (Section 8.06)

Information Concerning the Indenture Trustee

We and our subsidiaries maintain credit facilities and other ordinary banking relationships with The Bank of New York Mellon.

Governing Law

The junior subordinated debentures and the indentures will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF GLOBAL SECURITIES

We may issue the registered junior subordinated debentures and capital securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a registered global security will be described in the prospectus supplement relating to that series.  We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.  Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form.  These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the relevant indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the relevant indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the

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procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the relevant indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the relevant indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and premium, if any, and interest on, junior subordinated debentures, and any payments to holders with respect to capital securities, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Morgan Stanley, the indenture trustee, the Delaware trustee, the property trustee or any other agent of Morgan Stanley, agent of the applicable Morgan Stanley Capital Trust or agent of any of the aforementioned trustees, as the case may be, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We and the Morgan Stanley Capital Trusts expect that the depositary for any securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution with respect to underlying securities to holders in respect of the registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We and the Morgan Stanley Capital Trusts also expect that payments by participants to owners of beneficial interests in the registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us or the applicable Morgan Stanley Capital Trust, as the case may be, within 90 days, we or the applicable Morgan Stanley Capital Trust, as the case may be, will issue the securities in definitive form in exchange for the registered global security. In addition, we or the applicable Morgan Stanley Capital Trust, as the case may be, may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more registered global securities. We understand, however, that, under current industry practices, the depositary would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names as the depositary instructs the relevant trustee or other relevant agent of Morgan Stanley, the applicable Morgan Stanley Capital Trust or that trustee. It is expected that those instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security.

The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, societe anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

DESCRIPTION OF GUARANTEES

Morgan Stanley will execute and deliver a guarantee concurrently with the issuance by each Morgan Stanley Capital Trust of its capital securities for the benefit of the holders from time to time of those capital securities. The

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guarantee trustee will hold the guarantee for the benefit of the holders of the related Morgan Stanley Capital Trust’s capital securities. Morgan Stanley will qualify each of the guarantees as an indenture under the Trust Indenture Act.  The guarantees will be subject to, and governed by, the Trust Indenture Act.  This summary of certain provisions of the guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each guarantee, including the definitions of terms, and those provisions made part of each guarantee by the Trust Indenture Act. A form of guarantee is filed as an exhibit to the registration statement that includes this prospectus. A copy of the form of the guarantee is available upon request from the guarantee trustee. If indicated in the applicable prospectus supplement, the terms of a particular guarantee may differ from the terms discussed below.

General

Morgan Stanley will irrevocably and unconditionally agree to pay in full, to the extent set forth in the guarantee, the guarantee payments to the holders of the capital securities covered by the guarantee, as and when due, regardless of any defense, right of set-off or counterclaim that the Morgan Stanley Capital Trust that issued the capital securities may have or assert other than the defense of payment. The following payments constitute guarantee payments with respect to capital securities that, to the extent not paid by or on behalf of the Morgan Stanley Capital Trust, will be subject to the applicable guarantee:

•
any accumulated and unpaid distributions required to be paid on the applicable capital securities, to the extent that the applicable Morgan Stanley Capital Trust has funds on hand available for that purpose at that time;

•
the applicable redemption price with respect to any capital securities called for redemption, which will include all accumulated and unpaid distributions to but excluding the date of redemption, to the extent that the applicable Morgan Stanley Capital Trust has funds on hand available for that purpose at that time; and

•
upon a voluntary or involuntary dissolution, winding-up or liquidation of the applicable Morgan Stanley Capital Trust (unless the junior subordinated debentures owned by the Morgan Stanley Capital Trust are distributed to holders of the capital securities in accordance with the terms of the applicable trust agreement), the lesser of:

•	the aggregate of the liquidation amount and all accumulated and unpaid distributions to the date of payment, and

•	the amount of assets of the applicable Morgan Stanley Capital Trust remaining available for distribution to holders of capital securities on liquidation of the Morgan Stanley Capital Trust.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the capital securities or by causing the applicable Morgan Stanley Capital Trust to pay those amounts to the holders.

Each guarantee will be an irrevocable guarantee of the related Morgan Stanley Capital Trust’s payment obligations described above under the capital securities covered by the guarantee, but will apply only to the extent that the Morgan Stanley Capital Trust has funds sufficient to make such payments, and is not a guarantee of collection.

If we do not make payments on the junior subordinated debentures owned by a Morgan Stanley Capital Trust, the Morgan Stanley Capital Trust will not be able to pay any amounts payable in respect of its capital securities and will not have funds legally available for that purpose. In that event, holders of the capital securities would not be able to rely upon the guarantee for payment of those amounts. Each guarantee will have the same ranking as the junior subordinated debentures owned by the Morgan Stanley Capital Trust that issues the capital securities covered by the guarantee. See “—Status of the Guarantees.” No guarantee will limit the incurrence or issuance of other secured or unsecured debt of Morgan Stanley.

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Status of the Guarantees

Each guarantee will constitute an unsecured obligation of Morgan Stanley and will rank equal to the junior subordinated debentures owned by the Morgan Stanley Capital Trust that issues the capital securities covered by the guarantee.

Each guarantee will constitute a guarantee of payment and not of collection. Any holder of capital securities covered by the guarantee may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. Each guarantee will be held by the guarantee trustee for the benefit of the holders of the related capital securities. Each guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by or on behalf of the Morgan Stanley Capital Trust or, if applicable, distribution to the holders of the capital securities of the junior subordinated debentures owned by the Morgan Stanley Capital Trust.

Amendments and Assignment

Except with respect to any changes that do not materially adversely affect the rights of holders of the capital securities issued by the Morgan Stanley Capital Trust, in which case no approval will be required, the guarantee that covers the capital securities may not be amended without the prior approval of the holders of at least a majority of the aggregate liquidation amount of the outstanding capital securities covered by the guarantee. The manner of obtaining any such approval will be as set forth under “Description of Capital Securities—Voting Rights; Amendment of Trust Agreements” and in the applicable prospectus supplement. All guarantees and agreements contained in each guarantee will bind the successors, assigns, receivers, trustees and representatives of Morgan Stanley and will inure to the benefit of the holders of the then outstanding capital securities covered by the guarantee.

Events of Default

An event of default under a guarantee will occur upon the failure of Morgan Stanley to perform any of its payment obligations under that guarantee, or to perform any non-payment obligation if the non-payment default remains unremedied for 30 days. If an event of default under a guarantee occurred and is continuing, the guarantee trustee will enforce the guarantee for the benefit of the holders of capital securities covered by the guarantee. The holders of a majority in aggregate liquidation amount of the outstanding capital securities covered by the guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any right or power conferred upon the guarantee trustee under the guarantee.

Any holder of capital securities covered by the guarantee may institute a legal proceeding directly against Morgan Stanley to enforce its rights under the guarantee without first instituting a legal proceeding against the applicable Morgan Stanley Capital Trust, the guarantee trustee or any other person or entity.

We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants under the guarantee.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of an event of default under the guarantee, undertakes to perform only those duties as are specifically set forth in the guarantee and, after the occurrence of an event of default with respect to the guarantee that has not been cured or waived, must exercise the rights and powers vested in it by the guarantee using the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the rights or powers vested in it by the guarantee at the request of any holder of the capital securities covered by the guarantee unless it is offered indemnity reasonably satisfactory to the guarantee trustee, including reasonable advances requested by it, against the costs, expenses and liabilities that might be incurred in complying with the request or direction.

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For information concerning the relationship between The Bank of New York Mellon, which is the guarantee trustee, and Morgan Stanley, see “Description of Junior Subordinated Debentures—Information Concerning the Indenture Trustee.”

Termination of the Guarantee

Each guarantee will terminate upon full payment of the redemption price of all of the capital securities covered by the guarantee, upon full payment of the amounts payable with respect to the capital securities upon liquidation of the related Morgan Stanley Capital Trust or upon distribution of the junior subordinated debentures owned by the Morgan Stanley Capital Trust to the holders of all the capital securities covered by the guarantee. Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the capital securities covered by the guarantee must repay any sums with respect to the capital securities or the guarantee.

Governing Law

Each guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell junior subordinated debentures and a Morgan Stanley Capital Trust may sell capital securities in three ways: (1) through agents, (2) through underwriters and (3) through dealers. The agents, underwriters or dealers in the United States will include Morgan Stanley & Co. Incorporated, which we refer to as MS & Co. or other affiliates of ours, and the agents, underwriters or dealers outside the United States will include Morgan Stanley & Co. International plc, which we refer to as MSIL, or other affiliates of ours.

We and/or the applicable Morgan Stanley Capital Trust may designate agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, and state any commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If any underwriters are utilized in the sale of these securities, we and/or the applicable Morgan Stanley Capital Trust, as the case may be, will enter into an underwriting agreement with the underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public.

If a dealer is utilized in the sale of these securities, we and/or the applicable Morgan Stanley Capital Trust, as the case may be, will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by such dealer at the time of resale.

In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any overallotment option. The underwriters can close out a covered short sale by exercising the overallotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the overallotment option. The underwriters may also sell these securities or any other securities in excess of the overallotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market.  A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the

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offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the agent repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities and may end any of these activities at any time.

If so indicated in the applicable prospectus supplement, one or more firms, including MS & Co. and MSIL, which we refer to as “remarketing firms,” acting as principals for their own accounts or as agents for us and/or a Morgan Stanley Capital Trust, as the case may be, may offer and sell these securities as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and/or a Morgan Stanley Capital Trust, as the case may be, and its compensation in the applicable prospectus supplement.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us and/or a Morgan Stanley Capital Trust to indemnification by us and/or a Morgan Stanley Capital Trust, against some civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with, or perform services for, us and/or a Morgan Stanley Capital Trust in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we and/or a Morgan Stanley Capital Trust will authorize agents, underwriters or dealers to solicit offers by some purchasers to purchase these securities from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future.  These contracts will be subject to only those conditions described in the applicable prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

MS & Co. and MSIL are wholly owned subsidiaries of Morgan Stanley.  Each initial offering of securities will be conducted in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, Inc. regarding the distribution of securities of affiliates. MS & Co., MSIL and other affiliates of Morgan Stanley may offer and sell the capital securities of the Morgan Stanley Capital Trusts and of the Prior Morgan Stanley Capital Trusts in the course of their business as broker-dealers, subject to obtaining any necessary approval of the New York Stock Exchange, Inc. for any of the offers and sales. MS & Co., MSIL and other affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. MS & Co., MSIL and other affiliates may use this prospectus in connection with these transactions. None of MS & Co., MSIL or any other affiliate is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

Underwriters, agents and dealers participating in offerings of the securities that are not affiliates of Morgan Stanley or the applicable Morgan Stanley Capital Trust may presently or from time to time engage in business transactions with us, including extending loans to us.

Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

LEGAL MATTERS

The validity of the capital securities will be passed upon for the Morgan Stanley Capital Trusts by Richards, Layton & Finger, P.A., or other counsel who is satisfactory to MS & Co. and who may be an officer of Morgan Stanley. The validity of the junior subordinated debentures and the guarantees will be passed upon for Morgan

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Stanley by Davis Polk & Wardwell, or other counsel who is satisfactory to MS & Co. and who may be an officer of Morgan Stanley. Certain legal matters relating to the securities will be passed upon for the underwriters by Sidley Austin LLP. Sidley Austin LLP has in the past represented Morgan Stanley and continues to represent Morgan Stanley and its affiliates on a regular basis and in a variety of matters.

EXPERTS

           The consolidated financial statements and related financial statement schedule of Morgan Stanley and its subsidiaries incorporated by reference in this prospectus have been audited to the extent and for the periods indicated in the reports of Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which (1) reports on the consolidated financial statements and financial statement schedule express an unqualified opinion and include an explanatory paragraph, in fiscal 2005, concerning the adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” and, effective December 1, 2005, the change in accounting policy for recognition of equity awards granted to retirement-eligible employees and, an explanatory paragraph, in fiscal 2006, concerning the application of Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements” and, an explanatory paragraph, in fiscal 2007, concerning the adoption of Statement of Financial Accounting Standards No. 157, “Fair Value Measurement” and Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115” and, an explanatory paragraph, in fiscal 2007, concerning the adoption of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R)” and (2) report on the effectiveness of Morgan Stanley’s internal control over financial reporting as of November 30, 2007 expresses an unqualified opinion) and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

           With respect to the unaudited interim financial information for the periods ended February 29, 2008 and February 28, 2007, May 31, 2008 and 2007, and August 31, 2008 and 2007 which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information.  However, as stated in their reports included in Morgan Stanley’s Quarterly Reports on Form 10-Q for the quarters ended February 29, 2008, May 31, 2008, and August 31, 2008 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information.  Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied.  Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following are the expenses of the issuance and distribution of the securities being registered, all of which will be paid by the Registrants.  All of these expenses are estimated other than the registration fee and the FINRA filing fee.

Registration fee	$0	*
FINRA filing fee	75,500
Rating agency fees	750,000
Printing and engraving expenses	1,320,000
Legal fees and expenses	500,000
Accounting fees and expenses	500,000
Unit Agents’, Warrant Agents’, Trustees’ and Preferred Stock Depositary’s fees and expenses (including counsel fees)	500,000
Listing	300,000
Total	$3,945,500

* Deferred in accordance with Rule 456(b) and 457(r).

Item 15. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Article VIII of the Amended and Restated Certificate of Incorporation of Morgan Stanley (“Certificate of Incorporation”) and Section 6.07 of the Amended and Restated Bylaws of Morgan Stanley (“Bylaws”), each as amended to date, provide for the indemnification of Morgan Stanley’s directors and officers.  The Certificate of Incorporation provides that any person who is a director or officer of Morgan Stanley shall be indemnified by Morgan Stanley to the fullest extent permitted from time to time by applicable law.  In addition, the Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any manner in any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of Morgan Stanley or a director or elected officer of a corporation a majority of the capital stock (other than directors’ qualifying shares) of which is owned directly or indirectly by Morgan Stanley (a “Subsidiary”) shall be indemnified and held harmless by Morgan Stanley to the fullest extent permitted by applicable law.  The right to indemnification under the Bylaws includes the right to be paid the expenses incurred in defending a proceeding in advance of its final disposition upon receipt (unless Morgan Stanley upon authorization of the Board of Directors waives said requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by Morgan Stanley.

Morgan Stanley’s Bylaws also provide that Morgan Stanley may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by Morgan Stanley for the expenses incurred in defending any proceeding in advance of its final disposition, to any person who is or was an employee or agent (other than a director or officer) of Morgan Stanley or a Subsidiary and to any person who is or was serving at the request of Morgan Stanley or a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by Morgan Stanley or a Subsidiary, to the fullest extent as the Bylaws provide with respect to indemnification of, and advancement of expenses for, directors and officers of Morgan Stanley.

Under the Bylaws, Morgan Stanley has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, partner, member, employee or agent of Morgan Stanley or a Subsidiary, or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any expense, liability or loss whether or not Morgan Stanley would have the power to indemnify that person against that expense, liability or loss under the provisions of applicable law.

Morgan Stanley has in effect insurance policies in the amount of $350 million for general officers’ and directors’ liability insurance.

The forms of Underwriting Agreements and Distribution Agreements filed as Exhibits 1-a, 1-b, 1-c, 1-d, 1-e and 1-f hereto, and incorporated herein by reference, contain some provisions relating to the indemnification of Morgan Stanley’s directors, officers and controlling persons.

Item 16. Exhibits

Morgan Stanley’s Exchange Act file number is 1-11758.

Exhibit Number	Description

1-a*	Form of Underwriting Agreement for Debt Securities, Warrants, Purchase Contracts and Units.

1-b*	Form of Underwriting Agreement for Preferred Stock, Depositary Shares and Common Stock.

1-c*	Form of Underwriting Agreement for Capital Securities.

1-d*	Form of U.S. Distribution Agreement.

1-e*	Form of Euro Distribution Agreement.

1-f*	Form of DirectSecurities Distribution Agreement.

3-a
Amended and Restated Certificate of Incorporation of Morgan Stanley, including the Certificate of Designation to the Amended and Restated Certificate of Incorporation of Morgan Stanley, relating to Morgan Stanley’s Series A Preferred Stock (previously filed as an exhibit to Morgan Stanley’s Form 8-K dated April 8, 2008, and incorporated herein by reference).

3-b
Amended Certificate of Designation to the Amended and Restated Certificate of Incorporation of Morgan Stanley, relating to Morgan Stanley’s Series B Preferred Stock (previously filed as an exhibit to Morgan Stanley’s Form 8-K dated October 13, 2008, and incorporated herein by reference).

Exhibit Number	Description

3-c
Certificate of Designation to the Amended and Restated Certificate of Incorporation of Morgan Stanley, relating to Morgan Stanley’s Series C Preferred Stock (previously filed as an exhibit to Morgan Stanley’s Form 8-K dated October 13, 2008, and incorporated herein by reference).

3-d
Certificate of Designation to the Amended and Restated Certificate of Incorporation of Morgan Stanley, relating to Morgan Stanley’s Series D Preferred Stock (previously filed as an exhibit to Morgan Stanley’s Form 8-K dated October 26, 2008, and incorporated herein by reference).

3-e	Amended and Restated Bylaws of Morgan Stanley (previously filed as an exhibit to Morgan Stanley’s Form 8-K dated September 16, 2008, and incorporated herein by reference).

4-a
Form of Certificate of Offered Preferred Stock (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-27919, and incorporated herein by reference).

4-b
Form of Deposit Agreement (including Form of Depositary Receipt) (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-27919, and incorporated herein by reference).

4-c	Form of Deposit Agreement for Series A Preferred Stock (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form 8-A dated July 5, 2006).

4-d
Senior Indenture dated as of November 1, 2004 between Morgan Stanley and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)), Trustee (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-117752, and incorporated herein by reference).

4-e
First Supplemental Senior Indenture dated as of September 4, 2007 to the Senior Indenture dated as of November 1, 2004 between Morgan Stanley and The Bank of New York Mellon, Trustee (previously filed as an exhibit to Morgan Stanley’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007, and incorporated herein by reference).

4-f
Second Supplemental Senior Indenture dated as of January 4, 2008 to the Senior Indenture dated as of November 1, 2004 between Morgan Stanley and The Bank of New York Mellon, Trustee (previously filed as an exhibit to Morgan Stanley’s Form 8-K dated January 4, 2008, and incorporated herein by reference).

4-g
Third Supplemental Senior Indenture dated as of September 10, 2008 to the Senior Indenture dated as of November 1, 2004 between Morgan Stanley and The Bank of New York Mellon, Trustee (previously filed as an exhibit to Morgan Stanley’s Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2008, and incorporated herein by reference).

4-h
Fourth Supplemental Senior Indenture dated as of December 1, 2008 to the Senior Indenture dated as of November 1, 2004 between Morgan Stanley and The Bank of New York Mellon, Trustee (previously filed as an exhibit to Morgan Stanley’s Form 8-K dated December 1, 2008, and incorporated herein by reference).

4-i
Subordinated Indenture dated as of October 1, 2004 between Morgan Stanley and The Bank of New York Mellon (as successor to J.P. Morgan Trust Company, National Association), Trustee (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-117752, and incorporated herein by reference).

4-j*	Form of Floating Rate Senior Note.

4-k*	Form of Fixed Rate Senior Note.

Exhibit Number	Description

4-l*	Form of Senior Variable Rate Renewable Note.

4-m*	Form of Floating Rate Subordinated Note.

4-n*	Form of Fixed Rate Subordinated Note.

4-o*	Form of Subordinated Variable Rate Renewable Note.

4-p*	Form of Fixed Rate Amortizing Senior Note.

4-q*	Form of Floating/Fixed Rate Senior Note.

4-r*	Form of Temporary Global Floating Rate Senior Bearer Note.

4-s*	Form of Permanent Global Floating Rate Senior Bearer Note.

4-t*	Form of Definitive Floating Rate Senior Bearer Note.

4-u*	Form of Temporary Global Fixed Rate Senior Bearer Note.

4-v*	Form of Permanent Global Fixed Rate Senior Bearer Note.

4-w*	Form of Definitive Fixed Rate Senior Bearer Note.

4-x*	Form of Euro Fixed Rate Senior Registered Note.

4-y*	Form of Euro Floating Rate Senior Registered Note.

4-z*	Form of Euro Fixed Rate Subordinated Registered Note.

4-aa*	Form of Euro Senior Registered Floating Rate Renewable Note.

4-bb*	Form of DirectSecurities Fixed Rate Note.

4-cc	Form of FDIC-Guaranteed Fixed Rate Senior Note (previously filed as an exhibit to Morgan Stanley’s Form 8-K dated December 1, 2008, and incorporated herein by reference).

4-dd	Form of FDIC-Guaranteed Floating Rate Senior Note (previously filed as an exhibit to Morgan Stanley’s Form 8-K dated December 1, 2008, and incorporated herein by reference).

4-ee	Form of Warrant Agreement (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-117752, and incorporated herein by reference).

4-ff	Form of Unit Agreement (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-117752, and incorporated herein by reference).

4-gg	Unit Agreement Without Holders’ Obligations (previously filed as an exhibit to Morgan Stanley’s Form 8-K dated August 29, 2008, and incorporated herein by reference).

4-hh
Form of Put Warrant (included in Exhibit 4-ee above, previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-117752, and incorporated herein by reference).

Exhibit Number	Description

4-ii
Form of Call Warrant (included in Exhibit 4-ee above, previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-117752, and incorporated herein by reference).

4-jj
Form of Unit Certificate relating to Unit Agreement (included in Exhibit 4-ff above, previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-117752, and incorporated herein by reference).

4-kk
Form of Unit Certificate relating to Unit Agreement Without Holders’ Obligations (included in Exhibit 4-gg above, previously filed as an exhibit to Morgan Stanley’s Form 8-K dated August 29, 2008, and incorporated herein by reference).

4-ll
Form of Purchase Contract (Issuer Sale) (included in Exhibit 4-ff above, previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-117752, and incorporated herein by reference).

4-mm
Form of Purchase Contract (Issuer Purchase) (included in Exhibit 4-ff above, previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-117752, and incorporated herein by reference).

4-nn*	Form of Cash-Settled Indenture Pre-paid Purchase Contract.

4-oo*	Form of Physically-Settled Indenture Pre-paid Purchase Contract.

4-pp*	Form of Physically-Settled Pre-paid Purchase Contract relating to the Unit Agreement.

4-qq
Certificate of Trust of Morgan Stanley Capital Trust III dated as of February 12, 1998 (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-46403, and incorporated herein by reference).

4-rr
Certificate of Amendment of Certificate of Trust of Morgan Stanley Capital Trust III dated as of September 24, 2001 (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-83616, and incorporated herein by reference).

4-ss
Certificate of Trust of Morgan Stanley Capital Trust IV dated as of February 12, 1998 (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-46403, and incorporated herein by reference).

4-tt
Certificate of Amendment of Certificate of Trust of Morgan Stanley Capital Trust IV dated as of September 24, 2001 (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-83616, and incorporated herein by reference).

4-uu
Certificate of Trust of Morgan Stanley Capital Trust V dated as of February 12, 1998 (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-46403, and incorporated herein by reference).

4-vv
Certificate of Amendment of Certificate of Trust of Morgan Stanley Capital Trust V dated as of September 24, 2001 (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-83616, and incorporated herein by reference).

4-ww
Certificate of Trust of Morgan Stanley Capital Trust VI dated as of September 24, 2001 (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-83616, and incorporated herein by reference).

Exhibit Number	Description

4-xx
Certificate of Trust of Morgan Stanley Capital Trust VII dated as of September 24, 2001 (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-83616, and incorporated herein by reference).

4-yy
Certificate of Trust of Morgan Stanley Capital Trust VIII dated as of June 17, 2004 (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-117752 and incorporated herein by reference).

4-zz
Certificate of Trust of Morgan Stanley Capital Trust IX dated as of June 17, 2004 (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-117752, and incorporated herein by reference).

4-aaa
Certificate of Trust of Morgan Stanley Capital Trust X dated as of June 17, 2004 (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-117752, and incorporated herein by reference).

4-bbb*	Certificate of Trust of Morgan Stanley Capital Trust XI dated as of December 12, 2008.

4-ccc*	Certificate of Trust of Morgan Stanley Capital Trust XII dated as of December 12, 2008.

4-ddd*	Certificate of Trust of Morgan Stanley Capital Trust XIII dated as of December 12, 2008.

4-eee
Form of Amended and Restated Trust Agreement of Morgan Stanley Capital Trust III (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-46403, and incorporated herein by reference).

4-fff
Form of Amended and Restated Trust Agreement of Morgan Stanley Capital Trust IV (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-46403, and incorporated herein by reference).

4-ggg
Form of Amended and Restated Trust Agreement of Morgan Stanley Capital Trust V (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-46403, and incorporated herein by reference).

4-hhh
Form of Amended and Restated Trust Agreement of Morgan Stanley Capital Trust VI (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-117752, and incorporated herein by reference).

4-iii
Amended and Restated Trust Agreement of Morgan Stanley Capital Trust VII dated as of October 12, 2006 (previously filed as an exhibit to Morgan Stanley’s Form 8-K dated October 12, 2006, and incorporated herein by reference).

4-jjj
Amended and Restated Trust Agreement of Morgan Stanley Capital Trust VIII dated as of April 26, 2007 (previously filed as an exhibit to Morgan Stanley’s Form 8-K dated April 26, 2007, and incorporated herein by reference).

4-kkk
Trust Agreement of Morgan Stanley Capital Trust IX dated as of June 17, 2004 (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-117752, and incorporated herein by reference).

Exhibit Number	Description

4-lll
Trust Agreement of Morgan Stanley Capital Trust X dated as of June 17, 2004 (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-117752, and incorporated herein by reference).

4-mmm*	Trust Agreement of Morgan Stanley Capital Trust XI dated as of December 12, 2008.

4-nnn*	Trust Agreement of Morgan Stanley Capital Trust XII dated as of December 12, 2008.

4-ooo*	Trust Agreement of Morgan Stanley Capital Trust XIII dated as of December 12, 2008.

4-ppp
Form of Amended and Restated Trust Agreement to be used in connection with the issuance of the Capital Securities (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-117752, and incorporated herein by reference).

4-qqq*
Junior Subordinated Indenture dated as of March 1, 1998 between Morgan Stanley and The Bank of New York Mellon (formerly known as The Bank of New York), Trustee, to be used in connection with the issuance of the applicable series of Junior Subordinated Debentures and the Capital Securities.

4-rrr
Junior Subordinated Indenture dated as of October 1, 2004 between Morgan Stanley and The Bank of New York Mellon, Trustee, to be used in connection with the issuance of the applicable series of Junior Subordinated Debentures and the Capital Securities (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-131266, and incorporated herein by reference).

4-sss
Junior Subordinated Indenture dated as of October 12, 2006 between Morgan Stanley and The Bank of New York Mellon, Trustee, to be used in connection with the issuance of the applicable series of Junior Subordinated Debentures and the Capital Securities (previously filed as an exhibit to Morgan Stanley’s Form 8-K dated October 12, 2006 and incorporated herein by reference).

4-ttt*
Form of Series V Junior Subordinated Indenture between Morgan Stanley and The Bank of New York Mellon, Trustee, to be used in connection with the issuance of the applicable series of Junior Subordinated Debentures and the Capital Securities.

4-uuu*
Form of Series W Junior Subordinated Indenture between Morgan Stanley and The Bank of New York Mellon, Trustee, to be used in connection with the issuance of the applicable series of Junior Subordinated Debentures and the Capital Securities.

4-vvv*
Form of Series X Junior Subordinated Indenture between Morgan Stanley and The Bank of New York Mellon, Trustee, to be used in connection with the issuance of the applicable series of Junior Subordinated Debentures and the Capital Securities.

4-www*
Form of Series Y Junior Subordinated Indenture between Morgan Stanley and The Bank of New York Mellon, Trustee, to be used in connection with the issuance of the applicable series of Junior Subordinated Debentures and the Capital Securities.

4-xxx*
Form of Series Z Junior Subordinated Indenture between Morgan Stanley and The Bank of New York Mellon, Trustee, to be used in connection with the issuance of the applicable series of Junior Subordinated Debentures and the Capital Securities.

4-yyy
Form of Capital Security (included in Exhibit 4-ppp above) (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-117752, and incorporated herein by reference).

Exhibit Number	Description

4-zzz
Form of Junior Subordinated Deferrable Interest Debenture (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-131266, and incorporated herein by reference).

4-aaaa
Form of Capital Securities Guarantee relating to Capital Trust III (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-46403, and incorporated herein by reference).

4-bbbb
Form of Capital Securities Guarantee relating to Capital Trust IV (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-46403, and incorporated herein by reference).

4-cccc
Form of Capital Securities Guarantee relating to Capital Trust V (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-46403, and incorporated herein by reference).

4-dddd
Form of Capital Securities Guarantee relating to Capital Trust VI (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-117752, and incorporated herein by reference).

4-eeee
Form of Capital Securities Guarantee relating to Capital Trust VII (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-131266, and incorporated herein by reference).

4-ffff
Form of Capital Securities Guarantee relating to Capital Trust VIII (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-131266, and incorporated herein by reference).

4-gggg	Form of Capital Securities Guarantee (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-131266, and incorporated herein by reference).

4-hhhh
Senior Indenture dated as of April 15, 1989 between Morgan Stanley and The Bank of New York Mellon, as successor to The Chase Manhattan Bank (formerly known as Chemical Bank), Trustee (previously filed as an exhibit to the Annual Report on Form 10-K for the fiscal year ended January 31, 1993 of a predecessor company, Morgan Stanley Group Inc. (File no. 1-9085), and incorporated herein by reference).

4-iiii
First Supplemental Senior Indenture, dated as of May 15, 1991, to the Senior Indenture dated as of April 15, 1989 between Morgan Stanley and The Bank of New York Mellon, as successor to The Chase Manhattan Bank (formerly known as Chemical Bank), Trustee (previously filed as an exhibit to the Annual Report on Form 10-K for the fiscal year ended January 31, 1993 of a predecessor company, Morgan Stanley Group Inc. (File no. 1-9085), and incorporated herein by reference).

4-jjjj
Second Supplemental Senior Indenture, dated as of April 15, 1996, to the Senior Indenture dated as of April 15, 1989 between Morgan Stanley and The Bank of New York Mellon, as successor to The Chase Manhattan Bank (formerly known as Chemical Bank), Trustee (previously filed as an exhibit to the Current Report on Form 8-K dated May 6, 1996 of a predecessor company, Morgan Stanley Group Inc. (File no. 1-9085), and incorporated herein by reference).

4-kkkk
Form of Third Supplemental Senior Indenture, dated as of June 1, 1997, to the Senior Indenture dated as of April 15, 1989 between Morgan Stanley and The Bank of New York Mellon, as successor to The Chase Manhattan Bank, Trustee (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-27919, and incorporated herein by reference).

4-llll
Indenture, dated as of February 24, 1993, between Morgan Stanley and The Bank of New York Mellon, as successor to The First National Bank of Chicago, as Trustee (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 33-57202, and incorporated herein by reference).

Exhibit Number	Description

4-mmmm
Amended and Restated Senior Indenture dated as of May 1, 1999 between Morgan Stanley and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan bank)), Trustee (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-75289, and incorporated herein by reference).

4-nnnn
Amended and Restated Subordinated Indenture dated as of May 1, 1999 between Morgan Stanley and The Bank of New York Mellon (as successor to J.P. Morgan Trust Company, National Association (as successor in interest to The First National Bank of Chicago)), Trustee (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form S-3, Registration No. 333-75289, and incorporated herein by reference).

5-a*	Opinion of Davis Polk & Wardwell.

5-b*	Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust III.

5-c*	Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust IV.

5-d*	Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust V.

5-e*	Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust VI.

5-f*	Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust VII.

5-g*	Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust VIII.

5-h*	Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust IX.

5-i*	Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust X.

5-j*	Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust XI.

5-k*	Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust XII.

5-l*	Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust XIII.

8*	Opinion of Davis Polk & Wardwell.

12-a
Computation of Consolidated Ratio of Earnings to Fixed Charges (previously filed as an exhibit to Morgan Stanley’s Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2008, and incorporated herein by reference).

12-b
Computation of Consolidated Ratio of Earnings to Fixed Charges and Preferred Stock Dividends (previously filed as an exhibit to Morgan Stanley’s Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2008, and incorporated herein by reference).

15*	Letter of Awareness from Deloitte & Touche LLP.

23-a*	Consent of Deloitte & Touche LLP.

23-b*	Consents of Davis Polk & Wardwell (included in Exhibits 5-a and 8).

23-c*	Consents of Richards, Layton & Finger, P.A. (included in Exhibits 5-b through 5-l).

Exhibit Number	Description

24*	Powers of Attorney for Morgan Stanley (included on the signature page hereto).

25-a*	Statement of Eligibility of The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)), Trustee under the Senior Indenture.

25-b*	Statement of Eligibility of The Bank of New York Mellon (as successor to J.P. Morgan Trust Company, National Association), Trustee under the Subordinated Indenture.

25-c*	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Junior Subordinated Indenture dated as of March 1, 1998.

25-d*	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Junior Subordinated Indenture dated as of October 1, 2004.

25-e*	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Junior Subordinated Indenture dated as of October 12, 2006.

25-f*	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust III.

25-g*	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust IV.

25-h*	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust V.

25-i*	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust VI.

25-j*	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust VII.

25-k*	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust VIII.

25-l*	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust IX.

25-m*	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust X.

25-n*	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust XI.

25-o*	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust XII.

25-p*	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust XIII.

25-q*	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust III.

Exhibit Number	Description

25-r*	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust IV.

25-s*	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust V.

25-t*	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust VI.

25-u*	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust VII.

25-v*	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust VIII.

25-w*	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust IX.

25-x*	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust X.

25-y*	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust XI.

25-z*	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust XII.

25-aa*	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust XIII.

25-bb*
Statement of Eligibility of The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), Trustee under the Amended and Restated Senior Indenture (1999).

25-cc*
Statement of Eligibility of The Bank of New York Mellon (as successor to J.P. Morgan Trust Company, National Association (as successor in interest to the First National Bank of Chicago)), Trustee under the Amended and Restated Subordinated Indenture (1999).

25-dd*	Statement of Eligibility of The Bank of New York Mellon (as successor to The First National Bank of Chicago), Trustee under the Indenture (1993).

25-ee*	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Series V Junior Subordinated Indenture.

25-ff*	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Series W Junior Subordinated Indenture.

25-gg*	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Series X Junior Subordinated Indenture.

25-hh*	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Series Y Junior Subordinated Indenture.

Exhibit Number	Description

25-ii*	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Series Z Junior Subordinated Indenture.

*	Filed herewith

Item 17. Undertakings

(1)  Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Morgan Stanley’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 15 of this Registration Statement, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(3)  Each of the undersigned Registrants hereby undertakes:

(a)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (3)(a)(i), (3)(a)(ii) and (3)(a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(b)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)        Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(e)  That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)        Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(4)  The undersigned Registrants (other than Morgan Stanley) hereby undertake to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Morgan Stanley certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, as of this 23rd day of December, 2008.

MORGAN STANLEY (Registrant)

By:	/s/ John J. Mack
John J. Mack
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Colm Kelleher, Paul C. Wirth, David Wong and Martin M. Cohen, each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement (any of which amendments may make such changes and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate) and to file the same, with all exhibits thereto, and any other documents that may be required in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of Morgan Stanley and in the capacities indicated as of this 23rd day of December, 2008.

Signature	Title

/s/ John J. Mack	Chairman of the Board and Chief Executive Officer
John J. Mack

/s/ Colm Kelleher	Executive Vice President and Chief Financial Officer
Colm Kelleher	(Principal Financial Officer)

/s/ Paul C. Wirth	Controller and Principal Accounting Officer
Paul C. Wirth

Signature	Title

/s/ Roy J. Bostock	Director
Roy J. Bostock

/s/ Erskine B. Bowles	Director
Erskine B. Bowles

/s/ Howard J. Davies	Director
Howard J. Davies

/s/ C. Robert Kidder	Director
C. Robert Kidder

/s/ Donald T. Nicolaisen	Director
Donald T. Nicolaisen

/s/ Charles H. Noski	Director
Charles H. Noski

/s/ Hutham S. Olayan	Director
Hutham S. Olayan

/s/ Charles E. Phillips, Jr.	Director
Charles E. Phillips, Jr.

/s/ O. Griffith Sexton	Director
O. Griffith Sexton

/s/ Laura D’Andrea Tyson	Director
Laura D’Andrea Tyson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Morgan Stanley Capital Trust III, Morgan Stanley Capital Trust IV, Morgan Stanley Capital Trust V, Morgan Stanley Capital Trust VI, Morgan Stanley Capital Trust VII, Morgan Stanley Capital Trust VIII, Morgan Stanley Capital Trust IX, Morgan Stanley Capital Trust X, Morgan Stanley Capital Trust XI, Morgan Stanley Capital Trust XII and Morgan Stanley Capital Trust XIII each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, as of this 23rd day of December, 2008.

MORGAN STANLEY CAPITAL TRUST III

By:	Morgan Stanley

By:		/s/ Daniel B. Park
	Name:	Daniel B. Park
	Title:	Assistant Treasurer

MORGAN STANLEY CAPITAL TRUST IV

By:	Morgan Stanley

By:		/s/ Daniel B. Park
	Name:	Daniel B. Park
	Title:	Assistant Treasurer

MORGAN STANLEY CAPITAL TRUST V

By:	Morgan Stanley

By:		/s/ Daniel B. Park
	Name:	Daniel B. Park
	Title:	Assistant Treasurer

MORGAN STANLEY CAPITAL TRUST VI

By:	Morgan Stanley
By:		/s/ Daniel B. Park
	Name:	Daniel B. Park
	Title:	Assistant Treasurer

MORGAN STANLEY CAPITAL TRUST VII

By:	Morgan Stanley
By:		/s/ Daniel B. Park
	Name:	Daniel B. Park
	Title:	Assistant Treasurer

MORGAN STANLEY CAPITAL TRUST VIII

By:	Morgan Stanley
By:		/s/ Daniel B. Park
	Name:	Daniel B. Park
	Title:	Assistant Treasurer

MORGAN STANLEY CAPITAL TRUST IX

By:	Morgan Stanley
By:		/s/ Daniel B. Park
	Name:	Daniel B. Park
	Title:	Assistant Treasurer

MORGAN STANLEY CAPITAL TRUST X

By:	Morgan Stanley
By:		/s/ Daniel B. Park
	Name:	Daniel B. Park
	Title:	Assistant Treasurer

MORGAN STANLEY CAPITAL TRUST XI

By:	Morgan Stanley
By:		/s/ Daniel B. Park
	Name:	Daniel B. Park
	Title:	Assistant Treasurer

MORGAN STANLEY CAPITAL TRUST XII

By:	Morgan Stanley

By:		/s/ Daniel B. Park
	Name:	Daniel B. Park
	Title:	Assistant Treasurer

MORGAN STANLEY CAPITAL TRUST XIII

By:	Morgan Stanley

By:		/s/ Daniel B. Park
	Name:	Daniel B. Park
	Title:	Assistant Treasurer

EXHIBIT INDEX

Exhibit Number	Description

1-a	Form of Underwriting Agreement for Debt Securities, Warrants, Purchase Contracts and Units.

1-b	Form of Underwriting Agreement for Preferred Stock, Depositary Shares and Common Stock.

1-c	Form of Underwriting Agreement for Capital Securities.

1-d	Form of U.S. Distribution Agreement.

1-e	Form of Euro Distribution Agreement.

1-f	Form of DirectSecurities Distribution Agreement.

4-j	Form of Floating Rate Senior Note.

4-k	Form of Fixed Rate Senior Note.

4-l	Form of Senior Variable Rate Renewable Note.

4-m	Form of Floating Rate Subordinated Note.

4-n	Form of Fixed Rate Subordinated Note.

4-o	Form of Subordinated Variable Rate Renewable Note.

4-p	Form of Fixed Rate Amortizing Senior Note.

4-q	Form of Floating/Fixed Rate Senior Note.

4-r	Form of Temporary Global Floating Rate Senior Bearer Note.

4-s	Form of Permanent Global Floating Rate Senior Bearer Note.

4-t	Form of Definitive Floating Rate Senior Bearer Note.

4-u	Form of Temporary Global Fixed Rate Senior Bearer Note.

4-v	Form of Permanent Global Fixed Rate Senior Bearer Note.

4-w	Form of Definitive Fixed Rate Senior Bearer Note.

4-x	Form of Euro Fixed Rate Senior Registered Note.

4-y	Form of Euro Floating Rate Senior Registered Note.

4-z	Form of Euro Fixed Rate Subordinated Registered Note.

4-aa	Form of Euro Senior Registered Floating Rate Renewable Note.

Exhibit Number	Description

4-bb	Form of DirectSecurities Fixed Rate Note.

4-nn	Form of Cash-Settled Indenture Pre-paid Purchase Contract.

4-oo	Form of Physically-Settled Indenture Pre-paid Purchase Contract.

4-pp	Form of Physically-Settled Pre-paid Purchase Contract relating to the Unit Agreement.

4-bbb	Certificate of Trust of Morgan Stanley Capital Trust XI.

4-ccc	Certificate of Trust of Morgan Stanley Capital Trust XII.

4-ddd	Certificate of Trust of Morgan Stanley Capital Trust XIII.

4-mmm	Trust Agreement of Morgan Stanley Capital Trust XI.

4-nnn	Trust Agreement of Morgan Stanley Capital Trust XII.

4-ooo	Trust Agreement of Morgan Stanley Capital Trust XIII.

4-qqq
Junior Subordinated Indenture dated as of March 1, 1998 between Morgan Stanley and The Bank of New York Mellon (formerly known as The Bank of New York), Trustee, to be used in connection with the issuance of the applicable series of Junior Subordinated Debentures and the Capital Securities.

4-ttt
Form of Series V Junior Subordinated Indenture between Morgan Stanley and The Bank of New York Mellon, Trustee, to be used in connection with the issuance of the applicable series of Junior Subordinated Debentures and the Capital Securities.

4-uuu
Form of Series W Junior Subordinated Indenture between Morgan Stanley and The Bank of New York Mellon, Trustee, to be used in connection with the issuance of the applicable series of Junior Subordinated Debentures and the Capital Securities.

4-vvv
Form of Series X Junior Subordinated Indenture between Morgan Stanley and The Bank of New York Mellon, Trustee, to be used in connection with the issuance of the applicable series of Junior Subordinated Debentures and the Capital Securities.

4-www
Form of Series Y Junior Subordinated Indenture between Morgan Stanley and The Bank of New York Mellon, Trustee, to be used in connection with the issuance of the applicable series of Junior Subordinated Debentures and the Capital Securities.

4-xxx
Form of Series Z Junior Subordinated Indenture between Morgan Stanley and The Bank of New York Mellon, Trustee, to be used in connection with the issuance of the applicable series of Junior Subordinated Debentures and the Capital Securities.

5-a	Opinion of Davis Polk & Wardwell.

5-b	Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust III.

5-c	Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust IV.

5-d	Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust V.

Exhibit Number	Description

5-e	Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust VI.

5-f	Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust VII.

5-g	Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust VIII.

5-h	Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust IX.

5-i	Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust X.

5-j	Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust XI.

5-k	Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust XII.

5-l	Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust XIII.

8	Opinion of Davis Polk & Wardwell

15	Letter of Awareness from Deloitte & Touche LLP.

23-a	Consent of Deloitte & Touche LLP.

23-b	Consents of Davis Polk & Wardwell (included in Exhibits 5-a and 8).

23-c	Consents of Richards, Layton & Finger, P.A. (included in Exhibits 5-b through 5-f).

24	Powers of Attorney for Morgan Stanley (included on the signature page to the Registration Statement).

25-a	Statement of Eligibility of The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)), Trustee under the Senior Indenture.

25-b	Statement of Eligibility of The Bank of New York Mellon (as successor to J.P. Morgan Trust Company, National Association), Trustee under the Subordinated Indenture.

25-c	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Junior Subordinated Indenture dated as of March 1, 1998.

25-d	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Junior Subordinated Indenture dated as of October 1, 2004.

25-e	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Junior Subordinated Indenture dated as of October 12, 2006.

25-f	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust III.

25-g	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust IV.

25-h	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust V.

Exhibit Number	Description

25-i	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust VI.

25-j	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust VII.

25-k	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust VIII.

25-l	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust IX.

25-m	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust X.

25-n	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust XI.

25-o	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust XII.

25-p	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust XIII.

25-q	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust III.

25-r	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust IV.

25-s	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust V.

25-t	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust VI.

25-u	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust VII.

25-v	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust VIII.

25-w	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust IX.

25-x	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust X.

25-y	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust XI.

Exhibit Number	Description

25-z	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust XII.

25-aa	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust XIII.

25-bb
Statement of Eligibility of The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), Trustee under the Amended and Restated Senior Indenture (1999).

25-cc
Statement of Eligibility of The Bank of New York Mellon (as successor to J.P. Morgan Trust Company, National Association (as successor in interest to the First National Bank of Chicago)), Trustee under the Amended and Restated Subordinated Indenture (1999).

25-dd	Statement of Eligibility of The Bank of New York Mellon (as successor to The First National Bank of Chicago), Trustee under the Indenture (1993).

25-ee	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Series V Junior Subordinated Indenture.

25-ff	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Series W Junior Subordinated Indenture.

25-gg	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Series X Junior Subordinated Indenture.

25-hh	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Series Y Junior Subordinated Indenture.

25-ii	Statement of Eligibility of The Bank of New York Mellon, Trustee under the Series Z Junior Subordinated Indenture.